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Exhibit 10.75

MASTER AGREEMENT
AT&T MA Reference No.
Cover Page

CUSTOMER ("Customer")	AT&T
Worldspan, L.P.	AT&T Corp.
CUSTOMER Address	AT&T Address
300 Galleria Parkway, NW Atlanta, GA 30339	55 Corporate Drive Bridgewater, NJ 08807
CUSTOMER Contact	AT&T Contact
Name: Kelly Higgins Title: Dir. Worldwide e-Commerce and Communications Infrastructure Telephone: 770-563-4526 Fax: 770-563-7016 Email: Kelly.Higgins@worldspan.com	Master Agreement Support Team Email: mast@att.com
CUSTOMER Billing Address

        This Agreement consists of this Cover Page, the attached General Terms and Conditions, and all Attachments, Exhibits and Appendices that are appended hereto on the Effective Date and that may be added by the parties by written amendment, and all service Attachments (including their Cover Pages) appended hereto or subsequently signed by the parties. In the event of conflict between the General Terms and Conditions, any Attachment and any Service Guide or Acceptable Use Policy incorporated or referenced in an Attachment, the Attachment (not including any documents incorporated by reference) shall take precedence, followed by the General Terms and Conditions (not including any documents incorporated by reference) and then the Service Guide or Acceptable Use Policy, where applicable.

        This Agreement shall become effective when signed by both parties and shall continue in effect for so long as any Service Order Attachment remains in effect under the Agreement, unless otherwise terminated in accordance with its provisions. The term of each Attachment shall commence as stated in the Attachment and shall end the earlier of (a) the expiration date set forth in each such Attachment or (b) the expiration or earlier termination of the Agreement Term. As of the Effective Date, this Agreement shall supercede in their entirety (without Customer liability for any termination or discontinuance charges, however designated) the following contracts executed by the parties prior to the Effective Date for services like those provided under this Agreement: the agreement between AT&T Corp. and WORLDSPAN, L.P. for AT&T InterSpan® Data Communications Services Dated February 1, 1996, as amended; the Managed Internet Services Agreement dated April 2001; the Master Agreement dated September 28, 2000; and the MIS SOA dated February 2003.

AGREED:		AGREED:
Worldspan, L.P.		AT&T Corp.
By:	/s/ RAKESH GANGWAL (Authorized Signature)	By:	/s/ FRANCES M. MIKULIC (Authorized Signature)
Rakesh Gangwal (Typed or Printed Name)		Frances M. Mikulic (Typed or Printed Name)
Chairman, President and CEO (Title)		District Manager (Title)
March 18, 2004 (Date)		March 18, 2004 (Date)

GENERAL TERMS AND CONDITIONS

End of Cover Page to the Master Agreement

ii

GENERAL TERMS AND CONDITIONS

        The following general terms and conditions shall apply to the provision and use Services provided pursuant to the Attachments.

1.0
DEFINITIONS; PROVISION OF SERVICES

1.1
Definitions
1.1.a
"Acceptable Use Policy" means the AT&T policy regarding use of Internet Services that is aailable to Customer at http://www.ipservices.att.com/policy.cfm or at such other address as AT&T may specify by posting or email notice.
1.1.b	"Additional Service" means a telecommunications service or capability or related service that is not being provided under this Agreement and is not a Service Upgrade.
1.1.c	"Affiliate" of a party means any entity that Controls, is Controlled by or is under common Control with such party.
1.1.d	"AT&T" means AT&T Corp. and any of its Affiliates that are providing one or more Services to Customer under this Agreement.
1.1.e
"AT&T Account Team" is the group of AT&T Personnel whose functions or job assignments relate substantially to providing sales and relationship management support, and facilitating implementation, for Customer.
1.1.f	"AT&T Personnel" means personnel employed by AT&T.
1.1.g	"AT&T Software" means all Software other than Third-Party Software.
1.1.h	"Attachment" means any service-specific attachment appended to this Agreement and made a part hereof. As of the Effective Date, the Attachments are as follows:
Voice/Data Services (OneNet)
Asynchronous Transfer Mode (ATM) Services
Managed Internet Services (MIS)
AT&T Ultravailable Business Continuity Solution Services
DSL Services
AT&T Global Services Canada Custom Attachment for Enhanced VPN
AT&T Virtual Tunneling Services
AT&T Local Services
1.1.i	"Business Day" means Monday through Friday, excluding holidays (as determined by local law or custom) in the country where the applicable transaction or occurrence takes place.
1.1.j	"Change" shall have the meaning set forth in Section 1.3(a) (Orders for Service and Changes).
1.1.k	"Composite Report" shall have the meaning set forth in Section 2.1(c) (Charges and Billing).
1.1.l	"Confidential Information" shall have the meaning set forth in Section 4.1 (Scope of Confidential Information).

1.1.m
"Content" means information made available (including by means of an HTML "hot link", a third party posting or similar means), displayed or transmitted by Customer or a User in connection with a Service, including all trademarks, service marks and domain names contained therein, Customer and user data, and the contents of any bulletin boards or chat forums and, all updates, upgrades, modifications and other versions of any of the foregoing.
1.1.n
"Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities or by contract.
1.1.o	"Covered Service Component" shall have the meaning set forth in Section 1.4(a) (Acceptance Testing).
1.1.p	"Customer" means Worldspan, LP..
1.1.q	"Damages" means, collectively, all injury, damage, liability, loss, penalty, interest and expense actually incurred.
1.1.r
"Delay" means a delay in the implementation, completion, delivery, addition, deletion, move, or modification of any Service or Service Component beyond the deadline agreed to by the parties in connection with the relevant order. If the parties agree to extend a deadline, a "Delay" shall occur only if the extended deadline is not met. "Delay" includes delays caused by the unavailability of AT&T installation personnel.
1.1.s
"Discount Tiers" means the levels of Customer payments or commitments that trigger predefined changes in Rates and Charges, regardless of the form of such changes (e.g., discounts, credits, waivers, etc.).
1.1.t
"Documentation" means operational and technical bulletins and reports, location and routing drawings of the Services, and other printed or electronically maintained materials in AT&T's possession or reasonably available to AT&T but not to Customer and that are (i) normally made available by AT&T, free of charge, to customers of its services similar to the Services (such as reference manuals and guides) or (ii) reasonably necessary for Customer's use of the Services.
1.1.u	"Effective Date" means the first date on which an authorized representative of both parties has signed this Master Agreement. The Effective Date of each Attachment is as stated in that Attachment.
1.1.v	"Exhibit" means any exhibit appended to these General Terms and Conditions and made a part hereof. As of the Effective Date, the Exhibits are as follows:
Exhibit ND Non-Disclosure Agreement for Third Parties
Exhibit UA Unaffiliated Agency Program
1.1.w	"General Terms and Conditions" or "GTCs" means these General Terms and Conditions of the Master Agreement.
1.1.x	"Installation Site" means a location for which Customer orders a Service or Service Component.
1.1.y
"Interruption" means the failure of a Service or Service Component to meet any applicable Performance Specification. Interruptions include degradation of performance so that an applicable Performance Specification is not met, and are not limited to total outage of the affected Service or Service Component.

1.1.z	"Key AT&T Personnel" is the group of AT&T Personnel described in Section 1.7(c)(i).
1.1.aa	"Marks" means each party's trade names, logos, trademarks, service marks or the like.
1.1.bb	"Master Agreement" means the Cover Page to the General Terms and Conditions and these General Terms and Conditions.
1.1.cc	"Minimum Revenue Commitment", and "MRC," shall have the meaning set forth in any Attachment establishing any agreed minimum revenue commitment under this Agreement.
1.1.dd
"Normal Business Hours" at an Installation Site means Monday through Friday, 8:00 a.m. to 5:00 p.m. within the applicable country, unless otherwise agreed by the parties in writing on a location or Installation Site specific basis.
1.1.ee	"Performance Specifications" means the applicable performance requirements for a Service set forth in or referenced in the applicable Attachment or Service Guide.
1.1.ff
"PTO" means a licensed public telecommunications operator (including a local exchange carrier) that is not AT&T or an Affiliate of AT&T, whether or not the government in the geographic area in which such entity provides services by other non-governmental interests or controls such operator.
1.1.gg
"Rates and Charges" means the rates, charges, fees, waivers of any of the foregoing, discounts and credits for a Service, as modified from time to time as permitted under or required by this Agreement.
1.1.hh	"Regulatory Authority" means the Federal Communications Commission and any other government authority with jurisdiction over AT&T's provision of a Service to Customer under this Agreement.
1.1.ii	"Service" means a service or equipment provided to Customer, or provided to Customer and used or accessed by a User, under the applicable Attachment to this Agreement.
1.1.jj	"Service Component" means each unit of Service provided by AT&T at or to an Installation Site or via remote access.
1.1.kk
"Service Guide" means (i) the non-tariffed internet posting or other document(s) published for public reference or a similar filing with a Regulatory Authority establishing rates, terms or conditions under which AT&T provides services; or (ii) the AT&T Business Service Guides found at the following URLs: http://www.serviceguide.att.com/abs and http:www.att.com/abs/serviceguide.
1.1.ll
"Service Upgrade" means any revision, improvement, enhancement, modification or addition to a Service or Service Component (including increases in the functionality or improvements in performance) that is generally offered subsequent to the initial design of the Service by AT&T without additional charge to major commercial customers of the affected Service, or that is implemented by AT&T in its networks subsequent to the initial design of the Service. Service Upgrades do not include any modification or addition that is necessary to bring a Service into compliance with the applicable Performance Specifications.

1.1.mm	"Shortfall Amount" means the difference between the applicable Minimum Revenue Commitment and Customer's purchases of Services that count toward the Minimum Revenue Commitment.
1.1.nn
"Software" means all computer programs, software or other electronic materials and associated written and electronic documentation and data provided to Customer, its Affiliates or Users by or on behalf of AT&T for the purpose of using any Service. Software includes any computer program or software installed by AT&T or its subcontractors in any equipment or telecommunications system or equipment provided to the Customer hereunder, for which a use license is necessary to permit proper use of the equipment. Software does not include firmware or programs used by AT&T itself in performing the Services, as to which no use license is required to make use of the Services as provided by AT&T to the Customer.
1.1.oo	Section number reserved.
1.1.pp
"Tariff" means any filing that AT&T is required to make with a Regulatory Authority and that contains rates or other terms and conditions governing AT&T's provision of a Service under this Agreement. "Tariff" includes any such filing that contains applicable customer-specific provisions, e.g., a contract tariff. Where AT&T is not required to make a filing with the Regulatory Authority that contains the rates and other terms and conditions governing AT&T's provision of Services under this Agreement, any Tariff referenced in an Attachment shall be subject to the order of precedence as if such"tariff" were a Service Guide.
1.1.qq	"Third-Party Software" means Software that is not owned or licensed exclusively by AT&T or Customer.
1.1.rr
"Unaffiliated Agency" means an airline and airline affiliate to whom Customer provides reservation or related services and any other entity to which Customer provides reservation or related services provided that such entity is (a) not controlled by, or under common control with, Customer and (b) designated by Customer in writing to receive certain services from AT&T as set forth in Exhibit UA (Unaffiliated Agency Program). For avoidance of doubt, Unaffiliated Agencies shall not be considered Users to the extent that they are procuring service through another agreement.
1.1.ss
"User" means any one who uses or accesses any Services purchased by Customer under this Agreement. "User" shall not include any unauthorized party who, either in violation of law or as a hacker, accesses any Service without the express or implied consent or permission of Customer after Customer has implemented commercially reasonable safeguards to prevent such unauthorized access; provided that, as soon as Customer becomes aware of (or reasonably should have known of) such unauthorized access, Customer implements (or implemented) security measures to prevent such unauthorized access and provides (or provided) notice and documentation of same to AT&T. AT&T shall cooperate with Customer in implementing such security measures.

  The terms defined in this Article include the plural as well as the singular. Unless otherwise expressly stated, the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision. Article, Section, Subsection and Attachment references refer to articles, sections, subsections and attachments to this Agreement. The words "include" and "including" shall not be construed as terms of limitation. The word "or" shall mean "and/or" unless the context requires otherwise. The words "day," "month," and "year" mean, respectively, calendar day, calendar month and calendar year, and the words "writing" or "written" mean preserved or presented in retrievable or reproducible written form, whether electronic or hard copy, unless otherwise stated.

  1.2
  Agreement to Provide
1.2.a
Subject to the terms and conditions of this Agreement and in consideration of the payments described or referenced in each Attachment, AT&T shall provide the Services described in the Attachments to Customer in a workmanlike manner and in accordance with the terms of this Agreement, including the applicable Performance Specifications and service descriptions. AT&T shall be responsible for the performance of all of its obligations under this Agreement, including those that it performs through its Affiliates or subcontractors.
1.2.b	Provision of Services to Users and Unaffiliated Agencies.
1.2.b.(i)	Unless otherwise prohibited under an Attachment, Customer may resell or share Services that are telecommunications services within the meaning of the Communications Act of 1934, as amended.
1.2.b.(ii)
Customer may continue to designate existing Sub-Account Users (who have previously been allowed by Customer and AT&T to deal directly with AT&T in their capacity as Customer's Users as indicated below) or any mutually agreed number of additional Sub-Account Users (collectively the "Sub-Account Users") who will execute a Sub-Account Designation and Consent Form and be permitted to deal directly with AT&T in the ordering, maintenance, and management of Services, and who will also be entitled (at Customer's discretion) to receive a bill directly from AT&T for the Services they use and to deal directly with AT&T on billing matters. Customer shall remain AT&T's sole customer of record for Services delivered to the Sub-Account Users and shall be financially responsible for the Sub-Account Users' use of Services, provided that AT&T shall not bill Customer for Services AT&T furnishes to a Sub-Account User until after AT&T has used reasonable efforts to obtain payment from such Sub-Account User for at least two billing cycles. Sub-Account Users shall not be deemed third-party beneficiaries under this Agreement.
1.2.b.(iii)
Customer will bear no liability or financial responsibility for acts or omissions (including use of the services) by any Unaffiliated Agency purchasing services separately from AT&T unrelated to this Agreement.
1.2.b.(iv)
Services provided to Users and Sub-Account Users shall be treated as if they had been provided to Customer. In addition, all Services provided to Users shall be used to compute the satisfaction of applicable purchase requirements under this Agreement.
1.2.c
If Customer acquires or merges with an entity taking service from AT&T, AT&T shall consent to the assignment of the merged or acquired entity's agreement to Customer if Customer requests assignment and AT&T's consent is required by the acquired entity's agreement with AT&T. At Customer's request, the parties shall negotiate in good faith the terms on which Customer may terminate the acquired agreement. It is the desire and expectation of the parties that such termination ordinarily be permitted without actual payment of termination charges, subject to Customer's agreement to (i) pay any undisputed outstanding balance due AT&T for services provided to the merged or acquired entity; (ii) add any commitments remaining in the terminated agreement to the Minimum Revenue Commitment under this Agreement; and (iii) mitigate any significant cost to AT&T resulting from such termination, including the inability to recover material up-front credits given or charges waived (other than waivers of installation charges for Service Components remaining in place during any applicable minimum in-service period) in return for higher prices, but excluding higher costs or lower margins resulting from any reduction in rates or improvement in terms resulting from the replacement of the terminated agreement with this Agreement. If the parties' Project Managers are unable to agree on the terms on which such termination will be permitted, the issue will be escalated for resolution pursuant to Article 7(Dispute Resolution Process).

1.2.d
AT&T shall not prohibit The Service Components provided pursuant to this Agreement from being connected or interconnected by Customer to other services provided by AT&T or to any services provided by Customer itself or by any other vendor, so long as they are electrically compatible and comply with all applicable rules and regulations of the Regulatory Authorities.

1.2.e
At Customer's request, AT&T will connect or interconnect the Service Components provided pursuant to this Agreement to other services provided by AT&T or to any services provided by Customer itself or by any other vendor, so long as they are electrically compatible, comply with all applicable rules and regulations of the Regulatory Authorities, and AT&T has any necessary interconnection arrangements with any involved third party vendor.
1.3	Orders for Service and Changes
1.3.a
Subject to the requirements of each Attachment, Customer may at any time add, delete, relocate or modify Services or Service Components (in each case a "Change"). The Parties shall execute accurate and complete Change orders in accordance with the requirements of this Agreement. Consistent with the current practices between the parties, Customer may, at its option, submit orders to AT&T electronically through an interface with AT&T's ordering system or in hard copy to the appropriate AT&T Personnel.
1.3.b
The parties agree that this Agreement may be amended only as permitted by Section 16.1 (Modification, Amendment, or Waiver) and that any order forms that are not set forth in an Attachment to this Agreement, or appended thereto by separate written agreement signed by both parties, will not operate to amend, waive, supplement or supersede any portion of this Agreement.
1.3.c
When the parties agree that requested Changes constitute a project requiring unique treatment, the parties shall jointly develop an implementation plan for that project. Except as excused under Article 8.0 (Force Majeure), the parties shall comply with the schedule and other requirements set forth in the agreed-upon implementation plan, as well as with all applicable provisions of this Agreement.
1.3.d
AT&T shall undertake any Changes in a manner designed to minimize Customer's or its Affiliates' and Users' involuntary involvement in routine aspects of the project and any disruption to their normal business operations. Such efforts shall include coordinating any activity likely to have a disruptive effect so that Customer or its Affiliates may take steps to avoid or minimize the impact of such activity on their business operations.
1.3.e
In the case of a Service Component that is to replace a line, circuit or service provided to Customer by AT&T or another vendor, AT&T shall not, without Customer's prior written consent, remove or ask the other vendor to remove, the old service until earliest of: (i) when the replacement has been installed and accepted as provided in Section 1.4 (Acceptance Testing); (ii) when it is necessary to remove the old service in order to provision the replacement Service Component; or (iii) on the due date of Customer's order to disconnect the old service.

1.3.f
The installation due date for any Change other than the deletion of a Service Component (which is addressed in Subsection (g) below) shall be no later than the date agreed to by the parties in connection with the order. Installation intervals (if any) shall be as set forth in an applicable Attachment or, where no intervals are set forth in an Attachment, as agreed by the parties. Installation intervals shall start on the day on which AT&T enters Customer's order or Customer places its order directly into AT&T's ordering system and that system assigns a confirmation number to the order. In the case of orders placed directly by Customer, this shall occur no later than the Business Day after Customer places the order into AT&T's ordering system, unless AT&T notifies Customer within two (2) Business Days after placement of the order that AT&T lacks information necessary to provision the applicable Service. In the case of orders placed through the AT&T Account Team for Services within the United States, this shall occur no later than the second (2nd Business Day after Customer places the order with AT&T, unless AT&T notifies Customer within two (2) Business Days after placement of the order that AT&T lacks information necessary to provision the applicable Service. In the case of Services provided outside the United States, such period shall be extended to the extent necessary for AT&T to address issues raised by a PTO, provided, however, that, if such period extends beyond thirty (30) days after placement of the order, AT&T shall explain to Customer why it was unable to confirm the accuracy and completeness of the order within such thirty (30) days notwithstanding AT&T's commercially reasonable efforts (which shall include proactive monitoring and escalation efforts of the order request with the PTO) and AT&T will cooperate with Customer to help facilitate Customer's resolving the issues raised by the PTO. If AT&T was not aware of an inaccuracy or omission in an order prior to its entry into the ordering system, AT&T shall notify Customer of the deficiency as soon as reasonably practicable after placement of the order and shall specify the reasons for its conclusion. The installation interval for Service within the United States shall begin no later than two (2) Business Days after Customer cures the deficiency identified by AT&T. An installation is complete when Customer accepts or is deemed to have accepted the newly installed Service Component in accordance with Section 1.4 (Acceptance Testing) or, in the case of Service Components that are not Covered Service Components, when the Service Component has been made available for Customer's use in the ordinary course of Customer's business.
1.3.g
AT&T shall cease charging Customer for a deleted Service Component as soon as reasonably practicable after the deletion date requested by Customer in writing, and in no event later than thirty (30) days after AT&T receives the order to delete the Service Component, provided that if Customer requests more than five (5) Service Component discontinuances in a single day the discontinuance shall be a special project (which shall be performed in accordance with a written special project plan agreed upon by the parties) and the thirty day limit shall not apply. Customer shall not incur charges for a Service Component after its deletion date, regardless of whether or not it has been physically removed.
1.4	Acceptance Testing

1.4.a
The provisions of this Section 1.4 shall apply solely to dedicated Services (e.g., private leased lines used for things such as Internet access, local access or interoffice IXC channels), Frame Relay Services, ATM Services, and other Services providing virtual circuits (e.g., IP VPN Services) (collectively, "Covered Services Components"). Upon the installation, repair or restoration of a Covered Service Component, AT&T shall conduct appropriate tests to establish that it performs in accordance with the applicable Performance Specifications or with any other appropriate testing standards set forth in an Attachment or otherwise agreed by the parties. If requested by Customer, the test results shall promptly be provided to Customer in writing in a form and manner to be mutually agreed upon.
1.4.b
If the parties agree that AT&T has advised Customer in error that a newly-installed, repaired or restored Covered Service Component performs in accordance with the applicable testing standards under Subsection (a) above, and Customer has informed AT&T of AT&T's error within the acceptance period described below, AT&T shall apply a credit for such Service Component equal to the charges incurred since the initial installation or the commencement of the Interruption (as applicable). Unless otherwise stated in an Attachment, the acceptance period under this Subsection shall be five (5) Business Days after AT&T informs Customer of its positive test results in the case of an installation and twelve (12) Normal Business Hours in the case of a restoration or repair.
1.5	Ongoing Cooperation
1.5.a
Generally. AT&T shall cooperate in planning and implementing the Services in an efficient and cost-effective manner. Such cooperation shall include AT&T's prompt provision to Customer of information that Customer may reasonably require to carry out its responsibilities hereunder, and reasonable cooperation with third party vendors of products and services to Customer.
	1.5.b	Procedures Manual.
1.5.b.(i)
The parties shall cooperate in the development of a methods and procedures manual (including relevant material from the Exhibits) that addresses service orders, scheduling, AT&T and customer communication and coordination, procedures for consultation and prioritization of repairs in case of troubles at multiple locations, inquiries concerning the status of reported troubles, delays in installation, performance failures, training, billing, dispute resolution and escalation and similar matters relating to the administration of this Agreement. The manual shall include addresses and telephone numbers of the Customer and AT&T personnel responsible for provision and management of the Services and of an AT&T contact at the support center responsible for each Customer or User location. The manual shall also identify those persons designated by Customer as authorized to place or authorize orders under this Agreement.

1.5.b.(ii)
AT&T, with Customer's reasonable cooperation and assistance, shall draft the manual, and shall update it as necessary. No part of or amendment to the manual shall amend, waive or supersede any portion of this Agreement. AT&T shall distribute a copy of the manual and all updates thereto to one Customer employee designated by Customer (and Customer may prepare and distribute further copies in accordance with Section 4 Confidential Information) and to the AT&T Account Team. The manual and all modifications thereto shall be subject to Customer's review and prior written approval, and shall constitute Confidential Information of both Customer and AT&T.
1.5.c
Documentation. AT&T shall provide Customer, at no additional charge, with a reasonable number (in relation to the number of Customer personnel administering use of the Services) of copies of all Documentation, including revisions and updates as and when they become available. The Documentation for any Service shall provide the information reasonably required by Customer to use the Service and shall be of a completeness and quality consistent with industry custom. Customer may copy the Documentation or any part thereof for operational, back-up and archival purposes, but shall not make or permit anyone else to make copies thereof for any other purpose.
1.5.d
Reports. AT&T will provide a monthly report listing all orders for Services placed with AT&T Customer Care Center in the preceding month and a monthly report listing Contract Year-to-date purchases of Minimum Revenue Commitment- eligible Services against the applicable Minimum Revenue Commitment. Within ninety (90) days after the Effective Date, the parties shall meet to determine the kinds and frequency of other reports that AT&T will provide to Customer, which in any case shall be no less robust than those currently being provided to Customer.
1.5.e
Periodic Meetings. The parties will meet at times and locations agreed by the parties, but no less often than weekly during the initial implementation of the Services following the Effective Date and no less often than monthly after the implementation is complete. At these meetings, the parties will discuss operational activities, service quality and performance metrics, new technologies, best practice sharing, and contract performance issues. Each party shall be responsible for the travel, accommodation and related expenses of its personnel attending such meetings.
1.5.f
Procurement by AT&T on Behalf of Customer. Where Customer authorizes AT&T to procure services from PTOs that are required for Customer to use the Services provided by AT&T (for example, where AT&T is not licensed to provide a particular service like local access within the country), and AT&T agrees to undertake such functions as Customer's agent, Customer shall execute any letters of agency necessary for that purpose. AT&T shall prepare such letters of agency in a form that is acceptable to both parties and specific as to scope and expiration date based on the proposed procurement activity. AT&T shall send all letters of agency or similar documents to Customer's Director-Worldwide Technology Planning and Implementation at the address specified by Customer for approval and execution. Customer may change the designated positions for receipt of such documents and provide AT&T with an address to which to send such documents by written notice to AT&T's CBM. Customer shall retain the right and authority to act as principal with respect to any such procurement. Unless otherwise agreed to by Customer in writing, any procurement agreement entered into by AT&T on Customer's behalf pursuant to this Section shall not extend beyond the end of the term of the Attachment to which such procurement pertains.

	1.5.g	Equipment Compatibility.
1.5.g.(i)
Subject to this Section, AT&T shall not be responsible for the compatibility of Customer's equipment with the Services except to the extent expressly set forth in an Attachment to the contrary. Upon Customer's reasonable request AT&T shall consult with Customer concerning the compatibility of Services with Customer equipment including, in the case of equipment that Customer or an Affiliate proposes to acquire, informing Customer of the effects (if any) of the use of such equipment and associated software on the quality, operating characteristics and efficiency of Services, and the effects (if any) of Services on the operating characteristics and efficiency of such equipment and related software to the extent such information is reasonably known to AT&T's CBM or other Key AT&T Personnel after diligent inquiry, provided, however, that AT&T makes no warranty with respect to such compatibility or effects. Notwithstanding any provision in this Agreement to the contrary, if AT&T alters its network transport service parameters or specifications in a manner that renders Customer equipment that was compatible/interoperable with a Service prior to such alteration incompatible/non-interoperable with that Service, Customer may terminate all or any portion of the affected Services without incurring any liability upon written notice to AT&T. Upon such termination, the purchase requirements (if any) shall be adjusted to reflect the reduction in Customer's or its Users' spending under the Agreement.
1.5.g.(ii)
AT&T agrees (1) to provide Service interface specifications reasonably requested by Customer; (2) not to condition use of any Service upon payment by Customer of any fee or charge (whether styled as a patent or copyright royalty, a license fee, an interconnection charge, or otherwise) except as expressly stated in the Attachment for such Service; and (3) not to claim that any Customer equipment is incompatible with Services that are subject to Part 68 of the Federal Communications Commission's Rules if (A) as to electrical and physical requirements, such equipment complies with Part 68 of the Federal Communications Commission's Rules, where such rules are applicable, and (B) as to signal specifications, such equipment meets the applicable interface specifications set forth in applicable AT&T technical publications or specifications.
1.5.h
Disaster Recovery. AT&T shall cooperate reasonably with Customer in the development, testing and execution of Customer's contingency and disaster recovery plans and in the testing of equipment, services and facilities to be used in the event of a disaster affecting Customer's operations.
1.5.i
Training. At Customer's request, AT&T shall, for no additional charge, provide appropriate training and develop appropriate training materials concerning new Services (and any material modifications and additions to Services as they may be introduced) for Customer's personnel responsible for (1) administering or ordering such Services, and (2) reporting troubles with a Service, to the extent such training is reasonably necessary for such purposes. Where such training needs to be conducted in person to be effective, AT&T shall provide such training session at commercially reasonable, mutually agreed location. The parties shall agree upon the time and specific location for each such session.
1.6	Service Failures

1.6.a
Response Time. AT&T shall immediately commence and continuously and diligently work to repair any Service purchased hereunder promptly upon its surrender for repair. AT&T shall use commercially reasonable efforts to obtain from local exchange carriers prompt repair and restoration of access service necessary to the provision of the Service.
1.6.b
Restoration Priorities. If more than one (1) Service Component is surrendered for repair contemporaneously, AT&T shall communicate to Customer its plans for corrective action, and, where practicable based upon the type of Service Component, shall establish priorities for restoration of such Service Components after consultation with (and subject to change at the direction of) Customer. AT&T shall, were practicable based on the type of Service Component, make reasonable efforts to honor Customer's designation of priorities for purposes of restoration, provided that any restoration of Services shall be subject to and in accordance with all applicable rules and regulations of a relevant Regulatory Authority and the standards set forth in this Agreement.
1.7	Staffing and Personnel
1.7.a
Qualifications of AT&T Personnel. AT&T shall ensure that an adequate number of qualified personnel, familiar with Customer's operations and use of telecommunications services, are available to support Customer's use of the Services in accordance with the terms of this Agreement. Such personnel shall be qualified with suitable training, education, experience, competence and skill to ensure that the Services and all support functions are provided in a workmanlike manner.
	1.7.b	Project Managers.
1.7.b.(i)
No later than thirty (30) days after the Effective Date, AT&T shall appoint a Customer Business Manager ("CBM") with sufficient experience, expertise, and familiarity with Customer's operations and use of telecommunications services, to act as the primary liaison between the parties and to assume overall responsibility for the party's performance under this Agreement. AT&T's CBM shall be dedicated exclusively to Customer's account and shall be principally located at a Customer-designated Installation Site. Customer's Project Manager shall be its Director-Worldwide Technology Planning and Implementation for contractual issues and its Director-Worldwide e-Commerce and Communications Infrastructure for operational issues. Customer may change the designated positions for Project Manager by informing AT&T's CBM in writing of such changes. The CBM and each Customer Project Manager shall have direct access to the officers or other key decision-makers in his or her respective organization.

1.7.b.(ii)
Subject to and in conformity with this Agreement and all applicable laws, AT&T's CBM shall, either directly or through his or her designee(s), (1) be authorized to escalate issues concerning maintenance response times, priorities for the restoration of Service Components suffering an Interruption and other performance standards or Performance Specifications by which the Service Components and service capabilities shall be measured and managed; (2) meet regularly with designated Customer representatives to review AT&T's performance (including reviewing AT&T's performance statistics and reconciling Customer's and AT&T's records relating to AT&T's performance and the Performance Specifications), coordinate the provisioning of the Service, discuss changes in the pricing thereof, and discuss Customer's future service requirements; (3) ensure that AT&T Personnel are available as needed and are adequate in number and quality and are provided the tools, training and support necessary for their work; and (4) supervise AT&T Personnel and ensure that they provide Service Components and service capabilities in accordance with this Agreement.
1.7.c	Key AT&T Personnel.
1.7.c.(i)
The AT&T CBM and any other members of the AT&T Account Team who are principally assigned to Customer (fifty percent (50%) or more of his or her work hours) shall be considered "Key AT&T Personnel." The parties may agree to designate other AT&T personnel temporarily devoting fifty percent (50%) or more of his or her work hours to Customer in connection with the implementation of a new Service or a project and such personnel shall be considered "AT&T Implementation Personnel".
1.7.c.(ii)
If any AT&T Account Team members are reassigned during the term of this Agreement, AT&T shall provide Customer with thirty (30) days' advance notice of such reassignment (which notice may be provided verbally or by e-mail), or if (30) thirty days' notice is not possible, promptly, upon its first knowledge of the reassignment. AT&T shall use all reasonable efforts to promptly fill any vacancies in the following positions: Client Business Manager or Account Manager, or their successor titles. Where AT&T fills a vacancy in these or any other positions at any time during the term of this Agreement, AT&T shall ensure a smooth transition, including, to the extent feasible, cooperation between the replaced and the newly-assigned personnel or, where appropriate, an overlap in the assignment of such personnel to Customer. AT&T shall augment the personnel assigned to Customer from time to time as may be reasonably required to carry out special projects.
1.7.c.(iii)
AT&T shall offer Customer an opportunity to interview each individual that AT&T intends to assign as Key AT&T Personnel and to request that a particular individual not be so assigned, provided that no such request by Customer shall be based on unlawful grounds or on grounds unrelated to the individual's job performance. AT&T shall use reasonable efforts to accommodate such Customer requests and, where feasible, shall notify Customer prior to the transfer of any Key AT&T Personnel in order to provide Customer with an opportunity to exercise its rights hereunder with respect to any replacement individual.

1.7.c.(iv)
Customer may notify AT&T if Customer believes that any AT&T Account Team member or AT&T Implementation Personnel is not qualified to perform the work to which he or she is assigned. Upon receipt of such notice AT&T shall promptly review the matter with Customer and take appropriate action to address Customer's concerns. AT&T shall have a reasonable time to replace any individual transferred because of concerns raised by Customer under this Section.
1.7.c.(v)
Where AT&T replaces any reassigned AT&T Account Team member, it shall use reasonable efforts to do so with individuals having specific knowledge of Customer issues for which the replaced personnel were responsible, as well as having technical skills at least equivalent to those of the replaced personnel.
1.7.c.(vi)	Nothing in this Section shall obligate AT&T to commit an unlawful act.

1.8	Prevention of Unauthorized Use
1.8.a
General. Customer and AT&T shall cooperate reasonably in efforts to implement security procedures necessary to limit access to and use of the services to Customer's authorized users, and to prevent and cure unauthorized use of any of the Services by expeditiously informing each other of suspected abuse and, when known, the identity of the responsible individuals. AT&T shall, upon Customer's request and at no additional charge, advise Customer regarding methods to minimize Customer's exposure to unauthorized use of Services resulting from the operation of customer-provided systems, equipment, facilities or services interconnected with the Services. Appropriate representatives of AT&T and Customer shall meet at the reasonable request of Customer to establish appropriate control procedures.
1.8.b
Monitoring and Prevention of "Hacking" and Other Unauthorized Use. Upon Customer's request, AT&T shall take such steps as the parties agree are appropriate to curtail suspected hacking or unauthorized use of the Services. AT&T shall promptly report to Customer any incidents of suspected unauthorized access, and shall curtail access to or use of the Services from any Customer (including Users') locations promptly upon Customer's request. Such steps include, at Customer's request, promptly disabling access, account or authorization codes involved in the unauthorized use. Customer shall not be liable for any charges for Services if AT&T fails to promptly disable such codes.
1.8.c
Law Enforcement Assistance. AT&T and Customer shall, upon request, assist each other reasonably in the preparation and presentation of relevant information to federal, state or local officials for the purpose of prosecuting those individuals responsible for the abuse or misuse of the Services. The parties shall also assist each other reasonably in all legal actions that one or both of them may bring against third parties responsible for the abuse or misuse of the Services.
1.8.d
Contacts. Upon execution of this Agreement, each party shall provide the other with the names, telephone and pager numbers of the individuals who will serve as points of contact for notifications permitted or required under this Section. A party may change its designated contact(s) using the procedures set out in Section 16.5 (Notices).
	1.8.e	For purposes of Subsection (b) above, references to Customer shall be deemed to include Users.
1.9	Network Optimization

AT&T shall recommend and plan changes to the Service to optimize the efficiency and cost-effectiveness of Customer's network. Annually during the term of this Agreement, AT&T shall, at no additional charge to Customer, review the configuration of the Services based on Customer's expected needs and make written recommendations to Customer designed to improve the efficiency and cost effectiveness of the configuration. AT&T shall also offer advice concerning network configuration as and when Customer adds installation locations or new Services.
2.0	CHARGES, BILLING AND TAXES
	2.1	Charges and Billing
2.1.a
Customer shall pay AT&T for the Services at the Rates and Charges specified or referenced in the applicable Attachment and shall pay no charges for Service provided under this Agreement other than those agreed upon and set forth or referenced in the applicable Attachment or otherwise explicitly agreed to for a particular instance by authorized Customer personnel. Charges set forth in the Attachments are exclusive of any applicable taxes.

2.1.b
Customer shall be responsible for payment of its and, as provided in Section 1.2(b) (Agreement to Provide), its Users' use of the Services at the Rates and Charges specified or referenced in the Attachments without deduction, setoff or delay for any reason (subject to Section 2.3 (Invoices and Payment)), including circumstances arising under any other Attachment.

AT&T will partition Customer's billing into sub-accounts. Customer shall propose a number for each sub-account in accordance with the numbering scheme available in AT&T's billing system(s) or, at Customer's option, AT&T shall assign sub-account numbers. Customer will inform the AT&T CBM and Customer's AT&T billing contact in writing of the billing contact's name and address for each sub-account, and which Service Components will be billed to each sub-account. AT&T will provide a report that details, by sub-account, the total monthly billing report for that sub-account in U.S. dollars (the "Composite Report"). Customer will provide, in writing, the name and address of the recipient of the Composite Report. As of the Effective Date, AT&T will split Customer's billing into at the following sub-accounts: (i) US; and (ii) Canada. The US sub-accounts will be billed by AT&T Corp. in US dollars to: Worldspan LP, 300 Galleria Parkway, NW Atlanta, GA 30339, Attention:, and the Canadian sub-accounts to: Worldspan LP, 300 Galleria Parkway, NW Atlanta, GA 30339, Attention: [TBD] or as. All Services provided to Customer or a User in Canada shall be billed under Canadian sub-accounts. All other Services shall be billed under U.S. Sub-accounts.
2.1.c
Except to the extent expressly set forth in an Attachment to the contrary (or as otherwise agreed per an Attachment), AT&T will impose no premium or additional charge for the performance of its installation, maintenance or repair obligations outside AT&T's, Customer's, or a User's Normal Business Hours at any Installation Site, but may pass through (without mark-up) any such charges imposed by local exchange carriers. Customer will work with AT&T on a commercially reasonable basis to maximize the amount of installation, maintenance and repair work that can be performed during Normal Business Hours.
2.2	Taxes

Customer agrees to pay any sales, use, gross receipts, federal excise and other similar taxes, however designated, that are lawfully levied by a duly constituted taxing authority against or upon the Services, unless Customer provides a valid tax exemption certificate to AT&T prior to the taxable transaction. Customer shall not be billed or liable for taxes on AT&T's net income, any franchise tax measured by AT&T's capital, capital stock or net worth, or any interest, penalties or fines incurred due to the failure of AT&T to pay, when due, any taxes owed by it or collected by it for remission under this Agreement. AT&T agrees to cooperate fully with Customer in Customer's efforts to pursue any refund claims for such taxes and in Customer's efforts to lawfully minimize any such taxes payable provided that AT&T will not be required to pursue such refund or protest, and shall not be required to assist Customer in doing so if the action will result in (i) a lien against AT&T for which Customer has not adequately indemnified AT&T or (ii) a penalty being assessed against AT&T for which Customer has not adequately indemnified AT&T. , or (iii) likely increased tax liabilities for AT&T To the extent Customer is required to withhold or deduct, from payments due to AT&T, non-U.S. income taxes that are allowable as a credit against AT&T's U.S. income taxes, Customer must reduce such tax to the maximum extent possible giving effect to the applicable Tax Convention and must furnish AT&T with such evidence as may be required by U.S. taxing authorities such as, for example, evidence required under U.S. Treasury Regulation Section 1.905-2(b) or other relevant section of the U.S. Treasury Regulations to establish that such tax has been paid so that AT&T may claim the credit. AT&T must furnish any certification of residency documentation, including, but not limited to, Forms 6166 and any treaty-specific English-language and non-English-language documents, required to substantiate the applicability of treaty benefits with respect to any Tax Convention.

2.3	Invoices and Payment
2.3.a
AT&T shall submit all invoices in AT&T's normal form and media and level of detail for each respective Service, except as may otherwise be agreed upon in a writing signed by the parties or set forth in an applicable Attachment. Subject to the foregoing and such bill group limitations as the parties may agree upon after consideration of Customer's and AT&T's reasonable business needs, and subject to Section 2.1(b) (Charges and Billing), invoices shall be addressed to the locations and entities specified by Customer. AT&T shall provide at least sixty (60) days prior notice to Customer before changing the format or media of its invoices. AT&T shall, at no additional charge to Customer or any User, provide appropriate training to a reasonable number of Customer designated personnel prior to the implementation of any such change in order to help Customer prepare for the change.]
2.3.b
Except for charges that are the subject of a bona fide billing dispute, as described below, payment is due as follows: (i) for invoices on which AT&T does not make electronic billing available to Customer such that Customer receives the invoice on the invoice date, payment is due within thirty (30) days after the date of the invoice ("Invoice Due Date"), provided however, that the invoice shall not be considered past due (and interest shall not accrue) until fifteen (15) days following the Invoice Due Date; or (ii) for invoices on which AT&T makes electronic billing available to Customer such that Customer receives the invoice on the invoice date, payment is due within thirty (30) days after the date of the invoice. Restrictive endorsements or other statements on checks accepted by AT&T will not apply. Customer shall reimburse AT&T for all costs (including reasonable attorney fees) associated with collecting delinquent or dishonored payments. At AT&T's option, interest charges may be added to any past due amounts at the lower of 1.5% per month (18% per annum) or the maximum rate allowed by law. If an invoice for a Service cannot be sent at the anticipated invoice due date, AT&T shall send an email notification, no later than the 2nd business day of the following month, of such delay to the Customer with an estimate of revised billing date and an estimate of the charges of such outstanding invoice. If AT&T has failed to issue an actual invoice for such charges within twelve (12) months after the close of the monthly billing period to which it relates (inclusive of applicable taxes), Customer will not be responsible for payment of any such charges invoiced more than twelve (12) months after the close of the billing month in which the charges were incurred.

2.3.c
Bona Fide Billing Dispute. Within one month after execution of this Agreement, appropriate representatives of the parties shall meet to attempt diligently to resolve all outstanding billing disputes between the parties, with the intent of resolving such disputes entirely within three months. Thereafter, the parties shall discuss any significant outstanding billing disputes at each general Stewardship Meeting; issues that cannot be promptly resolved shall be escalated to higher level management for resolution, in accordance with Article 7. Customer may withhold any billed amount on an invoice it disputes in good faith and has not yet paid, by providing a written statement to AT&T setting forth the amount being withheld and describing the basis of the dispute. The parties shall, in good faith, attempt to resolve all billing disputes pursuant to Article 7. In accordance with Article 7, in the event that Customer withholds payment of an invoiced amount that Customer disputes in good faith, and that is specifically identified by Customer in writing to AT&T's Customer billing contact (stating the amount disputed and the reason for withholding payment), payment of the identified charge will not be considered past due pending the outcome of the dispute, provided that nothing herein shall absolve Customer from paying all undisputed charges in accordance with the payment provisions of this Agreement. Customer may dispute a charge or invoiced item either before or after it has paid such charge, but may not withhold payment of undisputed charges. Customer waives any dispute of which it does not provide AT&T specific written notice (stating the amount disputed and the reason for withholding payment) within 12 MONTHS of an affected invoice. Upon completion of the Bona Fide Billing Dispute process, (i) if a disputed charge was billed correctly, payment shall be due from Customer within five days after AT&T advises Customer in writing of the dispute resolution and at AT&T's option, interest charges may be added to any past due amounts at the lower of 1.5% per month (18% per annum) or the maximum rate allowed by law, calculated from the date of the completion of the Bona Fide Billing Dispute process.
2.3.d
Charges will be quoted and invoices shall be paid in U.S. dollars, except where a particular Attachment provides for local currency quoting, invoicing and payment or as otherwise provided in this Agreement and in the following sentence. On a service-specific basis, to the extent that AT&T makes billing and payment in a given country's currency available to other AT&T customers for a particular Service provided under this Agreement, AT&T will, upon Customer's request, provide invoices for such particular Service with charges denominated in the currency of that country (provided that the invoice is sent to a Customer location in that country) and shall accept payment for such charges in the same currency. Appendix 1 describes AT&T's offering with respect to foreign currencies as of the Effective Date, but may be changed from time to time by AT&T. Where AT&T bills Customer in a foreign currency in accordance with this Subsection (d), AT&T shall convert, and Customer shall pay, all amounts due AT&T using then-standard practices for such billing, or such other rates as the parties agree upon. If at any time during the term of this Agreement any foreign law, regulation or practice prohibits or significantly impedes AT&T's ability to receive U.S. dollars in payment of its foreign bills to Customer, the parties will negotiate in good faith to develop a mutually acceptable solution.
2.4	Review of Billing Records

2.4.a
Not more than once a year during the term of an Attachment, Customer may, at its own expense, audit AT&T's relevant billing records for purposes of determining the accuracy of AT&T's invoices, and AT&T will provide reasonable cooperation with such audit. If billing errors with respect to charges billed not more than one year prior to the initiation of the billing audit are discovered in the course of such an audit and confirmed by AT&T, AT&T agrees to promptly correct and apply such credits. Subject to the confidentiality obligations set forth in this Agreement, Customer may employ such assistance as it deems desirable to conduct a billing review, but may not use any entity that provides telecommunications services in competition with AT&T, or a party that has been found by a court or arbitrator to have defaulted on other confidentiality obligations owed AT&T, to perform any such review. Customer shall cause any entity providing assistance to execute a commercially reasonable non-disclosure agreement.
2.4.b
Customer shall provide AT&T with reasonable advance notice of any billing review. AT&T shall cooperate fully in any such review, providing reasonable access to such AT&T personnel and AT&T records as are reasonably necessary to test the accuracy of the invoices to which the review pertains. AT&T may redact from the records provided to Customer hereunder information that is irrelevant to the purposes of the review or that reveals the identity or confidential information of other customers of AT&T.
		2.4.c	Section number reserved.
2.4.d
In the event of a dispute concerning the results of a billing review, the parties shall make good faith efforts to resolve the dispute. If they are unable to do so, the dispute shall be resolved in accordance with Section 7(Dispute Resolution Process).
2.5	Review of Rates and Charges
2.5.a
Upon Customer's written request, the parties shall meet sixty (60) days before each anniversary of the Effective Date. The parties will review the overall competitiveness of the Rates and Charges provided hereunder in light of the marketplace for the Services. The purpose of the review is to maintain Customer's relative position in the market for service arrangements involving substantially equivalent services, volume and term commitments.
2.5.b
If, within the sixty- (60-) day period described in Subsection (a) above, the parties agree upon changes to the Rates and Charges, AT&T will prepare an amendment to this Agreement to implement the changes agreed upon and offer it for execution by Customer in time for the new prices to take effect at the start of the next contract year.
2.5.c
If the parties are unable to agree upon revisions to the Rates and Charges within the sixty- (60-) day period described in Subsection (a) above, the then-current Rates and Charges will remain in effect, but the Customer may by written notice (delivered after expiration of such 60-day period but prior to reaching any such actual agreement), elect to reduce the MRC by up to ten percent (10%) for the then-current year.
3.0	RESPONSIBILITIES OF THE PARTIES
	3.1	Responsibilities of AT&T

3.1.a
AT&T agrees to provide Services to Customer subject to the availability of service components and in accordance with the terms and conditions, and at the Rates and Charges specified in the Attachments, consistent with all applicable laws and regulations. If, at any time during the term of this Agreement, AT&T decides to cease providing to the public any Service that is used by Customer, the provisions of Section 13.4 (Discontinued Service) shall apply.
3.1.b
AT&T may monitor transmissions to or from Customer locations over AT&T facilities to the extent permitted by applicable laws and regulations solely for the purpose of detecting unauthorized or fraudulent use, verifying transmission quality and operating, maintaining and repairing the Services, but not for purposes of ascertaining or retaining message content of any voice or data communication transmission except where requested by Customer (e.g., by summoning the attendant during a conference call) or pursuant to a valid law enforcement request. Nothing in this Subsection (b) shall be construed to constitute consent by Customer for AT&T to gain access to the message content of any voice or data communication transmission.
3.1.c
AT&T may suspend, restrict or terminate Services only in accordance with the express terms of this Agreement. Any terms in the Service Guide concerning the suspension, restriction or termination of Services are inapplicable.
3.2	Responsibilities of Customer

3.2.a
The terms and conditions of this Agreement, and all applicable laws and regulations, shall govern Customer's and Users' use of the Services and Content. Other than for a violation of AT&T's Acceptable Use Policy, AT&T may only suspend Services pursuant to the terms and conditions set forth in this Subsection. AT&T reserves the right to suspend affected Services if Customer's or a User's use thereof substantially fails to conform with the requirements of this Agreement or if any non-conformance interferes with AT&T's ability to provide Services to Customer or others, or if AT&T receives, and makes reasonable efforts to confirm the facts contained in, a credible notice that Customer's or Users' use of the Services is violating an applicable law or regulation. Any action undertaken by AT&T under this Section 3.2.a shall reasonably relate to the seriousness of the consequences to AT&T of Customer's violation or failure to conform to the standards set forth in the Agreement. AT&T's actions or inaction under this Section shall not constitute review or approval of Customer's or Users' use. AT&T will provide notice to Customer before taking action under this Section 3.2.a, which notice shall provide Customer with a minimum of thirty (30) days to cure such violation prior to suspending or terminating any affected Services; provided that AT&T reserves the right to take immediate action to suspend Services (i) if it reasonably determines that a violation is a criminal violation of law (in the reasonable judgment of AT&T counsel), or creates an imminent and substantial threat to AT&T's network, or AT&T's ability to provide services to its other customers or to any person or property (including AT&T Personnel and AT&T's property), or (ii) in response to an order of a court or government agency of competent jurisdiction. In any of these circumstances, AT&T will provide Customer notice promptly following its suspension of Services. AT&T will remove any suspension promptly upon learning that such suspension is not warranted, or receipt of notification from Customer and verification of Customer's cure of any violation or prevention of any threatened violation. Except as set forth in Section 3.2.b below, or as expressly agreed in an Attachment, any suspension of Services under this Agreement by AT&T must be in conformance with this Section 3.2.a.

3.2.b
Customer Compliance with AT&T's Acceptable Use Policy. Customer agrees to comply and to secure the compliance of its Users with AT&T's Acceptable Use Policy. AT&T agrees that, except as provided herein, it will not suspend any aspect of the Service and shall not filter or block any aspect of the Service based upon violations of the AUP resulting from Customer or User Content. Customer agrees to indemnify AT&T against any claim, suit or loss (including reasonable attorneys' fees) resulting from an AUP violation by Customer, subject to and in accordance with Section 11 of the Agreement. AT&T may request a security deposit if, in AT&T's reasonable judgment, Customer lacks the financial capability to cover such financial exposure.
3.2.b.(i)
AT&T reserves the right to take immediate action to suspend any aspect of the Service for a violation of the AUP, if in the exercise of its reasonable discretion, AT&T determines that such suspension is necessary in order to protect AT&T from the imminent threat of irreparable harm (including, without limitation, actions in response to an order from a court or regulatory body with jurisdiction over AT&T, or where Customer or User Content is likely to involve a criminal violation of law by AT&T (in the reasonable judgment of AT&T counsel), or material harm to AT&T's network or its ability to provide services to other customers. AT&T will use reasonable commercial efforts to provide notice in advance of any such suspension, but notice shall not be a prerequisite in the case of imminent threat of irreparable harm. Such suspension shall be as narrow as practically possible to address the violation, and will be lifted as soon as practical following Customer remediation of the violation.
3.2.b.(ii)
If AT&T receives a complaint that Customer or User Content violates a third party's copyright or trademark, Customer will promptly investigate such alleged violation in good faith and take commercially reasonable action to address such complaints ant to rectify such violations, if any. Any resulting claim or suit shall be subject to the indemnification obligation stated in Section 3.2 (b) above.
3.2.b.(iii)
For other violations of the AUP, or where Customer or User Content violates the AUP and AT&T concludes in good faith that such violation does not constitute an imminent threat of irreparable harm, AT&T may, upon thirty (30) days written notice, terminate service under the Attachment, unless during that time Customer cures the violation. Customer shall take all reasonable steps to prevent the recurrence of any such violation. In the event that Customer has a pattern of violations of the AUP, i.e., four (4) or more violations within any twelve (12) month period, Customer's individual corrective action within the cure period shall not be deemed a cure of a breach of this Section. In the event that Customer, despite reasonable commercial efforts, is not able to secure an alternative provider within the thirty (30) day period, then with AT&T's consent (which shall not be unreasonably withheld) the notice period will be extended for a further period not to exceed a total of sixty (60) days.
3.2.b.(iv)
AT&T may not collect Termination Charges for terminations of Services pursuant to this Section unless the Customer's violation of the AUP was in bad faith i.e., willful violation of the AUP, willful failure to remedy a violation after a violation is brought to Customer's attention, willful failure to take reasonable precautions to assure compliance with the AUP, or violating this Section for the purpose of inducing AT&T to terminate the Attachment under this Section.

3.2.b.(v)
The AUP may be revised by AT&T from time to time, and is available for review at http://www.ipservices.att.com/policy.cfm or at such other address as AT&T may specify by posting or email notice, provided that if any such modification is material and adverse to Customer, Customer shall have the rights specified in Section 10.3(d). If Customer subscribes to AT&T's AUP modification notification service (which Customer hereby indicates its intention to do), AT&T shall notify Customer's designated contact of all such changes electronically.
			3.2.b.(vi)	AT&T's actions or inactions under this Section shall not constitute review or approval of Customer's or User's use or Content.
3.3	Financial Assurances
		3.3.a	AT&T represents that Customer is deemed creditworthy at the time of the execution of this Agreement, and that no payment of a deposit or advance payment is currently required.
		3.3.b	Section number reserved.
4.0	CONFIDENTIAL INFORMATION
	4.1	Scope of Confidential Information

4.1.a
"Confidential Information" means (i) all non-public information concerning the business (including the products, services or customers) of Customer (including its Affiliates) or any User or other third party doing business with any of them that may be disclosed by Customer to AT&T or its agents, or which may be obtained by AT&T solely by virtue of providing the Service ("Customer Confidential Information") and (ii) all non-public information concerning the business (including the products, services or customers) of AT&T (including its Affiliates) or any third party doing business with any of them that may be disclosed by AT&T to Customer or its agents, or which may be obtained by Customer solely by virtue of obtaining the Service ("AT&T Confidential Information"). The terms of this Agreement and discussions, negotiations and proposals from one party to the other related directly thereto shall be both Customer and AT&T Confidential Information provided, however, that information contained in this Agreement that was either Customer Confidential Information or AT&T Confidential Information prior to the Effective Date shall remain the Confidential Information of the disclosing party and shall not become the Confidential Information of the receiving party notwithstanding the inclusion of such information in this Agreement. "Confidential Information" shall also include network designs, communications usage data, pricing and financial data, software code, the identity, location and configuration of circuits, equipment, and networks, optimization recommendations, the plans for and specifications of any product or service that is designed or modified for Customer at Customer's request or expense, strategic and other business plans, and related information. All such information disclosed prior to the execution of this Agreement shall also be considered "Confidential Information" of the disclosing party. For purposes of confidentiality obligations hereunder, and without purporting to allocate or assign ownership of such information, all Customer Proprietary Network Information ("CPNI"), as that term is or may hereinafter be defined in the Communications Act of 1934, as amended, and comparable information for all Services and Content shall be Customer Confidential Information, and shall not be deemed AT&T Confidential Information. AT&T may use CPNI as permitted by the Communications Act of 1934, as amended, but Customer does not hereby consent to any use of CPNI for which such consent is required by applicable law. "Confidential Information" shall not include information that: (i) is already known by the receiving party at the time it is obtained by said party, free from any obligation to keep such information confidential; (ii) is or becomes publicly known through no wrongful act of the receiving party; or (iii) is rightfully received by the receiving party from a third party without restriction and without breach of this Agreement. Information that is independently developed by a party without using any Confidential Information of the other party shall not be considered Confidential Information for purposes of this Agreement. "Person" for the purposes of this definition shall be deemed to include natural persons as well as corporations and other entities, and includes Customer and AT&T.
4.1.b
Confidential Information, if disclosed orally is both identified as proprietary or confidential at the time of disclosure and summarized in a writing so marked within fifteen (15) business days following the oral disclosure, provided, however, that the failure of a party to so mark any material shall not relieve the receiving party of the obligation to maintain the confidentiality of any unmarked material which the receiving party knows or should reasonably know contains Confidential Information.
4.2	Use and Protection of Confidential Information

4.2.a
During a period of three (3) years after receipt thereof (except in the case of Software, for an indefinite period), each party agrees to maintain in strict confidence all Confidential Information of the other party (including that of each party's Affiliates and, in the case of Customer, its Users), including preventing disclosure to any competitor of the other party (known to be such after reasonable inquiry) other than Customer's current and future outsource vendors, subject to Section 4.3(a) (Permitted Disclosure of Confidential Information). Neither party shall, without obtaining the prior written consent of the other party, use such other party's Confidential Information for any purpose other than for its own evaluation, discussions between the parties, internal planning, the protection of its rights and performance of its duties and obligations under this Agreement, and the provision of other services to such party (including, as to AT&T, to the extent necessary to perform the functions described in Section 3.1(b) (Responsibilities of AT&T).
4.2.b
Each party may produce extracts and summaries of the other party's Confidential Information consistent with such party's permitted use of Confidential Information. Each party shall use, and shall take reasonable steps to arrange for other persons authorized to receive the other party's Confidential Information to use, at least the same degree of care to protect the other parties' Confidential Information as it uses to protect its own Confidential Information. In all events, Confidential Information contained in such extracts and summaries may be disclosed to any third party only under the same circumstances, in the same manner and under the same restrictions that other Confidential Information of the other party may be disclosed.
4.2.c
To the extent that a disclosure of information pertains to the subject of this Agreement, the provisions of this Article 4.0 shall supersede the provisions of any non-disclosure forms that either party generally requires its customers or vendors to execute prior to such disclosures.
	4.2.d	Both parties agree to comply with privacy laws applicable to their respective businesses. Customer shall obtain any User consents legally required relating to handling of User's Content.
4.3	Permitted Disclosure of Confidential Information
Notwithstanding Section 4.2 (Use and Protection of Confidential Information), either party may disclose Confidential Information to:
4.3.a
employees, consultants, agents and contractors of each party (including its Affiliates and, in the case of Customer, Users), provided that the party disclosing the other party's Confidential Information remains responsible for ensuring that such employees, consultants, agents and contractors preserve the confidentiality of the Confidential Information of the other party and comply with the obligations contained in this Article 4.0;
4.3.b
outside legal counsel, provided that it shall require such counsel to state in writing for the benefit of its client that such counsel shall maintain all Confidential Information in strict confidence and not place its client in violation of the provisions of this Agreement concerning Confidential Information;
	4.3.c	those employees, agents and representatives of the party with a proprietary interest in such information;
	4.3.d	the extent provided in Section 4.6 (Required Disclosure); or

4.3.e
subject to the prior written consent of the party with a proprietary interest in such information (which consent shall not be unreasonably withheld), other persons (including landlords or facility managers) in need of access to such information for purposes specifically related to a party's exercise of its rights or performance of its responsibilities under this Agreement and who are not direct competitors of either party (other than Customer's future outsource vendors), provided that the party disclosing Confidential Information under this Subsection (e) shall require the execution by the receiving person of a non-disclosure agreement substantially consistent with the requirements of this Article 4.0.
4.4	Return or Destruction of Confidential Information

Upon the request of a party having rights to Confidential Information which is not also the Confidential Information of the other party, the party in possession of such information shall promptly return it (including any copies, extracts, descriptions and summaries thereof) to the requesting party or, with the requesting party's written consent, promptly destroy it (and any copies, extracts, descriptions and summaries thereof) and provide the requesting party with written certification of the same. When Confidential Information has been integrated into documents containing proprietary information of any third party, upon the request of the party having proprietary rights to such Confidential Information, the party in possession of such information shall promptly destroy the documents (and any copies, extracts or summaries thereof) and shall further provide the requesting party with written certification of same.
4.5	Waivers

Either party may request in writing that the other party waive all, or any portion, of the requesting party's responsibilities relative to specific items of the other party's Confidential Information. Such waiver request shall identify the affected information with specificity and the nature of the proposed waiver. The recipient of the request shall respond within a reasonable time and if, in its sole discretion, it determines to grant the requested waiver, it shall do so in writing over the signature of an employee authorized to grant such request.
4.6	Required Disclosure

The disclosure of Confidential Information shall not violate the obligations imposed by this Article 4.0 to the extent that Confidential Information must be disclosed pursuant to a court order or as required by any statute, regulation, rule, order or decision of a regulatory agency or other government body of competent jurisdiction. A party required to disclose the other party's Confidential Information pursuant to a statute, regulation or rule shall notify the other party prior to such disclosure and shall, if requested by the other party, use all reasonable efforts to obtain, or to permit the other party to obtain, a protective order or comparable assurance that the Confidential Information disclosed shall be held in confidence and not be further disclosed absent the original disclosing party's prior written consent. A party ordered to disclose the other party's Confidential Information shall notify the other party immediately upon receipt of such an order and shall use all reasonable efforts to resist, or to permit the other party to resist, such disclosure and, if such disclosure must be made, to obtain a protective order or comparable assurance that the Confidential Information disclosed shall be held in confidence and not be further disclosed absent the original disclosing party's prior written consent.
4.7	Remedies

Customer and AT&T acknowledge that any disclosure or misappropriation of Confidential Information in violation of this Agreement could cause irreparable harm, the amount of which may be extremely difficult to determine, thus potentially making any remedy at law or in damages inadequate. Each party, therefore, agrees that the other party shall have the right, where otherwise appropriate, to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Article 4.0. This right shall be in addition to any other remedy available under, or expressly referenced in, this Agreement, subject to the limitations set forth in Article 9.0 (Limitations of Liability).

5.0	PUBLICITY AND MARKS
	5.1	Neither party may issue any public statements or announcements relating to this Agreement without the prior written consent of the other party.
	5.2	Each party agrees not to display or use, in advertising or otherwise, the other party's name or any of the other party's Marks without the other party's prior written approval.
6.0	SOFTWARE
	6.1	Obligations of AT&T
6.1.a
Other than software that is acquired by Customer "off the shelf" in the ordinary course of its business, AT&T shall provide all Software and associated documentation that is necessary or reasonably required for Customer to make proper use of the Services or to perform its obligations under this Agreement (the "Service Software"), including software necessary for Customer to analyze and manipulate billing information (i.e., Billing Edge or a successor product) and to place orders, report troubles and undertake network management functions contemplated by both parties as an integral part of the normal customer use of the Services. The documentation will specify the system requirements necessary to operate the Service Software.
6.1.b
The Documentation for Service Software will be sufficient to allow a reasonably knowledgeable and experienced user of software of that type to make proper use of the Service Software, and the user documentation for Service Software will accurately describe in terms understandable by a typical user of such Service Software the functions and features of such Service Software and the procedures for exercising such functions and features.
6.2	License to Use
6.2.a
AT&T grants Customer, at no additional charge (except as expressly set forth in an Attachment), a non-transferable (unless transfer of any AT&T Software by Customer is pursuant to a permitted assignment of this Agreement or any Attachment) and non-exclusive license (without the right to sublicense) to use, in object code form, all Software in connection with the Services and solely in accordance with applicable written and electronic documentation provided to Customer by AT&T on or before the date of delivery or installation of the applicable Software. For any Third-Party Software, AT&T shall use commercially reasonable efforts to obtain the license rights and consents from the applicable third party to permit Customer to transfer the licenses to Third-Party Software pursuant to a permitted assignment of the Agreement by Customer. Customer (or its assignee) may terminate all or any portion of the affected Services without incurring liability where AT&T is unable to obtain the necessary licenses or consents to permit such transfer. The term of each such license shall be co-terminus with the Attachment to which it pertains (including any extensions, transition periods, or renewals) or related Services or, in the case of Service Software used to read, analyze or manipulate billing information, until six (6) months after the parties have agreed in writing that final payments and refunds for Services have been made.
6.2.b
Customer shall refrain from taking any steps to reverse assemble, reverse compile or otherwise derive a source code version of the Software. The Software shall at all times remain the sole and exclusive property of AT&T or its suppliers.
6.3	Copies of Software

Customer shall not copy or download AT&T Software, except to the extent expressly provided otherwise in the applicable documentation for the Software or in a writing signed by AT&T or in connection with the making of copies to the extent such copies are (a) a single copy made for back-up or archival purposes only or (b) made automatically in using the Software as contemplated by the applicable documentation. Any copy must contain the same copyright notices and proprietary markings as the original Software.
6.4	Compliance of Users
Customer shall assure that its Affiliates and Users comply with the terms and conditions of this Article 6.0.
6.5	Third-Party Software

Customer agrees to comply with any terms and conditions that are provided to Customer with any Third-Party Software and, in the event of a conflict, such Third Party terms and conditions will take precedence over this Article 6 as to such Third Party Software Upon Customer's request with respect to any particular Software program, AT&T shall provide an advance copy of such terms and conditions for customer's review.
6.6	Software Warranty
6.6.a
AT&T shall provide Customer with published specifications, that AT&T typically provides to similarly situated customers, for all AT&T Software. AT&T warrants that all AT&T Software will perform substantially in accordance with the published specifications, or, in the event such published specifications do not exist, will be free of any material defects or errors during the term of Customer's license to use such AT&T Software as set forth in Section 6.2.a. If, within the term of the applicable Attachment, any Service Software materially does not perform substantially in accordance with its published specifications, or is found during such time to contain material defects or errors (collectively "noncompliance") and such non-compliance materially impairs Customer's use of one or more related Service(s) as contemplated by this Agreement, then AT&T will, as Customer's exclusive remedies, either repair or replace the portion of the AT&T Software that does not comply, or refund the full amount paid by Customer for such failed or defective AT&T Software, and permit the Customer to terminate the affected portion of the Services without liability. AT&T will thereupon also adjust reduce any affected minimum commitment accordingly. If defective AT&T Software does not so impair Customer's use of one or more related Services hereunder, then AT&T, at its option, and as Customer's exclusive remedies, will either repair or replace such AT&T Software or refund any fee paid for such AT&T Software, provided that if AT&T notifies Customer that AT&T has elected to refund the fee for such software, Customer may, at its option, reject the refund and continue to use such non-compliant AT&T Software. The warranties in this section 6.6 will not apply to the extent that the failure of the AT&T Software is caused by the following: (i) Customer's misuse of the AT&T Software or (ii) Customizations created by Customer or its Users. For purposes of Article 6, "Customizations" shall mean any changes to the source code for Software. Customization shall not include the configuration of AT&T Software or any use made in accordance with the Documentation for such AT&T Software.
6.7	Disabling Code and Viruses

6.7.a
Without the prior written consent of the other party, neither party shall intentionally insert into the Software or any Equipment of the other party, the Network, or systems of the other party, any code or instructions that is substantially likely to create a security vulnerability in the other party's computing environment, systems or the networks in the course of its normal use that could be exploited by a knowledgeable adversary to the detriment of the other party (a "Security Hole"). With respect to any disabling code that may be part of the software, neither party shall knowingly invoke such disabling code at any time. If either party becomes aware of any Security Hole affecting the other party, it shall promptly notify the other party in writing thereof and the parties shall reasonably cooperate to immediately develop and implement an appropriate fix, the cost of which shall be borne by the party responsible for introduction of the Security Hole.
6.7.b
Neither party shall: (1) use the Service to intentionally compromise the security of system resources of the other; or (2) intentionally and materially interfere with or disrupt the other party's network, users, or Equipment. Neither party shall intentionally use or distribute tools designed for compromising security or introducing viruses, attacks or Trojans; provided, however, that in no event shall either party be responsible or liable for the wrongful acts of third parties other than its Affiliates, subcontractors or agents, (and in the case of customer its Users). Examples of these tools include, but are not limited to, password guessing programs, cracking tools or network probing tools. If Customer violates AT&T's system security, AT&T reserves the right upon notification to Customer to immediately suspend Service and release all usernames, and related information, of all Users involved in such violation to AT&T system administrators (and general information regarding the security incident to non-AT&T systems administrators) at other sites in order to assist them in resolving security incidents. If AT&T learns of any security breaches affecting the Services that might affect Customer, AT&T shall inform Customer and cooperate with Customer to mitigate the effects of such breach on Customer.
7.0	DISPUTE RESOLUTION

The following procedure shall be adhered to in all disputes that arise under this Agreement that the parties cannot resolve informally and the procedure outlined in Section 7.1.a shall be utilized before either party delivers a notice of breach to the other.
7.1	Internal Dispute Resolution Process
7.1.a
The party initiating Dispute Resolution must notify the other party in writing of the nature of the dispute with as much detail as possible about the deficient performance of that party. The Customer Manager and AT&T Sales Executive shall meet in person or by telephone within seven (7) days of the date of the written notification to reach agreement about the nature of the deficiency and the corrective action to be taken. The Customer Manager and AT&T's Sales Executive shall memorialize the nature of the dispute and their efforts to resolve it. If the Customer Manager and AT&T's Sales Executive are unable to agree on corrective action within ten (10) days after their meeting, either party may require the escalation of the dispute to both parties' representatives as specified below.. If the dispute cannot be resolved by escalation to the such managements, as described in the escalation matrix in Subsection (b) below, within ten (10) days, the dispute shall resolved in accordance with Section 7.2, provided that either party may at any time seek injunctive relief from a court of competent jurisdiction, as appropriate, and may file any action necessary to preserve its claims (as, for example, to prevent a claim from becoming barred by a statute of limitations.)
	7.1.b	As of the Effective Date, the parties' representatives for Dispute Resolution are as follows:

Customer	AT&T	Time to Resolve

Manager	Sales Executive	10 days
Director	Client Business Manager	10 days
Officer	Regional Vice President	10 days
7.1.c
Pending completion of the dispute resolution process pursuant to this Article 7, in connection with any dispute or controversy between the parties, the parties shall continue to perform their respective obligations under this Attachment, i.e., AT&T shall continue providing and Customer shall continue paying for the Services.
	7.1.d	The restriction in Section 7.1.c. above shall not apply where
		7.1.d.(i)	AT&T suspends or terminates Service pursuant to Section 3.2;
7.1.d.(ii)
in the exercise of its reasonable discretion (and based on the other party's breach of this Attachment) a party determines that suspension of its performance is necessary in order to protect it from the imminent threat of irreparable harm, including in response to an order from a court or regulatory body with jurisdiction over the suspending party or where an action of the other party is likely to involve a criminal violation or harm to the suspending party's network or its ability to provide services to its customers;
7.1.d.(iii)
the other party breaches the Attachment (e.g., by failing to make payments or post credits) in a manner that is not the subject of a bona fide dispute, subject to the cure provisions set forth herein; or
		7.1.d.(iv)	either party seeks and obtains equitable relief from a court of competent jurisdiction that permits it to cease providing or using/paying for the Services.
7.2	Mediation and Arbitration

If a dispute arises out of or relates to this Agreement, or its breach, and if the dispute cannot be settled as provided in Section 7.1 above, it shall be submitted for resolution as follows: Except as described in Section 7.2.c, all disputes, controversies or claims, whether based in contract, tort, statute, fraud, misrepresentation or any other legal theory, arising out of or relating to this Agreement and the Services provided under this Agreement (collectively, "Disputes"), not resolved amicably between the parties shall be settled by final and binding arbitration conducted in Atlanta, Georgia or other mutually agreed location by one neutral arbitrator, in accordance with this Agreement and the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrability of Disputes shall also be determined by the arbitrator. Each party shall bear its own expenses and the parties shall equally share the filing and other administrative fees of the AAA and the expenses of the arbitrator, except that the arbitrator shall be entitled to award a different allocation of costs and fees where the arbitrator determines that a filed claim is frivolous. The arbitration proceeding shall be conducted in the English language. Any award of the arbitrator shall be in writing and shall state the reasons for the award. Judgment upon an award may be entered in any Court having competent jurisdiction. The arbitrator shall not have the power to award any punitive damages, consequential or incidental damages, or other damages in excess of the liability limitations set forth in this Agreement, including any Attachment, nor shall the arbitrator have the power to order any relief other than the crediting or paying of money. The arbitrator shall not have the power to order pre-hearing discovery of documents or the taking of depositions, but may compel attendance of witnesses and the production of documents at the hearing. The Federal Arbitration Act, 9 U.S.C. Sections 1 to 14, shall govern the interpretation and enforcement of this Section 7.2.a.

7.2.a
The parties, their representatives and participants and the arbitrator shall hold the existence, content and result of the arbitration in confidence, except to the limited extent necessary to enforce a final settlement agreement or to obtain or enforce a judgment on an arbitration decision and award.
7.2.b
Disputes relating to: (a) party's compliance with any law or legal requirement, (i) the lawfulness of rates, terms, conditions or practices concerning Services that are subject to the Communications Act of 1934, as amended, or the rules and regulations of the FCC, a state public utility commission or other administrative agency; or (ii) non-compliance with Articles 4, 5 or 6 of this Agreement, a violation of which would cause irreparable harm for which damages would be inadequate; or (iii) patents, copyrights, trademarks or other intellectual property; shall be exempt from the binding arbitration requirement described in Section 7.2.a. As to Disputes described in this Section 7.2.c, the claimant reserves the right to seek relief from an administrative agency or a Court of competent jurisdiction, as appropriate.
8.0	FORCE MAJEURE

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY LIABILITY FOR DAMAGES, DELAYS OR FAILURES TO PERFORM DUE TO FIRE, EXPLOSION, LIGHTNING, POWER SURGES OR FAILURES, STRIKES OR LABOR DISPUTES, WATER, ACTS OF GOD, THE ELEMENTS, WAR, CIVIL DISTURBANCES, ACTS OF CIVIL OR MILITARY AUTHORITIES OR THE PUBLIC ENEMY, INABILITY TO SECURE PRODUCTS OR TRANSPORTATION FACILITIES, FUEL OR ENERGY SHORTAGES, ACTS OR OMISSIONS OF COMMUNICATIONS CARRIERS OR SUPPLIERS OTHER THAN AT&T (EXCEPT WHEN PROVIDING FACILITIES OR SERVICES AS A SUBCONTRACTOR TO AT&T FOR CUSTOMER'S USE UNDER THIS AGREEMENT, PROVIDED THAT THIS EXCEPTION SHALL NOT APPLY WHERE THE AT&T SUPPLIER ITSELF FAILS TO PERFORM DUE TO A FORCE MAJEURE EVENT), OR OTHER CAUSES BEYOND ITS REASONABLE CONTROL, WHETHER OR NOT SIMILAR TO THE FOREGOING.
9.0	LIMITATIONS OF LIABILITY
9.1
Limitation Of Liability. "Customer", for purposes of all limitations of liability set forth in this Agreement means Customer, its Affiliates, and its and their employees, directors, officers, agents, and representatives. "AT&T," for purposes of all limitations of liability set forth in this Agreement means AT&T Corp., its Affiliates, and its and their employees, directors, officers, agents, and representatives. With respect to limitations or exclusions of liability set forth in this Agreement, the same limitations and exclusions shall apply to damages and liabilities that a party would bear indirectly, via its responsibility for a third party's acts or omissions (such as a subcontractor, employee, director, officer, agent, representative, and/or Affiliate) as apply to damages and liabilities that the party would bear directly for its own actions.

9.1.a
EITHER PARTY'S ENTIRE LIABILITY TO THE OTHER PARTY AND THE OTHER PARTY'S EXCLUSIVE MONETARY REMEDIES FOR ANY DAMAGES ARISING IN CONNECTION WITH ANY SERVICE OR PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS UNDER THIS AGREEMENT (INCLUDING DAMAGES CAUSED BY ANY SERVICE DEFECT OR FAILURE) SHALL BE AS FOLLOWS:
9.1.a.(i)
FOR DAMAGES ARISING FROM THE WILLFUL OR INTENTIONAL MISCONDUCT OF A PARTY; A BREACH OF THE PROVISIONS OF ARTICLE 4.0 (CONFIDENTIAL INFORMATION) OR 5.0 (PUBLICITY AND MARKS); FROM BODILY INJURY, DEATH OR DAMAGE TO TANGIBLE REAL OR TANGIBLE PERSONAL PROPERTY PROXIMATELY CAUSED BY THE PARTY'S NEGLIGENT ACT OR OMISSION OR THAT OF ITS AGENTS, SUBCONTRACTORS OR EMPLOYEES, THE OTHER PARTY'S PROVEN DIRECT DAMAGES;
	9.1.a.(ii)	FOR DEFECTS OR FAILURES OF SOFTWARE, THE REMEDIES SET FORTH IN SECTION 6.6 (SOFTWARE WARRANTY);
	9.1.a.(iii)	FOR INDEMNITY, THE REMEDIES SET FORTH IN ARTICLE 11 (INDEMNITY). FOR AUP VIOLATIONS, THE REMEDIES SET FORTH IN SECTION 3.2.b.
9.1.a.(iv)
SUBJECT TO SUBSECTION 9.1.c BELOW, FOR DAMAGES OTHER THAN THOSE SET FORTH ABOVE AND NOT EXCLUDED ELSEWHERE IN THIS AGREEMENT, EITHER PARTY'S LIABILITY TO THE OTHER PARTY IN CONNECTION WITH ANY SERVICE FURNISHED HEREUNDER SHALL BE LIMITED TO PROVEN DIRECT DAMAGES NOT TO EXCEED PER CLAIM (OR IN THE AGGREGATE DURING ANY TWELVE (12) MONTH PERIOD) AN AMOUNT EQUAL TO THE TOTAL NET PAYMENTS MADE BY CUSTOMER FOR SERVICES DURING THE SIX (6) MONTHS PRECEDING THE MONTH IN WHICH THE DAMAGE OCCURRED.
9.1.b
THE LIMITATIONS SET FORTH IN SUBSECTION 9.1.a ABOVE OR IN SUBSECTION 9.1.c BELOW DO NOT APPLY TO AMOUNTS OWED BY CUSTOMER UNDER THIS AGREEMENT, INCLUDING SHORTFALL AND EARLY TERMINATION CHARGES, NOR DO THEY APPLY TO AMOUNTS OWED BY AT&T UNDER AN ATTACHMENT, SERVICE GUIDE OR TARIFF, INCLUDING OUTAGE CREDITS OR OTHER CREDITS OR REFUNDS OF OVERCHARGES BY AT&T.
9.1.c
EXCEPT FOR THE PARTIES' ARTICLE 11 (INDEMNITY) OBLIGATIONS AND CUSTOMER'S INDEMNIFICATION OBLIGATIONS IN SECTION 3.2.b, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, RELIANCE, EXPECTANCY OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER (E.G., DAMAGES FOR LOST PROFITS, ADVANTAGE OR REVENUES OF ANY KIND OR INCREASED COSTS OF OPERATIONS), WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
9.1.d
EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AT&T MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OR ANY WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.

9.1.e
AT&T SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF OR RELATING TO: (i) THE INTEROPERABILITY, ACCESS, INTERACTION OR INTERCONNECTION OF THE SERVICES WITH APPLICATIONS, EQUIPMENT, SERVICES, CONTENT, OR NETWORKS PROVIDED BY CUSTOMER OR THIRD PARTIES OTHER THAN AT&T; (ii) SERVICE LEVELS, DELAYS, INTERRUPTIONS, LOST OR ALTERED MESSAGES OR TRANSMISSIONS, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT; OR (iii) UNAUTHORIZED ACCESS TO OR THEFT, ALTERATION, LOSS OR DESTRUCTION OF CUSTOMER'S, USERS' OR THIRD PARTIES' APPLICATIONS, CONTENT, DATA, PROGRAMS, INFORMATION, NETWORK OR SYSTEMS EXCEPT TO THE EXTENT CAUSED BY AT&T'S WILLFUL MISCONDUCT OR AS OTHERWISE PROVIDED IN AN ATTACHMENT. CUSTOMER AND AT&T SHALL MAINTAIN PROCEDURES EXTERNAL TO THE SERVICES FOR RECONSTRUCTION OF LOST OR ALTERED FILES, DATA OR PROGRAMS.
9.1.f
CUSTOMER SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF OR RELATING TO: (i) THE INTEROPERABILITY, INTERACTION OR INTERCONNECTION OF THE SERVICES WITH APPLICATIONS, EQUIPMENT, SERVICES, CONTENT, OR NETWORKS PROVIDED BY CUSTOMER OR THIRD PARTIES; (ii) SERVICE LEVELS, DELAYS, INTERRUPTIONS, LOST OR ALTERED MESSAGES OR TRANSMISSIONS, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT; OR (iii) UNAUTHORIZED ACCESS TO OR THEFT, ALTERATION, LOSS OR DESTRUCTION OF AT&T'S, OR THIRD PARTIES' APPLICATIONS, CONTENT, DATA, PROGRAMS, INFORMATION, NETWORK OR SYSTEMS EXCEPT TO THE EXTENT CAUSED BY CUSTOMER'S WILLFUL MISCONDUCT OR AS OTHERWISE PROVIDED IN AN ATTACHMENT. CUSTOMER AND AT&T SHALL EACH BE INDEPENDENTLY RESPONSIBLE FOR MAINTAINING PROCEDURES EXTERNAL TO THE SERVICES FOR RECONSTRUCTION OF ITS OWN LOST OR ALTERED FILES, DATA OR PROGRAMS.
9.1.g
THE LIMITATIONS OF LIABILITY SET FORTH IN THIS ARTICLE 9.0 AND IN ANY ATTACHMENT SHALL APPLY: (i) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE; AND (ii) WHETHER OR NOT DAMAGES WERE FORESEEABLE. THESE LIMITATIONS OF LIABILITY SHALL SURVIVE FAILURE OF ANY EXCLUSIVE REMEDIES PROVIDED IN THIS AGREEMENT.
  9.2
  Liabilities to Third Parties

9.2.a
No contract, subcontract, or other agreement entered into by either party with any third party in connection with the Service provided hereunder (including any such agreement assigned by Customer to AT&T) shall provide for any indemnity, guarantee, assumption of liability or other obligation of/by the other party to this Agreement with respect to such arrangements, except as consented to in writing by the other party.
9.2.b
This Agreement does not expressly or implicitly provide any third party (including Users) with any remedy, claim, liability, reimbursement, cause of action or other right or privilege. Both Customer and AT&T intend that this Agreement shall not create any right or cause of action in or on behalf of, any person or entity other than Customer or AT&T. Notwithstanding the foregoing, all Services provided by AT&T to Customer's Users shall be deemed to have been provided for the benefit of Customer, and Customer may enforce this Agreement in connection with those Services.

10.0
TERM; TERMINATION

10.1
Term of this Agreement, the General Terms and Conditions, and each Attachment

  Except where AT&T has terminated an Attachment for cause, at the end of the term of any Attachment, the Attachment will continue in effect on a month to month basis until the earlier of (i)  termination by either party giving the other party at least thirty (30) days' prior written notice, or (ii) the expiration or earlier termination of the Agreement.

  10.2
  Transitional Support

10.2.a
Upon any termination of this Agreement in whole or in part or expiration of the term of any Attachment, a successor vendor may be retained to provide replacement services. Unless this Agreement is terminated by AT&T pursuant to Section 10.3.a (Termination for Cause) of this Agreement, AT&T agrees to cooperate and assist in an orderly and efficient transition by Customer to any successor vendor.
10.2.b
Upon the expiration of the term of any Attachment or termination of this Agreement (other than by AT&T pursuant to Section 10.3 (Termination for Cause)), AT&T (upon Customer's written request) shall continue to provide the Service for up to six (6) months (unless an alternative period is agreed upon by the parties and set forth in the applicable Attachment) after such expiration or termination ("Phase-Out Period") at the prices and on the other terms and conditions (including but not limited to the Performance Specifications) in effect on the date of expiration or termination and no minimum purchase requirements shall apply during the Phase-Out Period.
  10.3
  Termination for Cause

10.3.a.(i	)
If Customer fails to pay any outstanding charges that are not the subject of a bona fide dispute, within twenty (20) days after receipt of written notice from AT&T of such failure, AT&T may give Customer written notice of its intent to terminate the Attachments materially affected by the breach ("Second Notice"), such termination to be effective not less than ten (10) days after delivery of such Second Notice, unless Customer pays the outstanding charges that are not the subject of a bona fide dispute within the time specified in the Second Notice. The Second Notice will be delivered to Customer's Vice President, General Counsel and Secretary and Chief Financial Officer. AT&T will not terminate this Agreement or any Attachment thereto, discontinue or restrict any part of the Services, or refuse to accept orders for or provision Services requested by Customer for nonpayment of outstanding charges, until at least ten (10) days after it delivers the Second Notice. Upon termination of this Agreement or any Attachment thereto as provided in this Paragraph 3.A., Customer shall be liable for all charges incurred as of the date of termination and, if applicable, any termination charges associated with termination of such Attachments.

10.3.a.(ii	)
If Customer fails to perform or observe any other material term or condition of this Agreement or any Attachments hereto (other than those relating to payment for Services) within thirty (30) days after receipt of written notice from AT&T of such failure, AT&T may terminate the Attachments materially affected by the breach. Upon termination of this Agreement or any Attachment thereto as provided in this Paragraph 3.A., Customer shall be liable for all charges incurred as of the date of termination and, if applicable, any termination charges associated with termination of such Attachments.
10.3.a.(iii	)
If AT&T fails to perform or observe any material term or condition of this Agreement or any Attachment hereto, within thirty (30) days after receipt of written notice from Customer of such failure, Customer may terminate the Attachments materially affected by the breach. Customer shall be responsible for charges incurred under terminated Attachments up to the time of actual disconnection of the affected Service or Service Component as ordered by the Customer, and for compliance with Customer obligations associated with any continued use of the Services thereunder, but shall have no termination charge liability, and no further minimum commitments or minimum service term.
10.3.b
Any Attachment or the entire Agreement may be terminated immediately upon written notice by: (i) either party if (1) the other party has violated any provision of Section 5 (Publicity and Marks); or (2) the other party has violated any provision of Article 4 (Confidential Information), or (ii) AT&T due to a material breach by Customer of any provision of Article 6 (Software).
10.3.c
Either party may terminate the affected Attachments upon three (3) Business Days' notice without liability for Termination Charge, but with responsibility for payment of charges up to the time of actual disconnection of the affected Service or Service Component as ordered by the Customer, if the other party:
10.3.c.(i	)	ceases to do business as a going concern;
10.3.c.(ii	)	makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors;
10.3.c.(iii	)	is unable or admits in writing its inability to pay its debts as they become due;
10.3.c.(iv	)	is insolvent, bankrupt or the subject of receivership;
10.3.c.(v	)
authorizes, applies for, or consents to the appointment of a trustee or liquidator of all or a substantial part of its assets or has proceedings seeking such appointment commenced against it which are not terminated within sixty (60) days after such commencement;
10.3.c.(vi	)
files a voluntary petition under any bankruptcy or insolvency law or files a voluntary petition under the reorganization or arrangement provisions of the laws of the United States pertaining to bankruptcy or any similar law of any jurisdiction or has proceedings under any such law instituted against it which are not terminated within thirty (30) days after such commencement; or

10.3.c.(vii	)
has any substantial part of its property subjected to any levy, seizure, assignment or sale for or by any creditor or governmental agency without said levy, seizure, assignment or sale being released, lifted, reversed or satisfied within ten (10) days thereafter.
10.3.d
The parties acknowledge that the Tariffs, Service Guides and Acceptable Use Policy, which may be modified from time to time by AT&T, may govern or affect certain Services. Notwithstanding anything to the contrary in this Agreement, in the event that AT&T changes the Service Guide or AUP in a way that materially and adversely affects Customer and seeks to enforce such change against Customer, and the parties can not agree on the resolution of such issue, Customer shall have a one time right each time the Service Guide or AUP is so changed to terminate the affected Attachment, or (at Customer's option) any affected Services without liability within forty-five (45) days following receipt of written notice of such change unless AT&T cures the material and adverse change within such forty-five (45) day period. Customer must give AT&T at least thirty (30) days written notice of termination. If Customer does not elect to terminate under this Section, it shall comply with the Service Guide or AUP, or Tariffs as amended. A revision to a Tariff or Service Guide shall not be considered material and adverse to Customer if (i) it affects only Services or Service Components not in substantial use by Customer at the time of the revision or (ii) it changes Rates and Charges that are not fixed (stabilized) in an Attachment.
10.3.e
Termination by either party of an Attachment does not waive any other rights or remedies it may have under this Agreement. Except as provided under this Section 10.3, termination of an Attachment or suspension of a Service shall not affect the Services provided or the rights and obligations of the parties under any other Attachment.
  10.4
  Termination by Customer for Convenience

  Customer shall have the right to terminate this Agreement or any Attachment, in its sole discretion, at any time upon payment of all charges for Services that are not the subject of a bona fide dispute and that were properly incurred as of the date of termination plus any early termination charge set forth in the applicable Attachment(s).

11.0
INTELLECTUAL PROPERTY INFRINGEMENT

For the purposes of Sections 11.1 and 11.2, "Service Provided" shall mean a Service (including any associated Software, or any modifications made by AT&T to a Service or to AT&T Software, or combinations made by AT&T of a Service or AT&T Software with other AT&T services or Software).

  11.1
  AT&T agrees to defend or settle, at its own expense, any third party claim against Customer alleging misappropriation or infringement of any patent, trademark, copyright, trade secret or other intellectual property right arising from or related to a Service Provided by AT&T, except when and to the extent that such a claim or suit arises out of or results from: (i) Customer's or Users' Content; (ii) modifications to a Service Provided or combinations of a Service Provided with non-AT&T services or products by Customer, by Users, or by third parties who are not AT&T Affiliates, subcontractors or agents; (iii) AT&T's adherence to Customer's written requirements; or, (iv) use of the Service Provided by Customer in violation of this Agreement.

  11.2
  Customer agrees to defend or settle, at its own expense, any claim against AT&T in any suit that alleges that Customer's or a User's use of a Service Provided (other than use of a Service

    Provided for its intended purpose or as otherwise contemplated by the applicable Attachment); modification (by Customer, a User, or others acting under Customer's control or authority); combination of the Service Provided with non-AT&T services or products (by Customer, a User, or others that Customer has permitted to use or interact with the service); or AT&T's adherence to Customer's written requirements, misuses, misappropriates or infringes any patent, trademark, copyright, trade secret or other intellectual property right of a third party. Where an unauthorized user has used, modified, or combined a Service Provided in a manner that gives rise to an intellectual property claim, Customer shall take all reasonably necessary actions to mitigate the claim (including eliminating the unauthorized party's ability to access or use the service). In the event that Customer fails to mitigate the action giving rise to the claim using its commercially reasonable efforts, such action shall be deemed authorized by Customer and shall be Customer's responsibility. Provided Customer takes all reasonably necessary actions to mitigate such claim and such claim does not arise from an authorized User, Customer shall not be responsible to defend or settle such claim as set forth in this Section 11.2.

  11.3
  In connection with the parties' obligations under Sections 11.1 or 11.2, the responsible party will also pay all Damages and costs that by final judgment may be assessed against the other party due to infringement by the responsible party.

  11.4
  Whenever AT&T is responsible under this Article 11, AT&T may at its option either procure the right for Customer to continue using the Service, replace the Service with a functionally equivalent service, or modify the allegedly infringing Service so that the Service becomes non-infringing, provided that the modified Service continues to provide substantially the same functionality. If none of those alternatives is reasonably achievable, either party may terminate the affected Attachment without payment of a Termination Charge or other cost, penalty or damage to the non-terminating party (to the extent such cost, penalty or damage is attributable to a termination in accordance with this Section 11.4) and AT&T shall refund to Customer a pro rata portion of any charges paid by Customer for the Service in advance. In the event of a termination under this Section 11.4, all Minimum Revenue Commitments to which the terminated Service(s) contributed shall be equitably adjusted so as to reflect Customer's reduced traffic volumes.

  11.5
  AT&T grants to Customer the right to permit Users to access and use the Services and any associated Software, provided that, as between Customer and AT&T, Customer shall remain solely responsible for such access and use (except to the extent of AT&T's responsibilities under Section 11.1 above). Services provided to Users shall be treated as if the Services had been provided directly to Customer for all purposes hereunder including Customer's satisfaction of Minimum Revenue Commitments and AT&T's obligations with respect to the provision of Services. AT&T further agrees that Customer may enforce this Agreement in connection with any Services provided to Users. Customer shall defend, indemnify and hold harmless AT&T from and against all Damages arising out of User claims against AT&T relating to Customer's or Users' use of the Service or Content or performance of the Service. AT&T shall defend, indemnify and hold harmless Customer and its Affiliates from and against all Damages arising out of claims by a subcontractor, supplier, materialman or other laborer that arise out of their work related to the provision of Services under this Agreement.

  11.6
  AT&T and Customer shall indemnify, defend, and hold harmless each other from and against all Damages arising out of third party claims relating to bodily injury or death to any person, or physical damage to real property or to tangible personal property to the extent such Damages are attributable to the negligence or wrongful action of the other party.

  11.7
  To the extent that there is a third party claim or suit for which defense or indemnity is sought, the party seeking indemnity: (i) shall notify the other party in writing promptly upon learning of any such claim or suit, provided that failure to do so shall have no effect except to the extent the other party is prejudiced thereby; (ii) shall have the right to participate in such defense or settlement with its own counsel and at its sole expense, provided that the party responsible under this Section for defending or settling a suit shall have control of the defense or settlement, but may not enter into a settlement or other voluntary disposition without the prior written consent of the party against whom such claim or suit is brought, which consent shall not be unreasonably withheld; and (iii) shall reasonably cooperate with the defense. In the event of a suit for which each party has defense responsibilities under Sections 11.1 and 11.2 above, AT&T shall control the defense of the suit and Customer shall be responsible for an appropriate share of the reasonable costs of such defense. In such a case, AT&T shall not settle claims for which Customer otherwise would have financial responsibility under Section 11.2 above without the prior written consent of Customer, which consent shall not be unreasonably withheld.

12.0
MINIMUM REVENUE COMMITMENT

12.1
Minimum Revenue Commitment

  The Minimum Revenue Commitment ("MRC") for this Agreement is set forth in Attachment A.

  12.2
  Annual Stewardship Meetings; Adjustments

12.2.a
Not less than once each year, at least three months prior to the anniversary of the beginning of the term of the MRC, the parties shall meet to review principal matters of concern regarding the Agreement ("Stewardship Meetings"). Unless otherwise agreed, such meetings shall coincide with the annual Reviews of Rates and Charges pursuant to Section 2.5. At such Stewardship Meetings, the parties shall review any performance issues on the part of either party; any major outstanding billing or payment issues; analysis regarding the "take rate" and satisfaction of Unaffiliated Agencies with service and pricing associated with the Unaffiliated Agency Program; changes in the Customer's business plans; optimization of the Customer's configuration of Services (including replacement of one Service Component by another Service Component or by another AT&T service offering); changes in Customer's intended use of Services networks; changes in technology and the introduction of Additional Services; and the effects of price changes for the Services. The parties shall address any business downturn; loss, sale or liquidation of a related business; corporate reorganization; or acquisition by any other company or divestiture of any affiliate affecting either party, together with the effects of such events on both parties. In connection with such discussions, the parties shall cooperatively determine any appropriate changes to the Agreement, and the parties shall enter into written amendments to this Agreement (and any Tariff revisions that may be necessary) to reflect any agreed upon changes. In all events, the MRC shall be adjusted by the parties to reflect the net effect of partial discontinuances provided for under this Agreement in connection with Chronic Interruptions or other AT&T performance failures; unavailability of Service due to Force Majeure Conditions; or to reflect any other reduction of the MRC explicitly called for in this Agreement.
12.2.b	Subsection number reserved.
  12.3
  Notice; Effect of Adjustment

  Upon the occurrence of each condition or event that Customer believes will require the adjustment of the MRC in connection with the Stewardship Meetings described above in Section 12.2, Customer shall provide AT&T with written notice and an explanation of the event and its expected impact on Customer's purchases of Services that contribute to the affected Minimum Revenue Commitment. The parties shall meet as described above to review each condition or event to determine any appropriate changes to the Agreement by virtue of such event. Any reduction in the Minimum Revenue Commitment shall reflect the impact on Customer's purchases of Services of the event that gave rise to the reduction. Where a reduction is prompted by an event of limited duration (e.g., a Force Majeure Condition), the reduction shall reflect the measurement period during which the event occurs. Where a reduction is prompted by an event with a continuing effect on Customer's purchases of Services hereunder (e.g., the permanent discontinuance by AT&T of a Service Component), the reduction shall reflect the continuance of that event during the remainder of the term of the affected Attachment.

  12.4
  Section number reserved.

13.0
ADDITIONAL SERVICES, SERVICE UPGRADES, NEW TECHNOLOGIES

13.1
New Technologies

  AT&T acknowledges Customer's substantial interest in state-of-the-art technologies that offer improved performance and more efficient and cost-effective solutions to Customer's telecommunications requirements. Upon request, AT&T agrees to offer to Customer those technologies, improvements, modifications or additions to the Service that increase functionality or improve performance and that are offered by AT&T generally to major commercial customers at no additional charge ("Service Upgrades"). Upon request, AT&T also agrees to offer to Customer, to the extent AT&T offers them generally to its major commercial customers, products or services that may supplement or substitute in a more cost-effective manner for a Service, including TCP/IP-based services, multi-protocol label switching services (MPLS), switched multimegabit data services (SMDS), Global DSL Internet Access Services and other broadband or fast packet products and services such as cable modem or wireless services. AT&T shall use reasonable efforts to keep Customer fully apprised of improvements to AT&T's existing technologies and of the expected and actual availability and implementation of new technologies by AT&T that AT&T believes will be of interest to Customer.

  13.2
  Additional Services

13.2.a
AT&T acknowledges Customer's desire to use certain Services (e.g., Digital Subscriber Line) globally and will use commercially reasonable efforts to make such Services available under this Agreement to the extent AT&T makes those Services available to other major commercial customers. AT&T shall advise Customer in writing of the expansion in the geographic availability of such Services from AT&T during the Term so that Customer may take advantage of these Services. In addition, AT&T shall use reasonable efforts to inform Customer of AT&T's plans for, or the existence of, any Additional Services offered by AT&T (or by another party but available through AT&T) that it believes Customer might wish to consider procuring (including the expansion in geographic availability of services of the type provided under this Agreement). Customer may ask AT&T to provide any Additional Service, whether or not offered by AT&T at the time of the request.
13.2.b
AT&T shall, within thirty (30) days of its receipt of a written request under Subsection (a) above acknowledge the request in writing and investigate and inform Customer in writing of the feasibility, and, if feasible, the availability, specifications and recurring and non-recurring charges of the proposed Additional Service. If any of the information required by this Subsection cannot be provided to Customer within ninety (90) days of Customer's request under Subsection (a) above, AT&T shall so state in its written acknowledgment, and the parties shall promptly develop a schedule for development and delivery of the information. Upon Customer's request, AT&T shall offer Customer such Additional Services that are generally available; such Additional Services may be provided either under this Agreement or under a separate agreement.
13.2.c
At the request of Customer, the parties shall meet and negotiate in good faith to develop mutually acceptable rates and charges for Additional Services to be provided to Customer, and whether such charges will contribute towards retiring the Minimum Annual Revenue Commitments under this Agreement

13.2.c.(i	)	Subsection number reserved.
  13.3
  Service Upgrades and Network Modifications

13.3.a
AT&T shall make Service Upgrades available to Customer at no additional charge. After the implementation of any Service Upgrade, except as otherwise explicitly agreed by the parties in writing, the Services will continue to conform to the Performance Specifications.
13.3.b
AT&T shall notify Customer as far as reasonably practicable in advance of any proposed Service Upgrade. In the event that AT&T implements any proposed Service Upgrade that would materially and adversely affect Customer's ability to fully utilize the Services, Customer may terminate the affected Service without payment of early termination charges. Customer may elect if and when to implement a non-mandatory Service Upgrade, and its decision to forego or delay implementation thereof shall not affect AT&T's duties hereunder.
13.3.c
AT&T will use commercially reasonable efforts to give Customer as much advance notice as possible of any mandatory Service Upgrade or modification or re-provisioning of its network that is material to Customer's use of the Service.
13.3.d	A Service Upgrade shall not, unless otherwise explicitly agreed by the parties in writing, relieve AT&T of any of the Performance Specifications applicable to the Services.
  13.4
  Discontinued Service

13.4.a
AT&T's CBM shall notify Customer's designated representative a reasonable amount of time in advance of AT&T's intent to cease making generally available to its customers a service or service component that is a Service or Service Component hereunder (a "Discontinued Service").
13.4.b
If AT&T seeks to discontinue the Services in whole or in part, then AT&T shall, at its own expense, use commercially reasonable efforts to find alternate AT&T service that Customer reasonably agrees is a comparable substitute (e.g., technically and financially equivalent) for the Services and AT&T shall not require payment of any installation charge for Customer's migration to such substitute AT&T service. If AT&T entirely discontinues the AT&T Frame Relay Service and fails to give Customer at least 12 months notice of such discontinuance and Customer is unable to migrate to another comparable AT&T Service, AT&T will provide Customer with a credit in an amount equal to the lesser of either One (1) month frame relay charges (based upon the average amount paid by Customer for Frame Relay over the prior Six (6) months), or reimburse the Customer for actual installation costs paid by Customer and not subsequently waived or reimbursed for replacement of the frame service. This provision shall apply only in the event that the full termination date given by AT&T for the Frame service is prior to April 1, 2007.
13.4.c
If AT&T discontinues (or notifies Customer of AT&T's intent to discontinue) Ultravailable Network Service or Frame Relay Service, Customer may, at its option, terminate any affected portion of related Service(s) for which Customer's primary use is substantially impaired absent the discontinued service, without incurring any liability, by notifying AT&T no later than ninety (90) days after the effective date of discontinuance of the Discontinued Service.

14.0
CERTAIN RIGHTS AND OBLIGATIONS OF AT&T AND CUSTOMER

14.1
Obligation to Maintain Insurance

14.1.a
AT&T shall obtain and maintain throughout the term of this Agreement, at its sole expense, the following types of insurance coverage, with minimum limits as follows: (i) Commercial General Liability covering liability arising from premises, operations, independent contractors, products-completed operations, personal and advertising injury, and contractual liability—$5,000,000 each occurrence; (ii) Business Automobile Liability covering all owned, hired, and non-owned vehicles—$5,000,000 each occurrence, including all statutory coverages for all states of operation; (iii) Workers Compensation—statutory limits for all states of operation with a waiver of subrogation against Customer or its Affiliates; (iv) Employers Liability—$1,000,000 each employee for bodily injury by accident, $1,000,000 each employee for bodily injury by disease; (v) Professional/Errors and Omissions Liability insurance appropriate to AT&T's profession. Coverage should be for a professional error, act or omission arising out of the scope of services shown in this Agreement—$5,000,000 per wrongful act and in the aggregate; and (vi) Blanket Crime Coverage including employee dishonesty covering liability against direct and verifiable losses of money, securities, products, equipment, material and other property of Customer caused by theft or forgery by identifiable employees of AT&T acting alone or in collusion with others—$1,000,000 each such claim.
14.1.b
To the extent that Customer is afforded coverage under the policies maintained by AT&T pursuant to this Agreement, all such policies of insurance shall be written as primary policies, not contributing with coverage that Customer may carry. If such policies do not contain the standard separation of insureds provision, or a substantially similar provision, they shall be endorsed to provide cross-liability coverage.
14.1.c
AT&T shall provide Customer with a certificate of insurance evidencing compliance with the insurance requirements set forth above. Certificate(s) will provide that Customer shall be named an additional insured on the commercial general and automobile liability policies, (except Workers Compensation and Employers Liability). The certificate(s) shall provide that Customer will receive thirty (30) days' prior written notice from the insurer of any termination or material reduction in the amount or scope of coverage. Such certificates shall be in a form acceptable to, and underwritten by insurance companies reasonably satisfactory to, Customer. AT&T shall furnish such certificates and all notices under this Section to Customer at the following address:
Risk & Treasury Analyst
Worldspan, L.P.
300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
Customer may change the designated positions or address for receipt of such certificates by providing AT&T's Client Business Manager this information in writing.
14.1.d
AT&T acknowledges that the purchase of appropriate insurance coverage by AT&T or the furnishing of certificate(s) of insurance shall not release AT&T from its obligations or liabilities under this Agreement, and Customer does not represent that the coverage and limits described in this Section will necessarily be adequate to protect AT&T. Nothing in this Section shall expand, contract or otherwise affect the scope of AT&T's liability under Article 9.0 (Limitations of Liability) or Article 11.0 (Indemnity).

14.1.e
AT&T may self insure (including by way of deductibles/retentions) the insurance requirements set forth in this Section to the extent provided under, and in a manner consistent with, the AT&T risk management program in effect from time to time.
14.1.f
If AT&T performs any of its obligations hereunder through a subcontractor, AT&T shall require such subcontractor, to the extent feasible and reasonable under the circumstances, to obtain and maintain with respect to the services it will perform and its activities in connection with those services insurance coverage for itself, its officers, employees and any agents and representatives permitted to perform services hereunder that are comparable to those specified above with respect to AT&T.
  14.2
  Space Licenses

    If, during the term of this Agreement, Customer wishes to allow AT&T to locate equipment at an Installation Site as needed for Customer's efficient and cost effective use of the Services, the parties will execute licensed space agreements under which Customer will provide space and related support (e.g. heat, light, power, air conditioning and other utilities). The terms and conditions of such agreements will be subject to the reasonable requirements of Customer's leases and applicable building rules, building/electrical codes and related regulatory requirements.

  14.3
  Access and Security

14.3.a
Subject to Subsections (b) and (c) below, AT&T personnel shall have such access at reasonable times to Customer's and User premises as is necessary to provide the Service in accordance with the terms of this Attachment.
14.3.b	All AT&T personnel shall be informed of and comply with Customer's and Users' reasonable security requirements at their respective premises.
14.3.c
Customer and Users shall have the right to refuse access and immediately to terminate the right of access to its premises of any AT&T personnel or any other employee or agent of AT&T should Customer or Users determine for any lawful reason that such refusal or termination is in Customer's or Users' best interest. Customer or User shall promptly notify AT&T of any such refusal or termination of access. Unless AT&T had prior notice or reasonable cause to believe that particular AT&T Personnel would be barred from Customer's premises, the time allowed under this Agreement for any installation, repair, maintenance, or similar action that such barred personnel were to perform shall be tolled for the period reasonably required by AT&T to deploy substitute personnel.
14.3.d	For purposes of this Section only, the term "AT&T Personnel" shall include all employees and agents of AT&T and its subcontractors.
  14.4
  Notification of Pending or Threatened Non-Performance

  If AT&T becomes aware that it or any other entity providing telecommunications service for use with the Services (including local exchange carriers or foreign telephone administrations) will be unable to perform an obligation relating to the provision of the Services, AT&T shall immediately notify Customer of that fact in writing. Such notification shall include a detailed description of the problem, the causes of the problem and AT&T's plan to bring about its resolution. Such notification shall not, by itself, relieve either party of its obligations and shall not preclude any remedies available to either party hereunder.

15.0
REPRESENTATIONS, WARRANTIES AND COVENANTS

15.1
Compliance with Laws

15.1.a
AT&T represents that it is and warrants that it shall, for the term of this Agreement, comply with all foreign and domestic laws, statutes, ordinances, rules, regulations and orders applicable and material to the provision of the Services. Customer represents that it is now in compliance with, and warrants that it shall for the duration of this Agreement comply with, all foreign and domestic laws, statutes, ordinances, rules, regulations and orders applicable and material to the use of the Services. If a charge of noncompliance with any foreign or domestic law (including a statute, rule or regulation) is filed against either party in connection with the Services, the party charged with noncompliance shall promptly notify the other party in writing.
15.1.b
As of the Effective Date, AT&T represents that is not aware of any foreign or domestic legal or regulatory matters or restrictions that AT&T believes will prevent AT&T from providing the Services at the Rates and Charges and on the terms and conditions specified in this Agreement.
15.1.c
Throughout the term of this Agreement, AT&T warrants that it shall take all lawful and necessary steps to ensure that the Services, and the Rates and Charges, terms and conditions set forth in this Agreement, remain in full compliance with all applicable laws, regulations and orders of any court or governmental body. If a ruling, order or determination of a Regulatory Authority takes effect that could adversely affect AT&T's ability to provide the Services under the terms and conditions set forth herein, AT&T shall use its reasonable efforts to provide service to Customer under other arrangements with rates, and on terms, no less favorable to Customer and shall file, or cause to be filed, any Tariffs necessary to carry out such arrangements.
15.1.d
The parties represent that they believe this Agreement to be fully consistent with the Communications Act of 1934, as amended, and the requirements of each Regulatory Authority with jurisdiction over a Service, and AT&T shall make such filings with Regulatory Authorities as are necessary for all applicable terms and conditions of this Agreement to be enforceable. If any filing with a Regulatory Authority that AT&T makes to implement any Attachment is not permitted by the relevant Regulatory Authority to become effective or AT&T withdraws such filing, AT&T will develop a mutually agreeable proposal the purpose of which will be to provide comparable service to Customer at rates that, taken as a whole, are equivalent to those set forth or referenced in the relevant Attachment to the extent permissible under applicable legal and regulatory requirements. Customer may terminate any affected Service or Service Component without liability for Termination Charge (other than for charges incurred prior to the date of termination) if AT&T fails to develop such a proposal or if AT&T fails to secure any required approval by a Regulatory Authority for such a proposal, or any tariff or other filing reflecting the proposal fails to take effect within thirty (30) days after the expiration of the minimum notice or waiting period, if any, required by such a filing under applicable legal or regulatory requirements.
  15.2
  Authorizations

  AT&T warrants that it shall secure all domestic and foreign permits, licenses, certifications, regulatory approvals and authorizations (collectively, "Authorizations") required to provide the Services to Customer and its Users, and shall take all lawful steps necessary to maintain such Authorizations during the term of this Agreement. Customer shall cooperate with AT&T in securing necessary Authorizations.

  15.3
  Service Guide Updates

  The AT&T Account Team will make reasonable efforts to promptly inform Customer of any change it is either aware of or should be aware of (in the course of its duties hereunder), in any applicable Service Guide, that materially affects the provision of Services or the terms and conditions under which Services are provided.

  15.4
  Good Faith Performance

15.4.a
Subject to the terms of this Agreement, both parties warrant that they shall take, or cause to be taken, all lawful actions to do, or cause to be done, all things reasonably necessary to comply with the requirements of this Agreement.
15.4.b
In the performance of their obligations under this Agreement, the parties warrant that they shall act fairly and in good faith. Where notice, approval or similar action by a party is permitted or required by any provision of this Agreement, such action shall not be unreasonably delayed, withheld or conditioned.
  15.5
  Non-Interference

15.5.a
AT&T warrants that the installation, maintenance and provision of the Services shall be performed (i) in conformity with reasonable precautions designed to promote safety and prevent injury to person or property at each user site; (ii) in such a manner as will not, except as consented to in writing in advance, create any hazardous condition or interfere with or impair in any material respect the operation of the public utilities or other systems or facilities at each Customer or User site, or interfere with the use or occupancy of common areas of a Customer or User site or the premises of any tenant occupying any space therein; and (iii) in such a manner as will not delay, restrict, impose any tasks, costs or obligations (other than as set forth in this Agreement) or interfere in any material respect with, the use or operation of any Customer or User site.
15.5.b
AT&T warrants that it shall not at any time do or perform any act, or omit to do or perform any act, that AT&T knows or has reason to believe will place Customer in default under the terms of any insurance policy, mortgage or lease governing activity at any Installation Site. AT&T shall, at its own expense, immediately correct or remedy any such act or omission upon receipt of notice thereof from Customer.
  15.6
  Authority and Good Standing

15.6.a
AT&T and Customer each represent that it has and warrants that it shall maintain full power and authority to enter into this Agreement without the consent of any other person. Subject to the rules and regulations of the relevant Regulatory Authorities, AT&T and Customer have and shall maintain the right to provide and receive, respectively, the Services and all other materials and services covered hereunder in accordance with the terms of this Agreement.

15.6.b
AT&T and Customer each represent that it is and warrants that it shall continue to be duly organized, validly existing and in good standing under the laws of a state in the United States of America, and each is and shall continue to be authorized to do business in the jurisdictions in which the ownership of its properties or conduct of its business legally requires such authorization, other than such jurisdictions in which the failure to be so authorized will not have a material effect upon AT&T's ability to provide the Services to Customer and Customer's ability to use the Services at any Installation Site in accordance with the terms of this Agreement.
  15.7
  No Conflict

  To the best of each party's knowledge, the parties represent that this Agreement and the transactions contemplated hereby are not in conflict in any material respect with any judicial or administrative orders to which either is a party or by which it may be bound.

  15.8
  Valid, Binding and Enforceable

  Each party represents that this Agreement constitutes a valid and binding agreement as to it, enforceable against, and inuring to the benefit of it and its successors and permitted assigns in accordance with its terms.

16.0
GENERAL PROVISIONS

16.1
Modification, Amendment, or Waiver

  No change, supplement to or modification, or waiver of any of the terms of this Agreement shall be binding unless included in a written agreement and signed by both parties.

  16.2
  Successors and Assigns

16.2.a
This Agreement may not be assigned by either party without the prior written consent of the other, which the other may grant or withhold in its sole discretion. Any attempted assignment without such prior written consent shall be null and void. Notwithstanding the foregoing, AT&T may, without Customer's consent, assign this Agreement or its right to receive payments hereunder to an Affiliate or to the surviving corporation into which AT&T may merge or consolidate, or to any entity to which AT&T transfers all or substantially all of its assets, provided that such assignee is not an airline reservations or related services competitor of Customer. Customer may, without AT&T's consent, assign this Agreement or any of its rights hereunder to an Affiliate (defined as above) or to one or more of its general partners or an Affiliate of a general partner the surviving corporation into which Customer may merge or consolidate, or to any entity to which Customer transfers all, or substantially all of its assets, provided that such assignee is not a telecommunications services or related services competitor of AT&T. In any assignment permitted under this Section, the assigning party shall remain responsible for performance of its obligations hereunder.
16.2.b	This Agreement shall be binding on the parties and their respective legal successors and permitted assigns.
  16.3
  Subcontracting

16.3.a
AT&T may subcontract any or all of the work to be performed by it under this Agreement, but shall retain responsibility for the work that is subcontracted and shall be solely responsible for payments due its subcontractors. In no event shall Customer be obligated to pay any AT&T subcontractors, materialmen or other laborers for claims which arise out of work performed in connection with AT&T's provision of Service, and AT&T agrees to hold harmless and defend Customer against any and all such claims, including the cost of defending them.
16.3.b
No subcontractor shall be deemed a third-party beneficiary for any purposes under this Agreement, notwithstanding any agreements contained herein that may operate to the benefit of such subcontractor and notwithstanding any status that the subcontractor's principal may have as a third party beneficiary under any contract related to this Agreement.
  16.4
  Severability

  If any portion of this Agreement is found to be invalid or unenforceable, the remaining portions shall continue in effect and the parties shall negotiate in good faith to substitute for such portions that cannot be implemented as agreed and that are essential parts of this Agreement. The negotiations shall be conducted in good faith and shall preserve the intention of the parties as expressed in this Agreement to the extent possible, and in a manner that preserves for each party the benefits of its bargain.

  16.5
  Notices

  Unless otherwise stated in this Agreement (including the Attachments), any notices required or permitted to be given or delivered under this Agreement shall be in writing. Notice of any circumstance with respect to a material breach or event of default shall be sufficiently given if delivered in hard-copy written form personally, by overnight express delivery service or by certified mail, return receipt requested. In all other circumstances, notice may also be delivered by facsimile or by electronic mail or such other electronic means as may be agreed upon by the parties. Notices shall be delivered to the following:

For Customer:	Mark Harris, Director of Network Communications and Infrastructure Axis House 242 Bath Road Hayes Middlesex UB35AY United Kingdom FAX: 770-563-7878
With a copy to:	Worldspan,L.P. 300 Galeria Parkway NW Atlanta, GA 30339-3196 USA Office of the General Counsel Fax:
For AT&T:	David Albano, SCVP 300 North Point Parkway Alpharetta, GA 30005 USA

  If the notice relates to a specific Attachment, notice shall also be provided to the address set forth in such Attachment or other address as a party designates in writing. Any party may from time to time designate another address or other addressees by notice to the other party in compliance with this Section. Any notice or other communication under this Agreement shall be deemed given when received.

  16.6
  Governing Law; Venue

  (The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York, excluding its rules with respect to conflicts of laws, except to the extent that the Communications Act of 1934, as amended, or other federal law may control any aspect of this Agreement, in which case the Communications Act or federal law shall govern such aspect. The parties agree to commence any action or proceeding against one another within two (2) years after the cause of action arises. The parties agree that this Agreement is not governed by the United Nations Convention on the International Sale of Goods. The parties irrevocably consent to the jurisdiction of the courts of the State of Georgia located in Atlanta, Georgia, and agree to commence any action or proceeding against one another in connection with this Agreement in Atlanta, Georgia.

  16.7
  Survival

    The provisions with respect to proprietary information, patent and copyright, content and use indemnifications, limitation of liability, third party beneficiaries, advertising and publicity,

    governing law, construction, modification, amendment, supplement or waiver, dispute resolution, remedies, limitations on actions, other provisions that by their nature are intended to survive, and this Section of this Agreement shall survive the expiration or termination of this Agreement.

  16.8
  Independent Contractors

  Except as specifically agreed to in writing, AT&T shall operate as and for all purposes be considered an independent contractor with respect to Customer, and the parties shall not be considered partners, joint venturers, principals, agents, or employees of each other in performing their obligations under this Agreement, and neither party shall have authority to bind or otherwise obligate the other in any manner whatsoever. All employees shall remain under the exclusive direction and control of their employer and no officer, director, employee, agent, affiliate or contractor retained by either party shall be deemed to be an employee, or agent or contractor of the other party. Each party shall be solely responsible for its own compliance with all laws, rules and regulations including those relating to employment of labor, hours of labor, working conditions, payment of wages, and payment of taxes, and the other party shall have no responsibility in relation thereto. Each party shall also be solely responsible for payments of all such party's employees' compensation, including overtime wages, employee benefits, social security taxes, employment taxes and any similar taxes, and workmen's compensation, disability and other insurance, and the withholding or deduction, if any, of such items to the extent required by applicable law.

  16.9
  Cumulative Remedies

  Except as specifically provided herein or in an Attachment, the remedies under this Agreement shall be cumulative and not exclusive, and election of one remedy shall not preclude pursuit of other remedies available under this Agreement; provided, however, that, service level credits received by Customer in accordance with the Performance Specifications as the result of a failure of a Service to satisfy Performance Specifications agreed upon by the parties and set forth expressly in an Attachment shall be Customer's exclusive monetary remedy for such failure.

  16.10
  Headings of No Force or Effect

  The headings in this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms hereof.

  16.11
  Counterparts

  This Agreement may be signed in multiple counterparts, all of which taken together shall constitute the agreement between the parties for the purpose of this Agreement.

  16.12
  Entirety of Agreement

  This Agreement, consisting of these General Terms and Conditions, together with the Exhibits, Attachments, Service Guides, Acceptable Use Policy, and applicable Tariffs, constitutes the complete and exclusive statement of the agreement between the parties with respect to the Services to be provided hereunder. This Agreement supersedes all prior agreements, proposals, representations, statements or understandings, whether written or oral, concerning such Services or the rights and obligations relating to those Services.

  16.13
  Official Language

  The authentic language of this Agreement is English. In the event of a conflict between this Agreement and any translation, the English version will take precedence.

  17.0
  EXPORT CONTROL

  The parties acknowledge that equipment or products, Software, and technical information (including, but not limited to, technical assistance and training) provided under this Agreement may be subject to export laws and regulations, and any use or transfer of the products, Software, and technical information must be in compliance with all applicable regulations. The parties will not use, distribute, transfer, or transmit the products, Software, or technical information (even if incorporated into other products) except in compliance with all applicable export regulations. If requested by either party, the other party agrees to sign written assurances and other export-related documents as may be required to comply with all applicable export regulations.

Exhibit ND

MUTUAL NON-DISCLOSURE AGREEMENT

        This Agreement, effective as of                        ("Effective Date"), is between                        ("Third Party Recipient"), a                        (corporation/general partnership) having offices at                        , Worldspan, L.P. ("Company"), a limited partnership having offices at 300 Galleria Parkway, NW, Atlanta, Georgia 30339, and AT&T Corp. ("AT&T"), a corporation having offices 300 North Point Parkway, Alpharetta, Georgia 30005.

        WHEREAS, AT&T is currently providing telecommunications services to Company; and

        WHEREAS, AT&T, with the assistance of Company, seek to offer such telecommunications services to the Third Party Recipient pursuant to discussions, negotiations and/or other communications regarding such products and/or services offered by AT&T (the "Discussions"); and

        WHEREAS, in the course of such Discussions, Company, Third Party Recipient and AT&T (hereinafter referred to collectively as "parties" and separately as "party") may desire to disclose to and receive from the other certain proprietary and confidential information; and

        WHEREAS, each party desires to maintain the confidentiality of such information;

        NOW, THEREFORE, in consideration of the mutual undertakings herein, and as a condition of receiving such information, the parties agree as follows:

        1.     As used in this Agreement, "Confidential Information" shall mean information furnished or disclosed by one party or its partners, principals, employees, agents or representatives (the "Disclosing Party") to another party or its partners, principals, employees, agents or representatives (the "Receiving Party"), including but not limited to proposals, contracts, tariff and contract drafts, specifications, drawings, models, samples, data, network designs and design proposals, pricing information, research, strategic plans, computer programs, software and documentation, prototypes, and other technical or business information related to current and anticipated AT&T products and services and Company's current and anticipated voice and data telecommunication needs. Information that is in written, graphic or tangible form shall be deemed Confidential Information only if the information is indicated by appropriate markings or statements to be confidential or proprietary; provided, however, that all written or oral pricing, contract and tariff proposals exchanged between the parties also shall be deemed Confidential Information, whether or not expressly indicated by markings or statements to be confidential or proprietary. Such Confidential Information shall be deemed the property of the Disclosing Party and shall be returned to the Disclosing Party within ten (10) business days of a written notification requesting the return of said Confidential Information.

        AT&T's or Company's Confidential Information shall also include any information of the types described above that is received by Third Party Recipient from or through Company, any attorney, consultant or other third party in connection with the subject matter or purposes of this agreement, provided it (a) is Confidential Information as described above, and (b) does not fall into the exceptions set forth herein.

        2.     The Receiving Party shall hold all Confidential Information in confidence for at least three years following receipt of such Confidential Information or for at least three years after the expiration or termination of any the so-called Master Agreement between AT&T and Company dated March, 2004, whichever period is longer. During that period, AT&T shall use Third Party Recipient's Confidential Information only for the purposes of evaluation, discussion and negotiation with Third Party Recipient and Company, preparation of proposals, and the actual provision of such products and/or services;. During such period, a Receiving Party: (a) shall reproduce such Confidential Information only to the extent necessary for such purposes; (b) shall restrict disclosure of such Confidential Information to such of its partners, representatives, agents, principals and employees as have a need to know such information for such purposes; (c) shall advise any principals and employees to whom such Confidential Information is disclosed of the obligations assumed in this Agreement; (d) shall not disclose any Confidential Information to any third party without prior written approval of the Disclosing Party except as expressly provided herein; and (e) shall use at least the same degree of care as it uses with regard to its own proprietary or confidential information to prevent the disclosure, use or publication of such Confidential Information.

        3.     Notwithstanding anything herein contained to the contrary, Confidential Information shall not include any information which (a) is not described as Confidential Information in paragraph 1 of this Agreement; (b) now or hereafter becomes generally available to the public other than as the result of a disclosure by the Receiving Party in violation hereof; (c) becomes known to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party which the Receiving Party reasonably believes is not prohibited from disclosing such Confidential Information by legal, contractual or fiduciary obligation prior to its receipt from the Disclosing Party; or (d) is developed by the Receiving Party independently of any disclosures previously made by the Disclosing Party to the Receiving Party of such Confidential Information.

        4.     A Receiving Party may disclose Confidential Information if such disclosure is in response to an order, subpoena, or request from a court, the FCC or another regulatory body, or in compliance with the requirements of any law, rule, regulation, supbpoena or other administrative or legal process; provided, however, that before making such disclosure, the Receiving Party shall first give the Disclosing Party reasonable notice and opportunity to object to the order or request, and/or to obtain a protective order covering the Confidential Information to be disclosed. The Receiving Party shall not be required to hold in confidence any Confidential Information which is made public by the Disclosing Party or a third party.

        5.     No license to a party, under any trademark, patent, copyright, mask work protection right or any other intellectual property right, is either granted or implied by this Agreement. Nothing in this Agreement or in the Discussions contemplated by this Agreement shall constitute any representation, warranty, assurance, guarantee or inducement by either party to the other with respect to the non-infringement of trademarks, patents, copyrights, mask protection rights or any other intellectual property rights, or other rights of third persons or of either party.

        6.     Neither this Agreement nor the disclosure or receipt of Confidential Information or any other activity contemplated hereunder shall constitute or imply any promise or intention to make any purchase of products or services by Company or by either party or any commitment by Company or by either party with respect to the present or future offering and/or marketing of any product or service.

        7.     Each party to this Agreement hereby assures the other party that it does not intend to transmit, directly or indirectly, any technical information received from the other party, or any immediate product produced directly by use of such information, to any place or any person outside the United States or to any citizen or resident of a country other than the United States, other than in compliance with all applicable legal and regulatory requirements, including all applicable U.S. Export Administration regulations. This provision will survive the termination of this Agreement.

        8.     This Agreement constitutes the entire understanding between the parties hereto as to the Confidential Information and merges all prior discussions between them relating thereto.

        9.     No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each of the parties by their respective duly authorized representatives.

        10.   This Agreement shall be governed by the law of the State of New York.

        The parties have duly executed and agreed to be bound by this Agreement by the signatures of their authorized representatives below. Each party represents and warrants that the person executing this Agreement on its behalf is fully authorized to do so.

Third Party Recipient (company name):	AT&T Corp.
By:		By:

	(Typed or printed name)		(Typed or printed name)

	(Title)		(Title)

	(Date)		(Date)
Company:
By:

(Typed or printed name)

(Title)

(Date)

EXHIBIT UA

Unaffiliated Agency Program

        1.     In accordance with the Agreement, and for a period not to exceed the applicable terms of the respective services listed in Exhibit 1, Customer agrees to exclusively recommend and diligently promote, solely within the geographic region of the United States and Canada (the "Limited Region"), the AT&T DSL and any other AT&T Services listed in Schedule 1 of this Exhibit (collectively "the Program Services") to its Unaffiliated Agencies, as designated in Schedule 2 (as modified by Customer by written notice to AT&T from time to time) pursuant to Section 3 below. The obligations set forth herein are subject to all present (and continuing) contractual obligations, if any, of Customer to third parties.

        2.     Upon mutual agreement of the parties, Customer's projected promotional efforts are anticipated to include but not be limited to: periodic letter announcements of the program; favorable mention in periodic meetings or other regular communications between Customer and Unaffiliated Agencies in the course of Customer's normal business operations; recommendations on websites maintained for the Unaffiliated Agencies, if any, and such other means as the parties to this Agreement shall agree. Subject to the qualification set forth in Paragraph 1 above regarding existing Customer contractual commitments, Customer agrees not to recommend or promote or facilitate the promotion of comparable services offered by any competitor of AT&T during the term of the applicable Program Service, subject to section 5 below. AT&T shall likewise actively market the program to the Unaffiliated Agencies, via mailings, phone calls and its other normal marketing and sales processes. The existence of this program and its associated pricing, however, shall be deemed Confidential Information under the Agreement, and neither partyCustomer shall disclose the existence of the program, its terms and conditions, or its pricing to any person or entity that is not a designated Unaffiliated Agency that has already agreed in writing to maintain the confidentiality of such information, pursuant to Article 4 (Confidential Information) of the Agreement.

        3.     In consideration of Customer's performance of its obligations under Sections 1 and 2 above, AT&T agrees to offer the Program Services to the Unaffiliated Agencies, pursuant to AT&T's standard agreements, terms and conditions for similar customers, at the fixed prices and/or discounts indicated in Schedule 1, and subject to normal availability requirements (such as availability of facilities, geographic scope of the services, etc.) throughout the term of this Agreement. In order to qualify for the special prices, the Unaffiliated Agencies must have been designated as such by Customer via written notice to AT&T, must be reasonably creditworthy in accordance with AT&T's normal practices, and must agree in writing to be bound by AT&T's standard written agreements, terms and conditions associated with such services (as normally provided to comparable customers). Availability of the Program Services shall be subject to availability of necessary facilities and other normal limitations. The Unaffiliated Agencies shall be parties to their own separate agreements with AT&T, and shall be solely responsible for all customer obligations under such agreements, including payment.

        4.     The net charges incurred by the Unaffiliated Agencies pursuant to their own agreements under the program that would be MRC Eligible Charges if they had been incurred directly by Customer under this Agreement shall be MRC Eligible Charges for purposes of retiring applicable commitments under the Agreement.

        5.     Stewardship Reviews.    Customer and AT&T shall meet not less than once each 6 months to review the progress of the program. During such meetings, the parties shall discuss their respective promotional efforts, the feedback received from the Unaffiliated Agency participants, the percentage of eligible Unaffiliated Agencies subscribing to the Program Services under the program, the continued competitiveness of the prices, significant technological developments, performance issues affecting AT&T, Customer and/or the Unaffiliated Agencies, and other matters of mutual concern. Based upon such discussions, the parties may agree to modify one or more aspects of the program. If despite the parties' reasonable efforts hereunder, fewer than 50% of the designated eligible Unaffiliated Agencies are participating in the program, following the first 4 consecutive calendar quarters following the Effective Date of the Agreement, Customer may elect to terminate the program by written notice. Following effectiveness of such written notice, Customer shall have no further obligation to recommend or promote the program or Program Services to its Unaffiliated Agencies, and AT&T shall have no further obligation to offer the Program Services and applicable prices to such Unaffiliated Agencies. AT&T shall, however, honor existing obligations to the then-participating Unaffiliated Agencies for the duration of the respective contract terms.

AT&T MA Reference No. 23411

AT&T Voice/Data Service
Service Order Attachment

CUSTOMER Legal Name ("Customer")	AT&T Corp. (or enter AT&T signing entity) ("AT&T")	AT&T Sales Contact Name Primary Contact

Worldspan, L.P.	AT&T Corp.	Name Mary E. Worch

CUSTOMER Address	AT&T Corp. Address and Contact	AT&T Sales Contact Information

Street Address 300 Galleria NW City Atlanta State / Province GA Country USA Domestic / International / Zip Code 30339	55 Corporate Drive Bridgewater, New Jersey 08807 Attn: Master Agreement Support Team Email mast@att.com	Street Address 300 North Point Pkwy City Alpharetta State / Province GA Country USA Domestic / International / Zip Code 30005 Fax Email mworch@att.com Sales/Branch Manager Albano SCVP Name Albano

CUSTOMER Contact	AT&T Address and Contact (if signing entity other than AT&T Corp.)	AT&T Authorized Agent Information (if applicable) Primary Contact

Name David Lauderdale Title Chief Technical Officer and Senior Vice President — Worldwide Technical Operations Telephone 770-563-6796 Fax Email david.Lauderdale@worldspan.com	Name Title Telephone Street Address City State / Province Country Domestic / International / Zip Code	Name Company Name Agent Address City State / Province Country Domestic / International / Zip Code Telephone Fax Email Agent Code

CUSTOMER Billing Address

Street Address 300 Galleria Parkway NW City Atlanta State / Province GA Country USA Domestic / International / Zip Code: 30339

  This Service Order Attachment (and its schedules) is part of the Agreement between AT&T and Customer referenced above.

    In the event of a conflict among terms, the order of descending priority shall be this Service Order Attachment, the Agreement's general terms and conditions, and the AT&T Service Guide.

Customer hereby places an order for:
XXX New Attachment this SOA Cover Page is for a New Attachment	Amendment to Attachment No. , which amends and restates the Service Order Attachment and provides that any Addendum to the SOA that is not attached to this Amendment is not amended hereby and remains in effect.

AGREED:	AGREED:
CUSTOMER: Worldspan, L.P.	AT&T Corp.
By:	By:

(Authorized Signature)	(Authorized Signature)

Rakesh Gangwal (Typed or Printed Name)	(Typed or Printed Name)

Chairman, President and Chief Executive Officer (Title)	(Title)

(Date)	(Date)

AT&T MA Reference No.

AT&T Voice/Data Service
Service Order Attachment

MARC-Eligible Services:

        1.     For purposes of this Agreement, the Other AT&T Services designated by AT&T as MARC-Eligible, pursuant to Section 3 of the Attachment, are as follows:

        Transfer Mode Service & AT&T Frame/Relay/Asynchronous Transfer Mode Interworking Service

    AT&T Asynchronous Transfer Mode Plus Service
    AT&T Frame Plus Service
    AT&T Integrated Network Connection Services
    AT&T Managed Internet Service
    AT&T Virtual Private Network Tunneling Services
    AT&T Teleconference Service Options
    AT&T Global Inbound Service
    AT&T North American Voice Services
    AT&T Dedicated Subcriber Line Service
    AT&T Local Services
    AT&T Global Services—Custom Canadian Services for Enhanced VPN Edge Based Services, Broadband

        Site-to-Site Option

    AT&T Business Internet Service
    AT&T Ultravailable Business Continuity Solution

2.
Facility Selection

AT&T commits to provide 128K Connectivity service to Customer and it's Users via either Frame Relay Access Ports or via DSL to Frame Relay service where either or both of these services are available from AT&T. Where DSL services are available from AT&T, AT&T may provision DSL to Frame to Customer and it's Users in the place of Frame Relay Access Ports 60 days or thereafter upon sending written notice of such change to Customer and it's Users.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

1.
SERVICES/OFFERS PROVIDED

AT&T will provide the following Services/Offers to the Customer under this AT&T Service Order Attachment—Voice/Data Services (the "Attachment") pursuant to the AT&T Business Service Guide located at http://www.att.com/serviceguide/business (the "Service Guide") as amended from time to time provided, however, that application of the Service Guide is pursuant to the terms and conditions applicable thereto set forth in the Master Agreement referenced above (the "Agreement"). Further, the General Terms and Conditions of the Agreement are hereby incorporated into this Attachment. The Rates, Discounts and other provisions stated in this Attachment are in lieu of the comparable provision stated in the Service Guide.

•
AT&T SDN OneNet Services

•
AT&T Global Inbound Service

•
AT&T Audio and Video TeleConference Services*

•
AT&T Toll-Free Services

•
AT&T Frame Relay Services (FRS)

•
AT&T International Satellite Services

•
AT&T Private Line Services

•
AT&T Local Channel Services

*—The Customer must identify with each order for AT&T Audio and Video TeleConference Services that such services are to be provided under this Attachment.

2.
ATTACHMENT TERM, RENEWAL OPTIONS

The term of this Attachment is three (3) years. The Effective Date of this Attachment (EDA) is upon signature by both parties. The EDA is used to determine the Applicable Rate Effective Date. The Rates and Discounts commence beginning on the applicable Rate Effective Date as shown below.

This Attachment may be extended in its entirety for two (2) additional one (1)-year periods at the rates, terms, commitments and conditions then in effect under this Attachment, and subject to the following conditions. For the first 1-year entension, Customer must notify AT&T in writing at least 45 days prior to the last day of the 24th month after Effective Date of this Attachment. If Customer elects to extend this Attachment for an additional year as per above (making this Attachment a 48 month term), Customer will receive a credit of $250,000 to be applied to Customer's Frame Relay bill in the 27th month. In addition, only if Customer made the election to extend by month 24, Customer may elect to extend this Attachment another year by giving notice of their intention to extend this Attachment to 60 months by giving AT&T notice at least 45 days written notice prior to the last day of the 36th month after the Effective Date of this Attachment. If Customer elects to extend this Attachment for a second 1-year period, Customer will receive an additional credit of $250,000 to be applied to Customer's Frame Relay bill in the 39th month after Effective Date of this Attachment. If applicable, AT&T will prepare the necessary term extensions and credits, but Customer must execute appropriate Amendments in order to apply the credits.

For the following Services/Offers Provided under this Attachment	If the EDA is:	Then the rates and discounts for these services can commence on:

VOICE SERVICES: AT&T SDN OneNet Services/AT&T Toll-Free Services, AT&T Global Inbound Service and AT&T Audio and Video TeleConference Services	On or before the 28th of the month	The first day of the first full month billing following the EDA, or later ("Rate Effective Date")

VOICE SERVICES: AT&T SDN OneNet Services/AT&T Toll-Free Services, AT&T Global Inbound Service and AT&T Audio and Video TeleConference Services	After the 28th of the month	The first day of the second full billing month following the EDA, or later ("Rate Effective Date")

For the following Services/Offers Provided under this Attachment	Then the rates and discounts for these services can commence on

DATA SERVICES: AT&T Private Line Services, AT&T Frame Relay Services, AT&T International Satellite Service and AT&T Local Channel Services	On the EDA ("Rate Effective Date")

3. MINIMUM COMMITMENTS/CHARGES

3.1.    Minimum Annual Revenue Commitment
The Customer agrees to satisfy the following Minimum Annual Revenue Commitment (MARC):

	YEAR 1		YEAR 2		YEAR 3

MARC	$	[**]	$	[**]	$	[**]

The MARC will be satisfied by the following "MARC-eligible charges":

Gross Monthly Usage Charges (GMUCs) (after the application of the applicable discounts, as specified in Section 5., following) for AT&T SDN OneNet Services and AT&T Toll-Free Services, AT&T Global Inbound Service, AT&T Audio and Video TeleConference Services.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

Undiscounted Recurring Charges (after the application of the applicable discounts, as specified in Section 5., following) for AT&T SDN OneNet Optional Features, AT&T Toll-Free Service Optional Features, AT&T Advanced Toll-Free Services, AT&T Global Inbound Service, Digital Services Volume Pricing Plan (DSVPP)-Eligible Services and Service Components, Frame Relay Service Domestic Access Ports, Primary Rate Interface (PRI), AT&T Terrestrial 1.544 Mbps Local Channel Service provided under an Access Value Arrangement or Access Value Plan (AVP),

AT&T ACCU-Ring Network Access Service which have been ordered under a separate contract between the Customer and AT&T, excluding Special Construction Charges and Individual Case Basis contracts,

Other AT&T Services which have been mutually designated in writing by the parties prior to or during the term of this Attachment, an initial list of which is set forth on the cover page hereto.

If on any anniversary of the start of the Attachment Term, the Customer has failed to satisfy the MARC for the preceding 12 month period, the Customer will be billed a shortfall charge equal to 100% of the difference between the MARC and the total MARC-eligible charges for that 12 month period. The foregoing shall not limit the operation of the section of the General Terms and Conditions entitled "Stewardship Meetings."

4. ATTACHMENT PRICE

Regardless of any stabilization that may appear in this Attachment for the Services/Offers Provided, AT&T reserves the right to increase charges as a result of expenses incurred by AT&T relating to regulatory assessments stemming from an order, rule or regulation of the Federal Communications Commission or other regulatory authority or court having competent jurisdiction (including but not limited to payphone, PICC and USF related expenses).

5. DISCOUNTS

All discounts are applied in the same manner as specified in the applicable section of the Service Guide, and no other discounts will apply.

AT&T SDN OneNet Services/AT&T Toll-Free Services—The Customer will receive the following discounts on the AT&T SDN OneNet Discount Plan qualified usage charges:

For Gross Monthly Usage Charges of:	Discount applied to Domestic SDN OneNet, Domestic and International Toll- Free Services Usage	Discount applied to International SDN OneNet Usage

Greater than $0	[**]%	[**]%

AT&T Global Inbound Service—The Customer will receive a [**]% discount on AT&T Global Inbound (U.S. to foreign and foreign to U.S.) usage charges.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

AT&T Frame Relay, International Satellite, Domestic and International Private Line and AT&T Local Channel Services—The Customer will receive the following discounts on the DSVPP-Eligible Service Components associated with the Services listed below:

DSVPP-Eligible Services	Discount

Frame Relay Service and Domestic Access Ports	[**]%

ACCUNET Spectrum of Digital Service (ASDS) 64 kbps and below	[**]%

• Access Connections	[**]%

ACCUNET Spectrum of Digital Service (ASDS) 128 kbps and above	[**]%

ACCUNET T1.5 Service	[**]%

• Access Connections	[**]%

• M-24 Multiplexing Office Functions	[**]%

ACCUNET T45 Service	[**]%

• Access Connections	[**]%

• M-28 Multiplexing Office Functions	[**]%

ACCUNET Fractional T45 Service	[**]%

International ACCUNET 2.048 Mbps Service-Mexico	[**]%

ACCUNET SONET T155 Service	[**]%

SONET OC12 Service	[**]%

ACCUNET Generic Digital Access (GDA) 9.6/56/64 kbps	[**]%

• Access Coordination Functions	[**]%

Terrestrial 1.544 Mbps Local Channel Service	[**]%

• Access Coordination Functions	[**]%

Voice Grade Local Channel Services (VGLC)	[**]%

• Access Coordination Functions	[**]%

Digital Data Local Channel Service (DDLC) 9.6/56/64 kbps	[**]%

Terrestrial 45 Mbps Local Channel Service	[**]%

• Access Coordination Functions	[**]%

Voice Grade Private Line Service-Overseas Half Channel	[**]%

International ACCUNET Digital Services-Half Channel	[**]%

International Satellite Shared Earth Station Service- Half Channel	[**]%

International Full Channel Service-Overseas-Overseas Cable Digital Channel	[**]%

The Customer will receive an additional [**]% discount on the DSVPP-eligible service components for International E2E Frame Relay Service and International Internet Protocol Enabled Frame Relay Service (IP e FRS).

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

6. CLASSIFICATIONS, PRACTICES AND REGULATIONS

6.1 PROMOTIONS

The Customer is ineligible for any promotions, credits or waivers in the Service Guide, except that the Customer is eligible for Waiver Package Options A, B, C and D, as specified in the Service Guide.

6.2 WAIVERS

AT&T will waive the following charges, provided such components remain installed for a minimum retention period of 12 months or unless otherwise indicated below:

6.2.1    The Installation Charges for FRS Domestic Access Ports as specified in Section 7.

There is no minimum retention period associated with this waiver.

6.2.2    The Installation Charge for FRS Enterprise PVCs.

6.2.3    The FRS Port Change Charges and FRS PVC Change Charges.

6.2.4    75% of the Monthly Recurring Charge for Primary Rate Interface Office Functions, in lieu of the waiver specified in Waiver Package B.

6.3 CREDITS

AT&T will apply a credit equal to:

6.3.1.    $[**] to the Customer's OneNet bill in the 3rd, 15th, and 27th full billing month following the start of the Attachment Term.

6.3.2.    $[**] to the Customer's Frame Relay Bill in the 3rd full billing month following the start of the Attachment Term.

6.3.3.    If Customer spends $[**], net of any discounts, credits, taxes or regulatory fees or surcharges in the first 12 months of this Attachment on any eligible Services that contribute to this Attachment, excluding equipment and maintenance resell, unless equipment and maintenance is purchased through AT&T and is used in conjunction with an AT&T provided Service, and excluding Services purchased under any existing AT&T contracts not covered under this Attachment, Customer will receive a $[**] credit to be applied to Customer's Frame Relay bill in the 15thmonth after the Effective Date of this Attachment.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

6.4    DISCONTINUANCE

The Customer may discontinue this Attachment under one of the following provisions without incurring any termination charges. However, the Customer shall remain liable for shortfall charges (if any) incurred prior to the effective date of discontinuance, and any other charges and liabilities.

(1)
In the event of a breach of any material term or condition of this Attachment or the underlying applicable sections of the Service Guide by AT&T where such failure continues unremedied for thirty (30) days after receipt of written notice by AT&T.

(2)
Prior to the end of the Attachment Term, provided the Customer: (1) is current in payment to AT&T for its existing telecommunication services and (2) replaces this Attachment with other domestic and/or international telecommunications Services (excluding Wireless and Broadband Service) provided by AT&T having: (i) an equal or greater new Minimum Annual Revenue Commitment (MARC), and (ii) a new term equal to or greater than the remaining term of this Attachment. If the Customer is terminating more than one Attachment per this provision, the new MARC must be equal to or greater than the sum of all the MARCs in the Attachments that are being discontinued. However, the Customer will be billed a shortfall charge equal to: the difference between (1) the prorated MARC for the year in which the Customer discontinues and (2) the total of the actual MARC-eligible charges incurred for that year. This shortfall charge will only be billed if the amount in (2) is less than the amount in (1).

If the Customer discontinues this Attachment without cause other than as stated in the preceding paragraph, or if AT&T terminates as contractually permitted for cause (e.g., due to Customer's uncured material breach), prior to the expiration of the Attachment Term, a Termination Charge will apply. The Termination Charge will be an amount equal to the sum of the following percentages of the MARC for the year of discontinuance and each year remaining in the Attachment Term. This Termination Charge is in addition to any Termination Charge for service components disconnected prior to the end of the minimum retention period, if applicable. In addition, the Customer shall remain liable for shortfall charges (if any) incurred prior to the effective date of discontinuance.

Attachment Year	Percentage
1	100%
2	100%
3	100%

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

6.5.    OTHER REQUIREMENTS

6.5.1.    FRS Service (FRS Port connected to FRS Port by FRS PVC) Performance Requirements

6.5.1.A.    PVC Availability

PVC Availability is a measure of the time during which a U.S. domestic FRS Permanent Virtual Circuit (PVC) is available for use by the Customer ("Available Hours"). Domestic is defined as both FRS Ports residing in the continental United States. Percentage Availability is the complement of percent Unavailability (i.e., % Availability - 100-% Unavailability). Unavailability begins when AT&T discovers or the Customer notifies the AT&T InterSpan High Speed Services Network Operations Center ("HSS-NOC") whichever first occurs, that data cannot be transmitted over a PVC and ends when AT&T notifies the Customer that the PVC is restored and operational ("Unavailable Hours"). The PVC Availability Percentage is determined by dividing the Available Hours by the adjusted hours in a month, where the adjusted hours consists of the total hours in the month less the period of scheduled preventive maintenance of which Customer has been given at least seventy-two (72) hours' advance notice. The PVC Percentage Availability requirements for a U.S. Domestic FRS PVC (excluding failures attributed to access and egress facilities other than those provided by AT&T as part of an Access Port), Customer Premises Equipment, scheduled FRS upgrades or force majeure conditions) is ninety-nine and nine tenths percent (99.9%) measured over a month ("Measurement Period).

If the PVC Percentage Availability performance requirement above is not met in any Measurement Period, the Customer shall be entitled to a credit equal to one (1) month's discounted Monthly Charge for the affected PVC. In addition to the foregoing credit, the Customer shall receive the following percentage of the monthly discounted Monthly Charge of the two Ports at each end of a PVC when it is unavailable for the periods listed ("Port Credit"):

Hours of Unavailability	Credit
1-4.99	[**]%

5-9.99	[**]%

10-14.99	[**]%

15-19.99	[**]%

20 or more	[**]%

When more than one PVC is connected to a single Port and all of the PVCs are not unavailable, the Port Credit for that Port will be based on a proportion of the total monthly discounted Monthly Charge for that Port computed by dividing the number of affected PVCs by the total number of PVCs connected to the Port. The Port Credit for a given Port in a month may not exceed the total discounted Monthly Charge for that Port.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

6.5.1.B. Throughput

Throughput is defined as the rate of sustained data transmission through the FRS network in the U.S. The measured data volume (in kilobits) shall include user data plus overhead data, which includes flags, cyclic redundancy check, and control bits in the frame relay data units defined in CCITT standards Q.921 and Q.922.

For purposes of measuring throughput, a data test sequence of 1 megabit in size shall be transmitted into an FRS port (originating port) on a single FRS PVC destined to a second FRS port (destination port). All other PVCs connected to either the originating or destination port must be idle during the test. The throughput shall be the sum of the offered data sequence plus overhead data, in bits, divided by the time, in milliseconds, necessary for the originating port to accept and deliver the offered data sequence. The effect of data received incorrectly by the originating port as a result of errors induced by the access circuit shall be factored out of the throughput calculation.

For testing purposes, AT&T (or the Customer, if it chooses to conduct such tests) will use an unacknowledged stream of data (i.e., no inquiry responses/answerbacks) to measure throughput. Protocol analyzers with load generation capability are recommended for generation of test data. UNIX workstations that send UDP of IP datagrams or use TCP applications (for example, File Transfer Protocol [FTP]) can be used in the measurement provided that they are dedicated to the generation of test data. FRS shall provide PVC Committed Information Rate ("CIR") throughput of at least 99.99% of the PVC CIR ("Throughput Requirement").

AT&T shall test (with the Customer's cooperation and consent) Throughput on a given PVC when AT&T becomes aware or is notified by the Customer of a potential problem. The Customer may conduct its own test in accordance with the requirements of this paragraph to verify AT&T's test results. AT&T and the Customer shall cooperate in sharing applicable test data necessary for the determination of test results.

If tests show that the Throughput requirement is not being met for a PVC, the Customer shall be entitled to a credit equal to one (1) months' discounted Monthly Charge for the affected PVC.

6.5.1.C.    Transit Delay

FRS shall provide a network transit delay of eighty (80) milliseconds one-way for all of the Customer's installed Domestic FRS PVCs ("Transit Delay Requirement") based on the following conditions.

The Transit Delay Requirement is applicable only between two (2) continental U.S. based AT&T POPs.

The transit delay time will be measured from the time when the last bit of the frame referenced in the next paragraph is admitted through the ingress Port at one end of the PVC to when the first bit of the same frame emerges from the egress Port at the opposite end of the PVC. The Transit Delay Requirements includes cross-switch processing delays at each frame relay switch, queuing and transmission delays at each trunk between the switches, and propagation delays. The Transit Delay Requirement excludes delays attributed to Customer Premises Equipment, insertion delays at the access circuits and access and egress propagation delays.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

The frame size to be used in the transit delay time test must be less than or equal to two hundred (200) octets long, including protocol overhead.

Ports over which the transit delay time is calculated must be otherwise inactive (i.e., when the particular PVC whose delay is in question does not carry any traffic other than the test frame and when other PVCs sharing the same Port are inactive).

AT&T will measure transit delay utilizing the StrataCom StratView Plus network management system "Transit Delay" function. This function is similar to a "ping" test in that it sends a series of test packets between the two (2) Ports being tested and measures the one-way delay for that transmission.

AT&T shall test (with the Customer's cooperation and consent) Transit Delay on a given PVC when AT&T becomes aware or is notified by the Customer of a potential problem. The Customer may conduct its own test in accordance with the requirements of this paragraph (or using a "ping" test) to verify AT&T's test results. AT&T and the Customer shall cooperate in sharing applicable test data necessary for the determination of test results.

If tests show that the Transit Delay Requirement above is not met, Customer shall be entitled to a credit equal to one (1) months' discounted Monthly Charge for the affected PVC.

6.5.1.D.    If more than one of the Performance Requirements set forth in Sections 6.5.1.A., 6.5.1.B., and 6.5.1.C. above (Performance Requirements) are not met for the same PVC in any one Measurement Period, a maximum of one month's discounted PVC Monthly Charge credit shall be allowed for that PVC.

6.6    AVAILABILITY

This Attachment is available only to Customers who order this Attachment only once, either by the Customer or any Affiliate of the Customer, which is any entity that controls, is controlled by or is under common control with the Customer.

6.7    EXCLUSIVITY

It is the parties intent in entering into this SOA and the Master Agreement that Other AT&T Services, as defined in the cover page of this SOA be employed in all reasonable respects on an exclusive basis, subject to applicable contractual terms and the following limitations. However, this requirement shall not (1) require Customer to breach any contract which exists as of this Attachment Term start date, or (2) prevent Customer from obtaining from other interexchange carriers, at any time during the Attachment Term, those service(s) required by Customer but which are unavailable from AT&T.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

7. RATES

The following rates apply in lieu of the corresponding rates set forth in the Service Guide.

AT&T SDN OneNet Rate Schedules

•
The rates listed below apply for all Mileages & Bands and for all rate periods

•
Are billed in Initial Period of 18 Seconds or Fraction thereof and Additional Period of 6 Seconds or Fraction thereof.

•
Are stabilized for the Attachment Term.
Rates Schedules	Per Minute
A, A-PV	$	[**]
B(a), B-PV(a), B(b), B-PV(b)	$	[**]
C(a), C(b), C-PV	$	[**]
E	$	[**]
H1	$	[**]
H2	$	[**]
K	$	[**]

AT&T Toll-Free Service Rate Schedules

•
The rates listed below apply for all Service Areas and for all rate periods

•
Are billed in Initial Period of 30 Seconds or Fraction thereof and Additional Period of 1 Second or Fraction thereof.

•
Are stabilized for the Attachment Term.
Per Minute
AT&T Toll-Free MEGACOM Service-Domestic	$	[**]
AT&T Toll-Free READYLINE Service-Domestic	$	[**]
AT&T Toll-Free Multimedia Service	$	[**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

AT&T Frame Relay Service—Domestic Access Port Charges

•
The following rates are stabilized for the Attachment Term.

When the service components specified below are ordered together as a unit at the same location, the Customer will be billed the following in lieu of the individual service component charges:

Domestic Access Port (a Domestic Access Port consists of one Domestic Port, one Access Connection, one Digital Local Channel, and one Access Coordination Function). Domestic Access Ports are only available in the United States, Puerto Rico and the United States Virgin Islands.

Domestic Access Port	Domestic Access Port Monthly Charge		Domestic Access Port Installation Charge
56 kbps	$	[**]	$	[**]
64 kbps	$	[**]	$	[**]
128 kbps	$	[**]	$	[**]
256 kbps	$	[**]	$	[**]
384 kbps	$	[**]	$	[**]
512 kbps	$	[**]	$	[**]
768 kbps	$	[**]	$	[**]
1.544 kbps	$	[**]	$	[**]

AT&T Frame Relay Service—Ports

Port Charges Table

•
The following rates apply in lieu of the corresponding rates set forth in the Service Guide, and are stabilized for the Attachment Term.

Port Speed bps	Domestic Port Monthly Charge
56 k	$[**]
64 k	$[**]
128 k	$[**]
256 k	$[**]
384 k	$[**]
512 k	$[**]
768 k	$[**]
1024 k	$[**]
1544 k	$[**]
44.736 M	$[**]

[**]  =  Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

AT&T Frame Relay Service—PVCs

Permanent Virtual Circuits

•
The following rates apply in lieu of the corresponding rates set forth in the Service Guide, and are stabilized for the Attachment Term.

PVC CIR kbps	Symmetrical PVC Monthly Charge
4	$[**]
8	$[**]
16	$[**]
32	$[**]
48	$[**]
56	$[**]
64	$[**]
128	$[**]
192	$[**]
256	$[**]
384	$[**]
512	$[**]
768	$[**]
1024	$[**]
1536	$[**]
2 Mg	$[**]
3 Mg	$[**]
4 Mg	$[**]
5 Mg	$[**]
6 Mg	$[**]
7 mg	$[**]
8 mg	$[**]
9 mg	$[**]
10 mg	$[**]
15 mg	$[**]
20 mg	$[**]
25 mg	$[**]
30 mg	$[**]
35 mg	$[**]
40 mg	$[**]

                      AT&T reference date: 03/14/2003

        [**]  =  Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

Enterprise Permanent Virtual Circuits

Enterprise PVC Recurring Charges Table

Enterprise PVC Recurring Charges Table

Enterprise PVC CDR bps	Symmetrical Enterprise PVC Monthly Charge
4K	$[**]
8K	$[**]
16K	$[**]
32K	$[**]
48K	$[**]
56K	$[**]
64K	$[**]
128K	$[**]
192K	$[**]
256K	$[**]
384K	$[**]
512K	$[**]
768K	$[**]
1024K	$[**]
1536K	$[**]
2 Mg	$[**]
3 Mg	$[**]
4 Mg	$[**]
5 Mg	$[**]
6 Mg	$[**]
7 mg	$[**]
8 mg	$[**]
9 mg	$[**]
10 mg	$[**]
15 mg	$[**]
20 mg	$[**]
25 mg	$[**]
30 mg	$[**]
35 mg	$[**]
40 mg	$[**]

            AT&T reference date: 01/20/2003

C  =  Custom Rate

AT&T International End-to-End (E2E) Frame Relay Service (FRS) Ports and PVCs

The following Schedule A rates, and the Schedule A Country Availability Matrix as set forth in the Service Guide, are stabilized as of 09/20/2003. For countries or speeds subsequently added to the Service Guide, the Schedule A rates in the Service Guide will apply.

[**]  =  Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

AT&T International End-to-End Access Service

  •
  The following rates are stabilized for the Attachment Term, and no other discounts apply.

Service	City		Country	Access Line Speed	Access Line Install Charge		Access Line Monthly Charge
AT&T International End to End Frame Relay Service	Toronto	ON	CANADA	56k	$	[**]	$	[**]
	Toronto	ON	CANADA	56k	$	[**]	$	[**]
	Unionville	ON	CANADA	56k	$	[**]	$	[**]
	Markham	ON	CANADA	512k	$	[**]	$	[**]
	Malton	ON	CANADA	256K	$	[**]	$	[**]
	COOKSVILLE	ON	CANADA	56k	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	256K	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	128k	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	256K	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	128k	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	56k	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	256K	$	[**]	$	[**]
	TECUMSEH	ON	CANADA	56k	$	[**]	$	[**]
	CALGARY	AB	CANADA	56k	$	[**]	$	[**]
	CALGARY	AB	CANADA	56k	$	[**]	$	[**]
	OTTAWA	ON	CANADA	56k	$	[**]	$	[**]
	VANCOUVER	BC	CANADA	56k	$	[**]	$	[**]
	VANCOUVER	BC	CANADA	56k	$	[**]	$	[**]
	WINNIPEG	MB	CANADA	56k	$	[**]	$	[**]
	WINNIPEG	MB	CANADA	56k	$	[**]	$	[**]
	WINNIPEG	MB	CANADA	56k	$	[**]	$	[**]
	LONDON	ON	CANADA	56k	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	128k	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	128k	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	128k	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	128k	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	128k	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	128k	$	[**]	$	[**]
	MONTREAL	PQ	CANADA	128k	$	[**]	$	[**]
	TORONTO	ON	CANADA	128k	$	[**]	$	[**]
	TORONTO	ON	CANADA	56k	$	[**]	$	[**]
	TORONTO	ON	CANADA	1536k	$	[**]	$	[**]

[**]  =  Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

TORONTO	ON	CANADA	128k	$	[**]	$	[**]
TORONTO	ON	CANADA	128k	$	[**]	$	[**]
TORONTO	ON	CANADA	128k	$	[**]	$	[**]
TORONTO	ON	CANADA	128k	$	[**]	$	[**]
NORTH YORK	ON	CANADA	128k	$	[**]	$	[**]
TORONTO	ON	CANADA	128k	$	[**]	$	[**]
NORTH YORK	ON	CANADA	128k	$	[**]	$	[**]
KINGSTON	ON	CANADA	56k	$	[**]	$	[**]
TORONTO	ON	CANADA	128k	$	[**]	$	[**]
TORONTO	ON	CANADA	128k	$	[**]	$	[**]
MISSISSAUGA	ON	CANADA	256K	$	[**]	$	[**]
OTTAWA	ON	CANADA	128k	$	[**]	$	[**]
OTTAWA	ON	CANADA	128k	$	[**]	$	[**]
OTTAWA	ON	CANADA	128k	$	[**]	$	[**]
OTTAWA	ON	CANADA	128k	$	[**]	$	[**]
OTTAWA	ON	CANADA	128k	$	[**]	$	[**]
OTTAWA	ON	CANADA	128k	$	[**]	$	[**]
KITCHENER	ON	CANADA	1536k	$	[**]	$	[**]
LONDON	ON	CANADA	128k	$	[**]	$	[**]
WATERLOO	ON	CANADA	128k	$	[**]	$	[**]
LONDON	ON	CANADA	128k	$	[**]	$	[**]
WATERLOO	ON	CANADA	128k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	128k	$	[**]	$	[**]
VICTORIA	BC	CANADA	128k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	128k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	128k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	128k	$	[**]	$	[**]
KELOWNA	BC	CANADA	128k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	128k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	56k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	56k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	128k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	128k	$	[**]	$	[**]
EDMONTON	AB	CANADA	128k	$	[**]	$	[**]
EDMONTON	AB	CANADA	128k	$	[**]	$	[**]
EDMONTON	AB	CANADA	128k	$	[**]	$	[**]
EDMONTON	AB	CANADA	128k	$	[**]	$	[**]
CALGARY	AB	CANADA	128k	$	[**]	$	[**]
CALGARY	AB	CANADA	56k	$	[**]	$	[**]
WINNIPEG	MB	CANADA	128k	$	[**]	$	[**]
HAMILTON	ON	CANADA	128k	$	[**]	$	[**]
STE FOY	PQ	CANADA	128k	$	[**]	$	[**]
QUEBEC	PQ	CANADA	256K	$	[**]	$	[**]

[**]  =  Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

MISSISSAUGA	ON	CANADA	128k	$	[**]	$	[**]
TORONTO	ON	CANADA	128k	$	[**]	$	[**]
HALIFAX	NS	CANADA	128k	$	[**]	$	[**]
HALIFAX	NS	CANADA	128k	$	[**]	$	[**]
HALIFAX	NS	CANADA	128k	$	[**]	$	[**]
HALIFAX	NS	CANADA	128k	$	[**]	$	[**]
MONTREAL	PQ	CANADA	1536k	$	[**]	$	[**]
MONTREAL	PQ	CANADA	1536k	$	[**]	$	[**]
MONTREAL	PQ	CANADA	256k	$	[**]	$	[**]
MALTON	ON	CANADA	1536k	$	[**]	$	[**]
UNIONVILLE	ON	CANADA	1536k	$	[**]	$	[**]
SHERBROOKE	PQ	CANADA	1536k	$	[**]	$	[**]
TORONTO	ON	CANADA	1536k	$	[**]	$	[**]
OAKVILLE	ON	CANADA	1536k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	1536k	$	[**]	$	[**]
BURNABY	BC	CANADA	1536k	$	[**]	$	[**]
RICHMOND	BC	CANADA	1536k	$	[**]	$	[**]
VICTORIA	BC	CANADA	1536k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	1536k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	1536k	$	[**]	$	[**]
VANCOUVER	BC	CANADA	1536k	$	[**]	$	[**]
KELOWNA	BC	CANADA	1536k	$	[**]	$	[**]
EDMONTON	AB	CANADA	1536k	$	[**]	$	[**]
REGINA	SK	CANADA	1536k	$	[**]	$	[**]
SASKATOON	SK	CANADA	1536k	$	[**]	$	[**]
CALGARY	AB	CANADA	1536k	$	[**]	$	[**]
SASKATOON	SK	CANADA	1536k	$	[**]	$	[**]
CALGARY	AB	CANADA	1536k	$	[**]	$	[**]
CALGARY	AB	CANADA	1536k	$	[**]	$	[**]
WINNIPEG	MB	CANADA	1536k	$	[**]	$	[**]
TROIS RIVERES	PQ	CANADA	1536k	$	[**]	$	[**]
MISSISSAUGA	ON	CANADA	1536k	$	[**]	$	[**]
MISSISSAUGA	ON	CANADA	1536k	$	[**]	$	[**]
MISSISSAUGA	ON	CANADA	1536k	$	[**]	$	[**]
STREETSVILLE	ON	CANADA	1536k	$	[**]	$	[**]
ST. JOHN'S	NF	CANADA	1536k	$	[**]	$	[**]
ST. JOHN'S	NF	CANADA	1536k	$	[**]	$	[**]
SUDBURY	ON	CANADA	1536k	$	[**]	$	[**]
FREDERICTON	NB	CANADA	1536k	$	[**]	$	[**]
WINDSOR	ON	CANADA	1536k	$	[**]	$	[**]
WINDSOR	ON	CANADA	1536k	$	[**]	$	[**]
GUELPH	ON	CANADA	1536k	$	[**]	$	[**]
MONTREAL	PQ	CANADA	1536k	$	[**]	$	[**]
MONTREAL	PQ	CANADA	1536k	$	[**]	$	[**]

        [**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

For AT&T Administrative Use Only Master Agreement No. Attachment No. Original Effective Date: Amended Effective Date:

AT&T Service Order Attachment-Voice/Data Services

AT&T Private Line Services

•
The following rates are stabilized for the Attachment Term.

AT&T Private Line Service Interoffice Channel (IOC)

Monthly Charge
InterOffice Channel (IOC)	Fixed Charge		Per Mile Charge
ASDS 9.6/56/64 kbps	$	[**]	$	[**]
ASDS 128 Kbps	$	[**]	$	[**]
ASDS 192 Kbps	$	[**]	$	[**]
ASDS 256 Kbps	$	[**]	$	[**]
ASDS 320 Kbps	$	[**]	$	[**]
ASDS 384 Kbps	$	[**]	$	[**]
ASDS 484 Kbps	$	[**]	$	[**]
ASDS 512 Kbps	$	[**]	$	[**]
ASDS 567 Kbps	$	[**]	$	[**]
ASDS 640 Kbps	$	[**]	$	[**]
ASDS 704 Kbps	$	[**]	$	[**]
ASDS 768 Kbps	$	[**]	$	[**]
ACCUNET T1.5 Service	$	[**]	$	[**]

AT&T Terrestrial 1.544 Mbps Local Channel Services

•
The following rates apply in lieu of the corresponding rates set forth in the Service Guide, and are stabilized for the Attachment Term.

•
For AT&T Terrestrial 1.544 Mbps Local Channels provided under this Attachment (see Note below):

Local Channel Mileage	AT&T 1.544 Mbps Terrestrial Local Channel Fixed Monthly Charge		AT&T 1.544 Mbps Terrestrial Local Channel Per Mile Charge
0-5	$	[**]	$	[**]
6-20	$	[**]	$	[**]
21-50	$	[**]	$	[**]
51+	$	[**]	$	[**]

        (NOTE: Local Channels discounted under an AVA or AVP are not eligible for the rates or discounts listed in this Attachment.)

AT&T ACCUNET GDA Service 9.6/56/64 kbps Local Channel Services

•
The following rates apply in lieu of the corresponding rates set forth in the Service Guide, and are stabilized for the Attachment Term.
Local Channel Mileage	AT&T ACCUNET GDA 9.6/56/64 kbps Local Channel Fixed Monthly Charge	AT&T ACCUNET GDA 9.6/56/64 kbps Local Channel Per Mile Charge
0-5	[**]	[**]
6-20	[**]	[**]
21-50	[**]	[**]
51+	[**]	[**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

AT&T MA Reference No.
Contract ID. 0000000000000309

AT&T Asynchronous Transfer Mode Service
Service Order Attachment

CUSTOMER Legal Name ("Customer")	AT&T Corp. (or enter AT&T signing entity) ("AT&T")	AT&T Sales Contact Name ☒Primary Contact

Worldspan, L.P.	AT&T Corp.	Name Mary E. Worch

CUSTOMER Address	AT&T Corp. Address and Contact	AT&T Sales Contact Information

Street Address 300 Galleria Parkway NW City Atlanta State / Province GA Country USA Domestic / International / Zip Code 30339	55 Corporate Drive Bridgewater, New Jersey 08807 Attn: Master Agreement Support Team Email mast@att.com	Street Address 300 North Point Pkwy City Alpharetta State / Province GA Country USA Domestic / International / Zip Code 30005 Fax n/a Email mworch@att.com Sales/Branch Manager Albano SCVP Name Albano

CUSTOMER Contact	AT&T Address and Contact (if signing entity other than AT&T Corp.)	AT&T Authorized Agent Information (if applicable) ☒ Primary Contact

Name David Lauderdale Title Chief Technical Officer and Senior Vice President—Worldwide Technical Operations Telephone 770-563-6796 Fax Email david.lauderdale@worldspan.com	Name Title Telephone Street Address City State / Province Country Domestic / International / Zip Code	Name Company Name Agent Address City State / Province Country Domestic / International / Zip Code Telephone Fax Email Agent Code

CUSTOMER Billing Address

Street Address 300 Galleria Parkway NW City Atlanta State / Province GA Country USA Domestic / International / Zip Code: 30339

This Service Order Attachment (and its schedules) is part of the Agreement between AT&T and Customer referenced above.

In the event of a conflict among terms, the order of descending priority shall be this Service Order Attachment, the Agreement's general terms and conditions, and the AT&T Service Guide.

Customer hereby places an order for:

☐ New ATM Attachment	☐ Amendment Number to existing ATM Attachment

Existing Attachment or contract termination:

☐
Check here and identify any AT&T ATM Attachment or other AT&T Attachment or contract being terminated in conjunction with this order. Also specify the Attachment No. or contract execution date. (Note: Charges may apply as specified in the Attachment or contract being terminated.) Attachment No. or Contract No.      Attachment or contract execution date

AGREED:		AGREED:
CUSTOMER: Worldspan, L.P.		AT&T Corp. <Insert Name if Other AT&T Entity>
By:	/s/ RAKESH GANGWAL (Authorized Signature)	By:	/s/ FRANCES M. MIKULIC (Authorized Signature)
Rakesh Gangwal (Typed or Printed Name)		Frances M. Mikulic (Typed or Printed Name)
Chairman, President and CEO (Title)		District Manager (Title)
March 18, 2004 (Date)		March 18, 2004 (Date)

Worldspan, L.P.—New ATM

102003V8-For AT&T Administrative Use Only
If this attachment is not executed by the customer by 04/16/2004, AT&T reserves the rights to withdraw this attachment.	Master Agreement No.: Master Agreement Effective Date: Effective Date of the Attachment ("EDA"):

1.     THE SERVICE

        A.    AT&T will provide the following Service to Customer under this Attachment. The service descriptions and other provisions relating to the Service will be as set forth in this Attachment, the Agreement's general terms and conditions, and the appropriate sections of the Service Guide. Except to the extent that credits, waivers, discounts and stabilized prices are specified in this Attachment, pricing for the Service will be as set forth in the Service Guide.

  •
  AT&T Asynchronous Transfer Mode Service

        B.    Customer may not resell the Service or any service components to third parties without AT&T's prior written consent.

2.     DEFINITIONS

        Capitalized terms used but not defined in this Attachment are defined elsewhere in the Agreement.

        A.    "AT&T CPE" means equipment provided under this Attachment by AT&T or its suppliers and located on Customer's premises.

        B.    "Effective Date" is the date on which the last party signs this Attachment.

        C.    "Service" means collectively all of the service components Customer orders under this Attachment, as more fully described in the Service Guide.

        D.    "Service Guide" consists of the standard AT&T service descriptions, pricing and other provisions, as revised by AT&T from time to time, relating to Service offered under this Attachment. The Service Guide is located at http://www.att.com/abs/serviceguide or such other AT&T designated location.

3.     TERM AND TERMINATION

        A.    The term of this Attachment ("Attachment Term") shall begin on the Effective Date and continue for 36 months. After the Attachment Term, this Attachment shall continue in effect on a month-to-month basis under the terms of the Agreement until terminated by either party upon thirty (30) days prior written notice.

Worldspan, L.P.—New ATM

102003V8-For AT&T Administrative Use Only
If this attachment is not executed by the customer by 04/16/2004, AT&T reserves the rights to withdraw this attachment.	Master Agreement No.: Master Agreement Effective Date: Effective Date of the Attachment ("EDA"):

        B.    Customer may terminate this Attachment during the Attachment Term without incurring a Termination Charge: (1) if Customer terminates this Attachment as permitted for cause; or (2) if Customer replaces this Attachment with a new Attachment with AT&T for data services: (i) having a new term equal to or greater than the remaining term commitment under this Attachment, but not less than 36 months, and (ii) a revenue commitment that is equal to or greater than the total revenue commitment under this Attachment. However, in either case Customer agrees to pay all charges incurred as of the termination date.

        C.    Customer may terminate this Attachment for convenience by giving AT&T at least thirty (30) days' prior written notice and paying the applicable charges set forth in Section 3.D.

        D.    In the event of a termination of this Attachment either by Customer for its convenience or by AT&T as permitted for cause under the Agreement, then Customer must pay: (i) all charges incurred as of the effective date of termination, (ii) waived Port and PVC installation charges for Ports and PVCs which have not met the applicable Minimum Retention Period as of the termination date, (iii) all access facilities termination charges and other third party charges incurred by AT&T due to the termination, and (iv) the remaining charges associated with any AT&T CPE.

4.     REVENUE COMMITMENTS

        The discounts in Section 5 will apply during the Attachment Term if Customer has an AT&T Agreement with a Minimum Annual Revenue Commitment ("MARC") of at least $[**] in effect during the Attachment Term. If the AT&T Agreement referenced in the preceding sentence expires or is terminated for any reason, AT&T shall have the right to terminate this Attachment at any time upon sixty (60) days prior written notice to Customer (subject to the applicable Transistion Period under the Agreement).

5.     DISCOUNTS

        The discounts in the table below will apply to Customer's total applicable undiscounted recurring Monthly Charges ("Covered Charges") as specified in the Service Guide for ATM Eligible Services in the manner and to the extent specified in the applicable sections of the Service Guide. No other discounts apply.

ATM Eligible Services Covered Charges	Discount Applied
Domestic ATM Domestic FRS/ATM Interworking Switched Virtual Circuits	[**]	%
Local ATM Local FRS/ATM Interworking	[**]	%
Enhanced DSL Access to Frame Relay Service	[**]	%
International End-to-End ATM	[**]	%
International Service Interworking	[**]	%

6.     CREDITS AND WAIVERS

WAIVERS (Except DSL Access Ports)

        AT&T will waive the Installation Charge for any Port or PVC that remains in service for at least 12 months ("Minimum Retention Period"). Customer agrees to pay the Installation Charge if a Port or PVC does not remain in service for the Minimum Retention Period.

DSL ACCESS PORT WAIVER

        AT&T will waive the DSL Access Port Installation Charge for any DSL Access Port that remains in service for at least twenty-four (24) months ("Minimum Retention Period"). Customer agrees to pay the Installation Charge if a DSL Access Port does not remain in service for the Minimum Retention Period.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Worldspan, L.P.—New ATM

102003V8-For AT&T Administrative Use Only
If this attachment is not executed by the customer by 04/16/2004, AT&T reserves the rights to withdraw this attachment.	Master Agreement No.: Master Agreement Effective Date: Effective Date of the Attachment ("EDA"):

7.     AT&T CPE

        If AT&T installs AT&T CPE on Customer's premises for the purpose of enabling AT&T to provide the Service to Customer, Customer will have no right, title, or interest in such AT&T CPE. Customer shall keep the AT&T CPE free from all liens, charges, and encumbrances. Customer is liable for damage to or loss of AT&T CPE (including damage or loss caused by force majeure events) except to the extent caused by AT&T or its suppliers.

8.     DSL Access Port

        If DSL Access Port components are no longer available to AT&T on commercially reasonable terms, AT&T may terminate Enhanced DSL Access to Frame Relay Service provided under this Attachment, without liability, upon sixty (60) days' prior written notice to Customer.

9.     RATES

        9.1   The recurring and non-recurring charges for the following AT&T ATM Eligible Services provided under this Attachment shall be as specified in the Service Guide and are stabilized for the Attachment Term.

  •
  Domestic ATM, Switched Virtual Circuits, Local ATM, and Enhanced DSL Access to FRS with a rate effective date of 02/02/2004

  •
  International End-to-End ATM and International IP Enabled ATM with a rate effective date of 09/20/2003

        9.2   The recurring and non-recurring charges for Domestic FRS/ATM Interworking, Local FRS/ATM Interworking, and International Service Interworking Ports and PVCs are the same as Domestic FRS, Local FRS, and International FRS, respectively, as specified in Customer's contract agreement for Frame Relay Service, or if Customer does not have a contract agreement for Frame Relay Service, the AT&T Business Service Guide for Frame Relay Service.

Worldspan, L.P.—New ATM

102003V8-For AT&T Administrative Use Only
If this attachment is not executed by the customer by 04/16/2004, AT&T reserves the rights to withdraw this attachment.	Master Agreement No.: Master Agreement Effective Date: Effective Date of the Attachment ("EDA"):

        9.3   The following charges are in lieu of the corresponding charges set forth in the Service Guide and are stabilized for the Attachment Term.

Service Component	Speed	Monthly Recurring Charge
DSL Access Port Charges	128 Kbps	$	[**]
DSL Access Port Charges	256 Kbps	$	[**]
DSL Access Port Charges	384 Kbps	$	[**]
DSL Access Port Charges	768 Kbps	$	[**]
DSL Access Port Charges	1.0 Mbps	$	[**]
DSL Access Port Charges	1.5 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	4 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	8 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	16 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	32 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	48 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	56 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	64 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	128 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	192 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	256 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	320 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	384 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	448 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	512 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	576 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	640 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	704 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	768 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	832 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	896 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	960 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1024 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1088 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1152 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1216 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1280 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1344 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1408 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1472 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1500 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1536 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1544 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1600 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1664 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1728 Kbps	$	[**]

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission.

Worldspan, L.P.—New ATM

102003V8-For AT&T Administrative Use Only
If this attachment is not executed by the customer by 04/16/2004, AT&T reserves the rights to withdraw this attachment.	Master Agreement No.: Master Agreement Effective Date: Effective Date of the Attachment ("EDA"):

Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1792 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1856 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1920 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	1984 Kbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	2 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	2.048 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	3 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	4 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	4.096 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	5 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	6 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	7 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	8 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	9 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	10 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	15 Mbps	$	[**]
Domestic ATM Symmetrical PVCs (Class C VBR NRT PVCs)	20 Mbps	$	[**]
Domestic ATM Port	1544 Kbps	$	[**]
Domestic ATM Port	44.736 Mbps	$	[**]
Domestic ATM Port	155.520 Mbps	$	[**]
Domestic ATM Port	622.080 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	4 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	8 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	16 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	32 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	48 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	56 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	64 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	128 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	192 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	256 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	320 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	384 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	448 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	512 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	576 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	640 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	704 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	768 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	832 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	896 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	960 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1024 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1088 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1152 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1216 Kbps	$	[**]

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission.

Worldspan, L.P.—New ATM

102003V8-For AT&T Administrative Use Only
If this attachment is not executed by the customer by 04/16/2004, AT&T reserves the rights to withdraw this attachment.	Master Agreement No.: Master Agreement Effective Date: Effective Date of the Attachment ("EDA"):

Domestic Enterprise PVCs (IP Enabled ATM)	1280 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1344 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1408 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1472 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1500 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1536 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1544 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1600 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1664 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1728 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1792 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1856 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1920 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	1984 Kbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	2 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	2.048 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	3 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	4 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	5 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	6 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	7 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	8 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	9 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	10 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	15 Mbps	$	[**]
Domestic Enterprise PVCs (IP Enabled ATM)	20 Mbps	$	[**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

AT&T SOA Reference No.
AT&T MA Reference No.

AT&T Managed Internet Service
Service Order Attachment

CSM021122110154

CUSTOMER Legal Name (“Customer”)	AT&T Corp. (or enter AT&T signing entity) (“AT&T”)	AT&T Sales Contact Name Primary Contact
Worldspan, L.P.	AT&T Corp.	Mary E. Worch

CUSTOMER Address	AT&T Address and Contact	AT&T Sales Contact Information
300 Galleria Parkway NW Atlanta, GA 30339	55 Corporate Drive Bridgewater, New Jersey 08807 Contact: AT&T Internet Service Contract Management Fax: 1-800-235-7527 Email: mast@att.com	1200 Peachtree Street Atlanta, GA 30309 Telephone: 770-563-7434 Fax: N/A Email: mworch@att.com Branch Manager: Dave Albano Sales Strata: SCG Sales Region: Southern

CUSTOMER Contact	AT&T Address and Contact (if signing entity other than AT&T Corp.)	AT&T Authorized Agent Information (if applicable) Primary Contact
Name: Kelly Higgins Title: Director Worldwide Technical Telephone: 770-563-6000 Fax: Email: @worldspan.com CUSTOMER Account Number or Master Account Number:		Name: Company Name: Telephone: Fax: Email: Agent Code:
AT&T Branch Contract Contact Information	AT&T Branch Contract Contact Information (continued)

This Service Order Attachment (“Attachment”) is an Attachment to the Master Agreement dated                    ,      between You and AT&T (“Agreement”) and is an integral part of that Agreement. In the event of conflict among the documents, the order of priority shall be this Attachment, then the Master Agreement General Terms and Conditions.

You are entitled to order any of the below Service in the future, to the extent the Service is available at the time You place Your Sales Order, by signing the applicable Service Addendum.

In the event of a conflict among terms, the order of descending priority shall be this Service Order Attachment, the Agreement’s general terms and conditions, and the AT&T Service Guide.

AGREED:		AGREED:

CUSTOMER: Worldspan, L.P.		AT&T Corp.

By:	/s/ RAKESH GANGWAL	By:	/S/ FRANCES M. MIKULIC
(Authorized Signature)		(Authorized Signature)

Rakesh Gangwal		Frances M. Mikulic
(Typed or Printed Name)		(Typed or Printed Name)

Chairman, President and CEO		District Manager
(Title)		(Title)

March 18, 2004		March 18, 2004
(Date)		(Date)

1.  SERVICE

A. AT&T will provide the following Services to Customer under this Attachment:

•                  AT&T Managed Internet Service

•                  AT&T Security Services

The service descriptions and other provisions relating to the Service  will be as set forth in this Attachment, the Agreement’s general terms and conditions, and the appropriate sections of the Service Guide. Except to the extent that credits, waivers, discounts and stabilized prices are specified in this Attachment, pricing for the Service will be as set forth in the Service Guide.

B. Customer may not resell the Service or any Service Components to third parties without AT&T’s prior written consent.

2.  DEFINITIONS

Capitalized terms used but not defined in this Attachment are defined elsewhere in the Agreement.

A. “AT&T CPE” means equipment provided under this Attachment by AT&T or its suppliers and located on Customer’s premises.

B. “Effective Date” is the date on which the last party signs this Attachment.

C. “Equipment” means “AT&T CPE” and “Purchased Equipment.”

D. “Initial Service Period” for each Service Component is the Service Period stated on the Pricing Schedule that is affixed to this Attachment.  The Initial Service Period begins on the Service Activation Date of each Service Component and restarts upon upgrades requiring access or equipment upgrades to such Service Components.

E. “Purchased Equipment” means equipment sold under this Attachment by AT&T to Customer.

F. “Sales Order” for each Service Component details specific provisioning related information for an order, including applicable options and features.  The initial Sales Order is typically completed by AT&T after the signature of this Attachment, in consultation with Customer, during technical interviews.  Subsequent Sales Orders are typically completed by the parties to effectuate additional Service Component orders.  All Sales Orders shall be subject to the terms of this Agreement.  Terms and conditions on any non-AT&T order form shall not apply.

G. “Scheduled Service Activation Date” for each Service Component is the date scheduled by AT&T for such Service Component to be activated, and is typically specified in a Sales Order.

H. “Service” means collectively all of the Service Components Customer orders or makes use of under this Attachment, as more fully described in the Service Guide.

I. “Service Activation Date” for a Service Component, except as specified below, means the date the Service Component is activated, as more fully described in the Service Guide.

J. “Service Component” refers to the individual portions of the Service ordered pursuant to this Attachment, as these components are more fully described in the Service Guide.

K. “Service Guide” consists of the standard AT&T service descriptions, pricing and other provisions, as revised by AT&T from time to time, relating to Service offered under this Attachment. The Service Guide is located at http://www.att.com/abs/serviceguide or at such other address as AT&T may specify by posting or email notice.

L. “Service Period” for each Service Component consists of the Initial Service Period for such Service Component and all applicable Renewal Periods for such Service Component (as described in Section 3.B.).

3.   TERM, RENEWALS, AND BILLING

A. All Service Components have an Initial Service Period of at least one year.

B. After the Initial Service Period, a Service Component shall continue for additional consecutive 1-year terms (each, a “Renewal Period”) unless either party provides the other written notice that it does not desire to renew such Service Component. If either party does not wish to renew, it must notify the other party in writing within thirty (30) days after the last day of the applicable Initial Service Period or Renewal Period and such notice will be effective thirty (30) days after the other party receives such notice.

C. Unless otherwise specified on the Pricing Schedule, billing for any Service Component Customer orders will begin on the Service Activation Date of the Service. However, if by Customer’s actions or omissions the Service Activation Date for a Service Component does not occur by the Scheduled Service Activation Date, billing will begin on the day after the Scheduled Service Activation Date for such Service.

4. TERMINATION

A. Customer may terminate this Attachment and/or any Service Component during the Initial Service Period, or during any subsequent Renewal Period, by giving AT&T at least sixty (60) days’ prior written notice and payment of any applicable Termination Charges set forth in this Attachment.

B. AT&T may discontinue providing the Service to the public (including Customer), upon 12 months written notice, or a Service Component, upon 120 days written notice

C. AT&T may terminate this Attachment immediately upon written notice if Customer does not order a Service Component within ninety (90) days of the Effective Date of this Attachment.

D. If Customer fails to rectify a violation of AT&T’s Acceptable Use Policy (the “AUP”) within ten (10) days after receiving notice thereof from AT&T, then AT&T may terminate this Attachment or suspend Service, except that Service may be suspended without notice (i) in response to a court order or government demand, or (ii) if AT&T determines, in its reasonable discretion, that the violation is likely to cause AT&T to be in violation of law or expose AT&T to irreparable harm or cause harm to the integrity or normal operation of AT&T’s network or AT&T’s ability to provide services to other customers.

E. Upon termination of this Attachment and/or any Service Component by Customer or AT&T under this Section 4, or by AT&T under the Master Agreement, Customer will be responsible with respect to each terminated Service Component for payment of all charges incurred as of the effective date of termination, and except in the case of termination by AT&T pursuant to Section 4.B. of this Attachment, payment of ) all access facilities termination charges and other third party charges incurred by AT&T due to the termination.

5. RESPONSIBILITIES OF THE PARTIES

A. Customer agrees to be bound by and shall assure that Users comply with the AUP, as provided for in the Master Agreement. The AUP details the types of Customer and User activities that are prohibited. B. AT&T Security Services, such as Managed Firewall Services, are intended for use in conjunction with a single AT&T-approved Internet connection to Customer’s network. AT&T only monitors Internet connections included in AT&T Security Services.

C. Except for IP addresses expressly registered in Customer’s name, all IP addresses, AT&T-based domain names and telephone numbers shall remain, at all times, property of AT&T and shall be nontransferable and Customer shall have no right to use such IP addresses upon termination or expiration of this Attachment.

D. AT&T will use reasonable commercial efforts in providing the Service. However, AT&T does not guarantee network security, or the integrity of any data which is sent, backed up, stored or subject to load balancing or that AT&T’s security procedures will prevent the loss of, alteration of, or improper access to, Customer data and information. Except as set forth in the Service Guide, AT&T will not provide support directly to, or interface with, any User.

6. LOCAL ACCESS

Customer is responsible for obtaining Local Access. “Local Access” refers to the connection between the Customer premises and the nearest AT&T point of presence and is required for the Service.  Customer may choose to have AT&T provide the Local Access or to have the Local Access provided by another carrier.  Local Access provided by AT&T under this Agreement  may be used only for the Service.  AT&T will not manage Local Access provided by another carrier, and AT&T will not be responsible for the availability of such Local Access.  Customer will not be able to use the Service if Local Access is unavailable.

7. EQUIPMENT AND SOFTWARE

A. Equipment, if any, provided to Customer by AT&T for use in conjunction with the Service will be subject to the terms, conditions and licenses set forth in this Attachment and in the Service Guide, and as per the agreed upon Order of Priority as per the Cover Page.

B. If AT&T installs AT&T CPE on Customer’s premises for the purpose of enabling AT&T to provide the Service to Customer, Customer will have no right, title or interest in such AT&T CPE.  Customer shall keep the AT&T CPE free from all liens, charges, and encumbrances. Customer is liable for damage to or loss of AT&T CPE (including damage or loss caused by force majeure events) except to the extent caused by AT&T or its suppliers.

C. Title to and risk of loss of Purchased Equipment will pass to Customer as of the delivery date, upon which date AT&T will have no further obligations of any kind (including without limitation operation and maintenance) with respect to that Purchased Equipment. AT&T retains a purchase money security interest in each item of Purchased Equipment until Customer pays for it in full; Customer appoints AT&T as Customer’s agent to sign and file a financing statement to perfect AT&T’s security interest.

D. All Purchased Equipment and Third Party Software provided under this Attachment is provided on an “AS IS” basis, except that AT&T will pass through to Customer any warranties available from its Purchased Equipment and Third Party Software suppliers, to the extent that AT&T is permitted to do so under its contracts with those suppliers.    If Purchased Equipment is manufactured by Cisco Systems, Inc., Customer must refer to the following URL regarding equipment warranty provisions: http://stage.business.att.com/acs/equipment_and_materials.doc and the following URL regarding associated software licensing provisions:  http://stage.business.att.com/acs/software_license.doc. In addition, no maintenance, repair or other support is provided for Purchased Equipment or Third Party Software, except as expressly stated in the Service Guide or the terms and conditions provided with the Third Party Software, respectively.

8. DOMAIN NAME SYSTEM SERVICES

A. Customer may, from time to time, request AT&T to host Customer’s IP addresses or domain names, in accordance with the terms and conditions set forth herein and at the following web site, which site may be revised from time to time: https://mis-att.bus.att.com/mys/dns_res_terms.html.

B.  Except for the actual domain names expressly registered in Customer’s name, all IP addresses, AT&T-based domain names and telephone numbers shall remain, at all times, property of AT&T and shall be non-transferable and Customer shall have no right to use, and shall release to AT&T, such IP addresses upon termination or expiration of this Attachment.

C. Customer is responsible for registration of its domain names and payment of any domain name registration fees.

9.  PRICING

A.  The pricing for the Service, including any discounts or discount plans, shown on the attached Pricing Schedule, is fixed for the Service Period.

B.  The pricing for AT&T-provided Local Access, if applicable, is based among other things on the installation location selected by Customer and may change if the Customer selected installation location changes. Local Access charges do not include any required local access special construction costs, special build-out costs or other costs incurred by AT&T in connection with the local access loop. All such costs, if any, shall be Customer’s responsibility.

AT&T Managed Internet Service
Pricing Schedule

THE PRICING FOR ANY CURRENT OR FUTURE MIS AND FIREWALL SERVICE COMPONENTS IS LISTED IN THE TABLES BELOW.

Initial Service Period: 36 Months

Tax Exempt:No

Section I:  AT&T Managed Internet Service Access Bandwidth

Table 1:  Tiered T-1, NxT-1, E-1 And Frame

Access Method	Speed	MIS Monthly Service Fee - List Price		MIS w/Managed Router Monthly Service Fee - List Price		Service Component Discount
N/A	56/64 Kbps	$	[**]	$	[**]	[**]
T-1	128 Kbps	$	[**]	$	[**]	[**]
T-1	256 Kbps	$	[**]	$	[**]	[**]
T-1	384 Kbps	$	[**]	$	[**]	[**]
T-1	512 Kbps	$	[**]	$	[**]	[**]
T-1	768 Kbps	$	[**]	$	[**]	[**]
T-1 - Frame	1024 Kbps	$	[**]	$	[**]	[**]
T-1	T-1	$	[**]	$	[**]	[**]
E-1	E-1	$	[**]	$	[**]	[**]
2xT-1	3 Mbps	$	[**]	$	[**]	[**]
3xT-1	4.5 Mbps	$	[**]	$	[**]	[**]
4xT-1	6 Mbps	$	[**]	$	[**]	[**]

v.12.09.02

Table 2: Burstable T-1

The following discount will be applied in the table below for any current and future Service Components You may order:  [**] %

Sustained Usage (Note 6)	MIS Monthly Service Fee		MIS w/Managed Router Monthly Service Fee
up to 128kbps	$	[**]	$	[**]
128.01 - 256 Kbps	$	[**]	$	[**]
256.01 - 384 Kbps	$	[**]	$	[**]
384.01 - 512 Kbps	$	[**]	$	[**]
512.01 Kbps - 1.544 Mbps	$	[**]	$	[**]

v.12.09.02

Table 3: MIS Options

The following discount will be applied in the table below for any current or future Service Components You may order:  [**] %

MIS Option	Monthly Service Fee

Additional Primary DNS (available in increments of up to 15 zones with a maximum of 150 Kilobytes of zone file data)	$[**] per DNS increment

Additional Secondary DNS (available in increments of up to 15 zones with a maximum of 150 Kilobytes of zone file data)	$[**] per DNS increment

Outbound Mail Relay: (12 Month Initial Service Period)	$[**] per domain

Outbound Mail Relay: (24 or 36 Month Initial Service Period)	$[**] per domain

v.04.29.02

Table 4: ATM And Tiered T-3

The following discount will be applied in the table below for any current and future Service Components You may order:  [**] %

Access Method	Speed	MIS Monthly Service Fee		MIS w/Managed Router Monthly Service Fee
ATM	2 Mbps	$	[**]	$	[**]
ATM	3 Mbps	$	[**]	$	[**]
ATM	4 Mbps	$	[**]	$	[**]
ATM	5 Mbps	$	[**]	$	[**]
ATM/T-3	6 Mbps	$	[**]	$	[**]
ATM	7 Mbps	$	[**]	$	[**]
ATM	8 Mbps	$	[**]	$	[**]
ATM	9 Mbps	$	[**]	$	[**]
ATM/T-3	10 Mbps	$	[**]	$	[**]
ATM/T-3	15 Mbps	$	[**]	$	[**]
ATM/T-3	20 Mbps	$	[**]	$	[**]
ATM/T-3	25 Mbps	$	[**]	$	[**]
ATM/T-3	30 Mbps	$	[**]	$	[**]
ATM/T-3	35 Mbps	$	[**]	$	[**]
ATM/T-3	40 Mbps	$	[**]	$	[**]
ATM/T-3	45 Mbps	$	[**]	$	[**]

v.08.28.02

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission

AT&T PROPRIETARY

Table 5: Burstable T-3

The following discount will be applied in the table below for any current and future Service Components You may order:  [**] %

Sustained Usage (Note 6)	MIS Monthly Service Fee		MIS w/Managed Router Monthly Service Fee
up to 6.0 Mbps	$	[**]	$	[**]
6.01 - 7.5 Mbps	$	[**]	$	[**]
7.51 - 9.0 Mbps	$	[**]	$	[**]
9.01 - 10.5 Mbps	$	[**]	$	[**]
10.51 - 12.0 Mbps	$	[**]	$	[**]
12.01 - 13.5 Mbps	$	[**]	$	[**]
13.51 - 15.0 Mbps	$	[**]	$	[**]
15.01 - 16.5 Mbps	$	[**]	$	[**]
16.51 - 18.0 Mbps	$	[**]	$	[**]
18.01 - 19.5 Mbps	$	[**]	$	[**]
19.51 - 21.0 Mbps	$	[**]	$	[**]
21.01 - 45.0 Mbps	$	[**]	$	[**]

v.12.09.02

Table 6: Flexible Bandwidth Billing Option - Burstable T-3

The following discount will be applied to the MIS & MIS w/Managed Router pricing below for any current or future Service Components You may order: [**] %	Incremental Usage Fee Discount: [**] %

Tiered Bandwidth Minimum Commitment (Note 8)	MIS Monthly Fee		MIS with Managed Router Monthly Fee		Incremental Usage Fee Per Mbps
2 Mbps	$	[**]	$	[**]	$	[**]
3 Mbps	$	[**]	$	[**]	$	[**]
4 Mbps	$	[**]	$	[**]	$	[**]
5 Mbps	$	[**]	$	[**]	$	[**]
6 Mbps	$	[**]	$	[**]	$	[**]
7 Mbps	$	[**]	$	[**]	$	[**]
8 Mbps	$	[**]	$	[**]	$	[**]
9 Mbps	$	[**]	$	[**]	$	[**]
10 Mbps	$	[**]	$	[**]	$	[**]
15 Mbps	$	[**]	$	[**]	$	[**]
20 Mbps	$	[**]	$	[**]	$	[**]
25 Mbps	$	[**]	$	[**]	$	[**]
30 Mbps	$	[**]	$	[**]	$	[**]
35 Mbps	$	[**]	$	[**]	$	[**]
40 Mbps	$	[**]	$	[**]	$	[**]
45 Mbps	$	[**]	$	[**]	$	[**]

v.04.29.02

Table 7: Multiple Access Redundancy Option (MARO) - Burstable T-1 with Shadow Billing Option

The following discount will be applied in the table below for any current and future Service Components You may order: [**]

Sustained Usage (Note 6)	MIS Monthly Service Fee		MIS w/Managed Router Monthly Service Fee
Up to 56 Kbps For MARO Redundant Link Service Only (Shadow Billing) (Note 7)		$ [**] For MARO Redundant Link Service Only		$[**] For MARO Redundant Link Service Only
up to 128kbps	$	[**]	$	[**]
128.01 - 256 Kbps	$	[**]	$	[**]
256.01 - 384 Kbps	$	[**]	$	[**]
384.01 - 512 Kbps	$	[**]	$	[**]
512.01 Kbps - 1.544 Mbps	$	[**]	$	[**]

v.12.09.02

Table 8: MARO Burstable T-3 with Shadow Billing Option

The following discount will be applied in the table below for any current and future Service Components You may order: [**]

Sustained Usage (Note 6)	MIS Monthly Service Fee		MIS w/Managed Router Monthly Service Fee
Up to 56 Kbps For MARO Redundant Link Service Only (Shadow Billing) (Note 7)	$[**] For MARO Redundant Link Service Only		$[**] For MARO Redundant Link Service Only
up to 6.0 Mbps	$	[**]	$	[**]
6.01 - 7.5 Mbps	$	[**]	$	[**]
7.51 - 9.0 Mbps	$	[**]	$	[**]
9.01 - 10.5 Mbps	$	[**]	$	[**]
10.51 - 12.0 Mbps	$	[**]	$	[**]
12.01 - 13.5 Mbps	$	[**]	$	[**]
13.51 - 15.0 Mbps	$	[**]	$	[**]
15.01 - 16.5 Mbps	$	[**]	$	[**]
16.51 - 18.0 Mbps	$	[**]	$	[**]
18.01 - 19.5 Mbps	$	[**]	$	[**]
19.51 - 21.0 Mbps	$	[**]	$	[**]
21.01 - 45.0 Mbps	$	[**]	$	[**]

v.12.09.02

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission

Table 9: MARO Features - Monthly Service Fees

Option	Monthly Service Fee List Price	Service Component Discount
Alternate Backbone Node Option - additional charges via Private Line, per Service Component	T-1: $[**]	[**]
NxT1: $[**] per T-1
T3: $[**]
OC-3 $[**]
CPE Redundant Configuration Option - Per Service Component	T-1: $[**]	[**]
NxT-1: $[**];
T3: $[**];
OC-3 $[**]
Backbone Node Redundancy Option - additional charges via Private Line, per Redundant Link	$[**] per T-1 Redundant Link	[**]
$[**] per T-3 Redundant Link
$[**] per OC-3 Redundant Link
Outbound Load Balancers (2) (Dual Managed Customer Routers)	$[**]	[**]

v.12.09.02

Table 10: MIS and MARO Features - Installation Fees (ICB Only)

The following discount will be applied to the table below for any current and future Service Components You may order:  [**] %

Option	Installation Fee List Price MIS & MIS w/Managed Router
MARO - Outbound Load Balancers (2) (Dual Managed Customer Routers)	$	[**]
MIS - Outbound Mail Relay	$	[**]

v.04.29.02

Table 11: MIS Tele – Installation

The following discount will be applied in the table for any current and future Service Components You may order:  [**] %

MIS Speed	MIS		MIS with Managed Router
56 Kbps	$	[**]	$ [**]
128 Kbps - 1.5 Mbps	$	[**]	$ [**]
NxT-1 (3.0 Mbps, 4.5 Mbps & 6.0 Mbps)	$	[**]	$ [**]
Tiered/Full T-3	$	[**]	[**]
Tiered OC-3, OC-12, OC-48	$	[**]	[**]
Fast Ethernet	$	[**]	[**]

v.04.29.02

Table 12: On-Site Installation

The following discount will be applied in the table for any current and future Service Components You may order:  [**] %

MIS Speed	MIS with Managed Router Only
56 Kbps	$	[**]
128 Kbps - 1.5 Mbps	$	[**]
NxT-1 (3.0 Mbps - 6.0 Mbps)	$	[**]
Tiered/Full T-3	$	[**]
Tiered OC-3, OC-12, OC-48	$	[**]
Fast Ethernet	$	[**]

v.04.29.02

Table 13: Tiered OC-3 (ICB Only)

The following discount will be applied in the table below for any current and future Service Components You may order:  [**] %

Speed	MIS Monthly Service Fee		MIS w/Managed Router Monthly Service Fee
2 Mbps	$	[**]	$	[**]
3 Mbps	$	[**]	$	[**]
4 Mbps	$	[**]	$	[**]
4.5 Mbps	$	[**]	$	[**]
5 Mbps	$	[**]	$	[**]
6 Mbps	$	[**]	$	[**]
7 Mbps	$	[**]	$	[**]
8 Mbps	$	[**]	$	[**]
9 Mbps	$	[**]	$	[**]
10 Mbps	$	[**]	$	[**]
15 Mbps	$	[**]	$	[**]
20 Mbps	$	[**]	$	[**]
25 Mbps	$	[**]	$	[**]
30 Mbps	$	[**]	$	[**]
35 Mbps	$	[**]	$	[**]
40 Mbps	$	[**]	$	[**]
60 Mbps	$	[**]	$	[**]
155 Mbps	$	[**]	$	[**]

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission.

Table 14: Burstable OC-3 (ICB Only)

The following discount will be applied in the table below for any current and future Service Components You may order: [**]

Sustained Usage (Note 6)	MIS Monthly Service Fee		MIS w/Managed Router Monthly Service Fee
Up to 35.0 Mbps	$	[**]	$	[**]
35.01 to 45.0 Mbps	$	[**]	$	[**]
45.01 to 55.0 Mbps	$	[**]	$	[**]
55.01 to 65.0 Mbps	$	[**]	$	[**]
65.01 to 75.0 Mbps	$	[**]	$	[**]
75.01 to 85.0 Mbps	$	[**]	$	[**]
85.01 to 100.0 Mbps	$	[**]	$	[**]
100.01 to 125.0 Mbps	$	[**]	$	[**]
125.01 to 155.0 Mbps	$	[**]	$	[**]

v.04.29.02

Table 15: Flexible Bandwidth Billing Option - Burstable OC-3 (ICB Only)

The following discount will be applied to the MIS & MIS w/Managed Router pricing below for any current or future Service Components You may order: [**]	Incremental Usage Fee Discount: [**]

Tiered Bandwidth Minimum Commitment (Note 8)	MIS Monthly Fee		MIS with Managed Router Monthly Fee		Incremental Usage Fee Per Mbps
35 Mbps	$	[**]	$	[**]	$	[**]
40 Mbps	$	[**]	$	[**]	$	[**]
45 Mbps	$	[**]	$	[**]	$	[**]
60 Mbps	$	[**]	$	[**]	$	[**]
70 Mbps	$	[**]	$	[**]	$	[**]
80 Mbps	$	[**]	$	[**]	$	[**]
90 Mbps	$	[**]	$	[**]	$	[**]
100 Mbps	$	[**]	$	[**]	$	[**]
120 Mbps	$	[**]	$	[**]	$	[**]
144 Mbps	$	[**]	$	[**]	$	[**]
155 Mbps	$	[**]	$	[**]	$	[**]

v.04.29.02

Table 16: Tiered OC-12 (ICB Only)

The following discount will be applied in the table for any current and future Service Components You may order: [**]

Speed	MIS Monthly Service Fee		MIS w/Managed Router Monthly Service Fee
622 Mbps	$	[**]	$	[**]

v.04.29.02

Table 17: Burstable OC-12 (ICB Only)

The following discount will be applied in the table for any current and future Service Components You may order: [**]

Speed	MIS Monthly Service Fee		MIS w/Managed Router Monthly Service Fee
Up to 75.0 Mbps	$	[**]	$	[**]
75.01to 150.0 Mbps	$	[**]	$	[**]
150.01 to 225.0 Mbps	$	[**]	$	[**]
225.01 to 300.0 Mbps	$	[**]	$	[**]
300.01 to 375.0 Mbps	$	[**]	$	[**]
375.01 to 450.0 Mbps	$	[**]	$	[**]
450.01 to 525.0 Mbps	$	[**]	$	[**]
525.01 to 622.0 Mbps	$	[**]	$	[**]

v.04.29.02

Table 18: Flexible Bandwidth Billing Option - Burstable OC-12 (ICB Only)

The following discount will be applied to the MIS & MIS w/Managed Router pricing below for any current or future Service Components You may order: [**]	Incremental Usage Fee Discount: [**]

Tiered Bandwidth Minimum Commitment (Note 7)	MIS Monthly Fee		MIS with Managed Router Monthly Fee		Incremental Usage Fee Per Mbps
70 Mbps	$	[**]	$	[**]	$	[**]
80 Mbps	$	[**]	$	[**]	$	[**]
90 Mbps	$	[**]	$	[**]	$	[**]
100 Mbps	$	[**]	$	[**]	$	[**]
120 Mbps	$	[**]	$	[**]	$	[**]
144 Mbps	$	[**]	$	[**]	$	[**]
155 Mbps	$	[**]	$	[**]	$	[**]
200 Mbps	$	[**]	$	[**]	$	[**]
250 Mbps	$	[**]	$	[**]	$	[**]
300 Mbps	$	[**]	$	[**]	$	[**]
350 Mbps	$	[**]	$	[**]	$	[**]
400 Mbps	$	[**]	$	[**]	$	[**]
450 Mbps	$	[**]	$	[**]	$	[**]
500 Mbps	$	[**]	$	[**]	$	[**]
550 Mbps	$	[**]	$	[**]	$	[**]
600 Mbps	$	[**]	$	[**]	$	[**]
622 Mbps	$	[**]	$	[**]	$	[**]

v.04.29.02

Table 19: Tiered OC-48 (ICB Only)

The following discount will be applied in the table for any current and future Service Components You may order: [**]

Speed	MIS Monthly Service Fee		MIS w/Managed Router Monthly Service Fee
2.5 Gbps	$	[**]	$	[**]

v.04.29.02

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission.

Table 20: Burstable OC-48 (ICB Only)

The following discount will be applied in the table for any current and future Service Components You may order: [**]

Sustained Usage (Note 6)	MIS Monthly Service Fee		MIS w/Managed Router Monthly Service Fee
Up to 1250 Mbps	$	[**]	$	[**]
1251 to 1350 Mbps	$	[**]	$	[**]
1351 to 1450 Mbps	$	[**]	$	[**]
1451 to 1550 Mbps	$	[**]	$	[**]
1551 to 1650 Mbps	$	[**]	$	[**]
1651 to 1750 Mbps	$	[**]	$	[**]
1751 to 1850 Mbps	$	[**]	$	[**]
1851 to 1950 Mbps	$	[**]	$	[**]
1951 to 2050 Mbps	$	[**]	$	[**]
2051 to 2150 Mbps	$	[**]	$	[**]
2151 to 2250 Mbps	$	[**]	$	[**]
2251 to 2350 Mbps	$	[**]	$	[**]
2351 to 2450 Mbps	$	[**]	$	[**]

v.04.29.02

Table 21: Flexible Bandwidth Billing Option - Burstable OC-48 (ICB Only)

The following discount will be applied to the MIS & MIS w/Managed Router pricing below for any current or future Service Components You may order: [**]	Incremental Usage Fee Discount: [**]

Tiered Bandwidth Minimum Commitment (Note 8)	MIS Monthly Fee		MIS with Managed Router Monthly Fee		Incremental Usage Fee Per Mbps
600 Mbps	$	[**]	$	[**]	$	[**]
622 Mbps	$	[**]	$	[**]	$	[**]
700 Mbps	$	[**]	$	[**]	$	[**]
800 Mbps	$	[**]	$	[**]	$	[**]
1250 Mbps	$	[**]	$	[**]	$	[**]
1550 Mbps	$	[**]	$	[**]	$	[**]
1850 Mbps	$	[**]	$	[**]	$	[**]
2150 Mbps	$	[**]	$	[**]	$	[**]
2450 Mbps	$	[**]	$	[**]	$	[**]

v.04.29.02

Table 22: Flexible Bandwidth Billing Option - Fast Ethernet (ICB Only)

The following discount will be applied to the MIS & MIS w/Managed Router pricing below for any current or future Service Components You may order: [**]					Incremental Usage Fee Discount: [**]

Tiered Bandwidth Minimum Commitment (Note 8)	MIS Monthly Fee		MIS with Managed Router Monthly Fee		Incremental Usage Fee Per Mbps
10 Mbps	$	[**]	$	[**]	$	[**]
15 Mbps	$	[**]	$	[**]	$	[**]
20 Mbps	$	[**]	$	[**]	$	[**]
25 Mbps	$	[**]	$	[**]	$	[**]
30 Mbps	$	[**]	$	[**]	$	[**]
35 Mbps	$	[**]	$	[**]	$	[**]
40 Mbps	$	[**]	$	[**]	$	[**]
45 Mbps	$	[**]	$	[**]	$	[**]
60 Mbps	$	[**]	$	[**]	$	[**]
70 Mbps	$	[**]	$	[**]	$	[**]
80 Mbps	$	[**]	$	[**]	$	[**]
90 Mbps	$	[**]	$	[**]	$	[**]
100 Mbps	$	[**]	$	[**]	$	[**]

v.04.29.02

Table 23: Flexible Bandwidth Billing Option - Gigabit Ethernet (ICB Only)

The following discount will be applied to the MIS & MIS w/Managed Router pricing below for any current or future Service Components You may order: [**]	Incremental Usage Fee Discount: [**]

Tiered Bandwidth Minimum Commitment (Note 8)	MIS Monthly Fee		MIS with Managed Router Monthly Fee		Incremental Usage Fee Per Mbps
100 Mbps	$	[**]	$	[**]	$	[**]
120 Mbps	$	[**]	$	[**]	$	[**]
144 Mbps	$	[**]	$	[**]	$	[**]
155 Mbps	$	[**]	$	[**]	$	[**]
200 Mbps	$	[**]	$	[**]	$	[**]
250 Mbps	$	[**]	$	[**]	$	[**]
300 Mbps	$	[**]	$	[**]	$	[**]
350 Mbps	$	[**]	$	[**]	$	[**]
400 Mbps	$	[**]	$	[**]	$	[**]
450 Mbps	$	[**]	$	[**]	$	[**]
500 Mbps	$	[**]	$	[**]	$	[**]
550 Mbps	$	[**]	$	[**]	$	[**]
600 Mbps	$	[**]	$	[**]	$	[**]
622 Mbps	$	[**]	$	[**]	$	[**]
700 Mbps	$	[**]	$	[**]	$	[**]
800 Mbps (ICB)	$	[**]	$	[**]	$	[**]
900 Mbps (ICB)	$	[**]	$	[**]	$	[**]
1000 Mbps (ICB)	$	[**]	$	[**]	$	[**]

v.04.29.02

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission.

Table 24: Class Of Service Option - Tiered T-1, T-3 and Burstable Service - Monthly Service Fees (ICB Only)

When You order the Class Of Service Option in a burstable configuration, then each month You will be billed as follows: (i) if Your method of access is a T-1 , You will be billed at the rate for a full (1.54 Mbps) T-1 (ii)  if Your method of access is a T-3 You will be billed at the rate for a full T-3 (45Mbps).

The following discount will be applied to the pricing in the table below for any current or future Service Components You may order: [**]

Speed	MIS w/Managed Router Monthly Service Fee
1.5 Mbps	$	[**]
10 Mbps	$	[**]
15 Mbps	$	[**]
20 Mbps	$	[**]
25 Mbps	$	[**]
30 Mbps	$	[**]
35 Mbps	$	[**]
40 Mbps	$	[**]
45 Mbps	$	[**]

v.08.28.02

Table 25: Class Of Service Option - Flexible Bandwidth Billing Option - Monthly Service Fees (ICB Only)

Speed	MIS w/Managed Router Monthly Service Fee
Up to 2.0 Mbps	$	[**]
2.01 - 3.0 Mbps	$	[**]
3.01 - 4.0 Mbps	$	[**]
4.01 - 5.0 Mbps	$	[**]
5.01 - 6.0 Mbps	$	[**]
6.01 - 7.0 Mbps	$	[**]
7.01 - 8.0 Mbps	$	[**]
8.01 - 9.0 Mbps	$	[**]
9.01 to 10.0 Mbps	$	[**]
10.01 to 15.0 Mbps	$	[**]
15.01 - 20.0 Mbps	$	[**]
20.01 - 25.0 Mbps	$	[**]
25.01 - 30.0 Mbps	$	[**]
30.01 - 35.0 Mbps	$	[**]
35.01 - 40.0 Mbps	$	[**]
40.01 - 45.0 Mbps	$	[**]

v.08.28.02

Table 26: Class Of Service Option - Installation Fees (ICB Only)

The following discount will be applied to the table below for any current or future Service Components You may order:  [**]

Class of Service for MIS with Managed Router Installation Fee	$	[**]

v.04.29.02

Table 27: MIS+NCS Option (ICB Only)

The following discount will be applied to the table below for any current or future Service Components You may order:  [**]

Feature	Monthly Service Fee MIS Only
MIS + NCS Site License Fee (3 yr)	$	[**]
MIS + NCS Site License Fee (5 yr)	$	[**]
MIS + NCS Tier 1 Support	$	[**]

v.04.29.02

Table 28: MIS and MARO Features - Installation Fees (ICB Only)

The following discount will be applied to the table below for any current and future Service Components You may order:  [**] %

Feature	Installation Fee List Price MIS & MIS w/Managed Router
MIS + NCS Site Preparation Fee	$	[**]

v.04.29.02

Table 29: NTS Cross Connect Fee (ICB Only)

The following discount will be applied to the table below for any current or future Service Components You may order:  [**]

NTS Cross Connect Fee — MIS & MIS w/Managed Router	$	[**]

v.04.29.02

Table 30: MIPNS - MPLS PNT Feature

The following discount will be applied to the table below for any current or future Service Components You may order:  : [**]

Speed	Monthly Service Fee MIS and MIS w/Managed Router
T-1 (1.54 Mbps)	$	[**]
2 Mbps thru 10 Mbps, in 1 Mbps increments	$[**] for each speed increment
15 Mbps	$	[**]
20 Mbps	$	[**]
25 Mbps	$	[**]
30 Mbps	$	[**]
35 Mbps	$	[**]
40 Mbps	$	[**]
45 Mbps	$	[**]
OC-3 (155 Mbps)	$	[**]
OC-12 (622 Mbps)	$	[**]
OC-48 (2.5 Gbps)	$	[**]

v.08.28.02

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission.

Table 31:  MIPNS

N/A

MIPNS Monthly Service Fee	[**]

Table 32: MultiCast Monthly Service Fee

N/A

MultiCast Monthly Service Fee	[**]

Table 33: MultiCast Installation

N/A

MultiCast Installation Fee	[**]

Section II - Managed Firewall Service Pricing - [**]

Table A. Monthly Fees for Router and Server Based Firewalls

Option	Monthly Service Fee List Price		Service Component Discount
Router Based Firewall Option	$	[**]	[**]
Server Based Firewall Option	$	[**]	[**]

v.12/09/02

Table B - Installation Fees for Router and Server Based Firewalls

Option	Tele-Installation Fee - List Price		Discount To be Applied To The List Price
Router Based Firewall	$	[**]	[**]
Server Based Firewall	$	[**]	[**]

v.04/29/02

Table C – Server Based High End Firewall - Monthly

The following discount will be applied in the table below for any current and future Service Components You are eligible to order: [**]

Options	Monthly Service Fees List Price
Hi Availability/Load Balancing (Cluster of 2 Firewalls)	$ [**]
Additional Firewalls in High Availability Cluster (Up to 5 total)	$[**] per additional firewall

v.04/29/02

Table D – Server Based High End Firewall - Installation

Option	Installation Fees List Price	Service Component Discount
Managed Firewall - Hi Availability/Load Balancing (Cluster of 2 Firewalls)	$ [**]	[**]
Additional Firewalls in High Availability Cluster (above cluster of 2, up to a total of 5)	$[**] per additional firewall	[**]

v.04/29/02

Table E – Server Based Firewall Options - [**]

(i) Monthly Service Charges

The following discount will be applied in the table below for any current and future Service Components You are eligible to order: [**]

Server Based Firewall Options	Monthly Service Fees List Price
Triple Homed Option (DMZ) (Server Based)	$	[**]
Double Homed Option (Unprotected DMZ)	$	[**]
URL Screening (Websense)
Managed Firewall URL Screening 100 User	$	[**]
Managed Firewall URL Screening 500 User	$	[**]
Managed Firewall URL Screening 1000 User	$	[**]
Managed Firewall URL Screening 3000 User	$	[**]
Managed Firewall URL Screening 5000 User	$	[**]
Support For Customer Managed and Provided Software	$	[**]
100 Mb Ethernet Support - Managed Firewall 100Mb Ethernet	$	[**]
Support For Customer-Provided Strong Authentication Server	$	[**]
Managed Firewall - Support For Extranet	$	[**]
Managed Firewall - Support For Remote User VPN	$	[**]
Firewall to Firewall VPN - (AT&T Managed Firewall Location)	$	[**]
Firewall to Firewall VPN - (Customer Managed Firewall Location)	$	[**]
Firewall Availability Reporting	$	[**]
Managed Firewall - Support For Hardware Encryption Acceleration	$	[**]

v.04/29/02

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission.

(ii) Installation Charges

The following discount will be applied in the table below for any current and future Service Components You are eligible to order: [**]

Firewall Options	Installation Fees List Price
Triple Homed Option (DMZ) (Server Based)	$	[**]
Double Homed Option (Unprotected DMZ)	$	[**]
URL Screening (Websense)
Managed Firewall URL Screening 100 User	$	[**]
Managed Firewall URL Screening 500 User	$	[**]
Managed Firewall URL Screening 1000 User	$	[**]
Managed Firewall URL Screening 3000 User	$	[**]
Managed Firewall URL Screening 5000 User	$	[**]
Support For Customer Managed and Provided Software	$	[**]
100 Mb Ethernet Support - Managed Firewall 100Mb Ethernet	$	[**]
Support For Customer Provided Strong Authentication Server	$	[**]
Managed Firewall - Support for Extranet	$	[**]
Managed Firewall - Support for Remote User VPN	$	[**]
Firewall to Firewall VPN - (AT&T Managed Firewall Location)	$	[**]
Firewall to Firewall VPN - (Customer Managed Firewall Location)	$	[**]
Firewall Availability Reporting	$	[**]
Managed Firewall - Support For Hardware Encryption Acceleration	$	[**]

v.04/29/02

Table F : Triple Homed Option - Router based

The following discount will be applied in the table below for any current and future Service Components You are eligible to order: [**]

Option	Installation Fee
Triple Homed Option	$	[**]

v.12.09.02

Table G: On-Site Maintenance/Service Level Response Time Options - Monthly Service Charges

The following discount will be applied in the table below for any current and future Service Components You are eligible to order: [**]

Maintenance/Service Level Response Time	Monthly Service Charge*
5 days/week, 8 hours/day, Next Business Day	Standard - available at no additional charge
5 days/week, 8 hours/day, 4 Business Hours	$	[**]
7 days/week. 8 hours/day Next Business Day	$	[**]
7 days/week, 24 hours/day, 4 Business Hours	$	[**]

v.04/29/02

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission.

Table H: MFS – Cisco PIX Option -
Monthly Charges

Option	Monthly Service Fee List Price		Service Component Discount
Small Office	$	[**]	[**]]
Medium Office	$	[**]	[**]
Medium Office High Availability	$	[**]	[**]
Large Office High Availabilty	$	[**]	[**]
Large Office High Availability GigE	$	[**]	[**]
Extra-Large High Availability GigE	$	[**]	[**]

v.08/28/02

Table I: MFS – Cisco PIX Option -

Installation Charges

Option	Installation Fees List Price		Service Component Discount
Small Office	$	[**]	[**]
Medium Office	$	[**]	[**]
Medium Office High Availability	$	[**]	[**]
Large Office High Availabilty	$	[**]	[**]
Large Office High Availability GigE	$	[**]	[**]
Extra-Large High Availability GigE	$	[**]	[**]

v.08/28/02

Table J: MFS – Cisco PIX ® Options -

Monthly Charges

Option	Monthly Service Fee List Price		Service Component Discount
Virtual Private Network Option	$	[**]	[**]
DMZ Option	$	[**]	[**]
Extranet Option	$	[**]	[**]

v.07/29/02

Table K: MFS – Cisco PIX ® Options -

Installation Charges

Option	Installation Fees List Price		Service Component Discount
Virtual Private Network Option	$	[**]	[**]
URL Filtering Option	$	[**]	[**]
DMZ Option	$	[**]	[**]
Extranet Option	$	[**]	[**]

v.07/29/02

Section III - Managed Intrusion Detection Service (“MIDS”) - ICB

Table A : MIDS Standalone Option - Monthly Service Fees

The following discount will be applied in the table below for any current and future Service Components You are eligible to order: [**]

MIDS Option	Monthly Service Fee List Price
Stand Alone Managed Intrusion Detection Service (MIDS) 10 MB	$	[**]
Stand Alone Managed Intrusion Detection Service (MIDS) 100 MB	$	[**]

Table B : MIDS Standalone Option - Installation Fees

The following discount will be applied in the table below for any current and future Service Components You are eligible to order: [**]

MIDS Option	Installation Fee List Price
Stand Alone Managed Intrusion Detection Service (MIDS) 10 MB	$	[**]
Stand Alone Managed Intrusion Detection Service (MIDS) 100 MB	$	[**]

v.04.29.02

Table C: MIDS Bundled Option - Monthly Service Fees

The following discount will be applied in the table below for any current and future Service Components You are eligible to order: [**]

MIDS Option	Monthly Service Fee List Price
Bundled with MFS-SB Managed Intrusion Detection Service (MIDS) 10 MB	$	[**]
Bundled with MFS-SB Managed Intrusion Detection Service (MIDS) 100 MB	$	[**]

v.04.29.02

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission.

Table D: MIDS Bundled Option - Installation Fees

The following discount will be applied in the table below for any current and future Service Components You are eligible to order: [**]

MIDS Option	Installation Fee List Price
Bundled with MFS-SB Managed Intrusion Detection Service (MIDS) 10 MB	$	[**]
Bundled with MFS-SB Managed Intrusion Detection Service (MIDS) 100 MB	$	[**]

v.04.29.02

Section IV: Additional Service Fees

Moving Fees:

Re-installation of an AT&T MIS Service Component at a new location, $[**] per location.

Re-installation services performed outside of standard operating hours (8:00 a.m. to 5:00 p.m. Monday through Friday) $[**] per location.

Additional Charges: Additional one time charges may apply for services and support rendered in excess of what is provided in this Pricing Schedule. AT&T and the Customer will mutually agree upon these charges (minimum $[**]) before any such services or support is rendered.

SERVICE NOTES:

1. Installation Charges are a one-time charge due within 30 days of the Service Activation Date for each Service Component.

2. OC-3 and above installation costs will be provided to you on a case by case basis. Additional charges may apply for services or features not specified herein, including location changes and professional services.

3. The Local Access Installation means connection of the Your premise to the local access loop. Install charges for Local Access do not include special construction, special build-out costs, or any other costs incurred by AT&T in connection with installation of the local access loop.

[**] = Confidential treatment requested for redacted portion, redacted portion has been filed separately with the Commission.

4. Access Facilities will be priced on an individual case basis by Your AT&T Representative from Your location to the point where service availability has been defined. Unless You purchase the MIS Local Access Combination, the Access Facilities are neither included nor billed under this Agreement. Service will be available at all AT&T and ACCUNET Points of Presence within the 48 contiguous states of the United States, Puerto Rico, and the U. S. Virgin Islands.

5. The features of the MIS Service and any of the available options are contained in the Service Guide.

6. With AT&T Burstable Service, You are able to burst to the full bandwidth of your Service at any time. The monthly charge for Your Service is based on sustained usage and will be charged at the rates contained in the applicable Burstable table for Your Service; however the minimum monthly rate You will be charged for Your Burstable Service is based on the lowest speed tier in the Burstable table for Your Service. AT&T will measure utilization at five minute intervals in each direction, leaving and entering the site. The level of utilization below which ninety-five percent (95%) of the samples fall is the sustained usage.

7. The MARO Redundant Link Burstable Pricing (also known as Shadow Billing) contained in Tables 2 and 5 is only available to customers who order MARO Service for the Redundant Link in a shadow configuration (i.e as a dormant backup for the Primary Link), as this is detailed in the Service Guide. In general, the 56K Redundant Link Burstable Pricing is only applicable to the Redundant Link of Your MARO Service when it is used in a shadow configuration. Any usage of the Redundant Link above 56K will be charged at the rates contained in Tables 2 or 5, as the case may be for Your Service. Please see the Service Guide for details.

8. If You order the Flexible Bandwidth Billing Option, Your monthly charges are based on Your usage of the Service. Each month, Your usage consists of the following two components - (i) The Flexible Bandwidth Minimum Commitment Level You select and (ii) any per Mbps Incremental Usage Fees which You incur for Sustained Usage above Your Flexible Bandwidth Commitment Level in a given month. These charges are detailed in the applicable Flexible Bandwidth Billing Option table you are ordering from. AT&T will measure utilization at five minute intervals in each direction, leaving and entering the site. The level of utilization below which ninety-five percent (95%) of the samples fall is the Sustained Usage.

9. Options for the Managed Intrusion Detection Service include Managed Firewall Service (“MFWS”). This Option is available solely to MIS customers that lease their router from AT&T. The selected Service Period should be coterminous with the AT&T Managed Internet Service with which the MFWS Service is installed. Title to and all rights in any AT&T-provided software installed at Your facility under this Addendum shall remain with AT&T and no use rights of any kind are granted to You.

10. MARO is available through the AT&T Point of Presence nearest to each MIS Customer location and subsequently routed per AT&T’s discretion. Any other routing arrangement requested by the Customer shall incur additional charges, which vary on a case by case basis. MARO is available for both MIS and MIS with Managed Router Customers.

11. The ATM Multiple PVC Option is available only for Tiered fractional T-3 or OC-x MIS ports. This option is not available in any burstable configuration. Also, for any customers who order the MIS w/Managed Router Option, the PVC which has the highest speed will be billed at the rate for the Managed Router Option, and all of the other PVC ports will be billed at the standard MIS port rate.

12. For Customer’s who order the Diversity Option, AT&T will make reasonable efforts to honor specific Customer Backbone Node location requests, subject to the various capacity constraints at each of the Backbone Nodes.

13. For Customers who order the NBFS Service, You agree to allow AT&T to interconnect your internal packet network to AT&T via ordering such Service.

14. The Class of Service Option is available only via private line access and only for speeds from T1 to T3, at a fixed premium per port speed.  Managed router service is also required.

15. ICB = Available Only On An Individual Case Basis.

16. N/A = Not Available

AMENDMENT NO. 2
TO
AT&T's ULTRAVAILABLE® BUSINESS CONTINUITY SOLUTION
SERVICE ORDER ATTACHMENT
BETWEEN
WORLDSPAN, L.P.
AND
AT&T CORP.

        This Amendment No. 2 (the "Amendment") to the AT&T Ultravailable® Business Continuity Solution Service Order Attachment (the "Attachment"), entered into by the parties on December 24th, 2002 and amended on January 7th, 2004 by Amendment No. 1 is by and between Worldspan, L.P. ("Customer"), and AT&T Corp. ("AT&T") and is effective on the date signed by AT&T and Worldspan (the "Amendment Effective Date"). Capitalized terms used in this Amendment but not defined in this Amendment are defined in the Attachment (including its Schedules).

        WHEREAS, Customer and AT&T entered into the Attachment under Master Agreement Number 23411; and

        WHEREAS, Customer and AT&T wish to amend the Attachment to enable Customer to migrate from an ESCON-based protocol environment supported by CNT devices to a FICON-based protocol environment as part of the Ultravailable Business Continuity Solution.

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
In Section 4.0 (Additional Service) of Schedule 1A (UNS Service Description and Network Description), the following is hereby added as Section 4.5:

4.5
If, subsequent to the Amendment Effective Date of Amendment No. 2 to the Attachment, Customer issues a Change Request to add the Additional Services identified in this Section 4.5, the Channels and AT&T Equipment set forth in Sections 4.5.1 - 4.5.2 shall be removed from the Network by AT&T pursuant to Section 2.3.2 (Change Management) of Schedule 1A (UNS Service Description and Network Description). These Additional Services, if requested by Customer, shall require acceptance verification and shall, therefore, be subject to the acceptance process described in Section 6.1 (Additional Services) of Schedule 1A (UNS Service Description and Network Description).

4.5.1
Removed Channels

Start Termination Point	End Termination Point	No. of Channels	Protection	Protocol
1	2	Seventeen (17)	Protected	ESCON
No. of Channels removed from the Total Number of Baseline Services		Seventeen (17)
  4.5.2
  Removed AT&T Equipment

Installed at Termination Point	No. installed	Equipment type	Manufacturer and Model	No. of Shelves installed
1	3	Channel Extender	CNT Ultranet	3
2	3	Channel Extender	CNT Ultranet	3

1

2.
In Schedule 3A (Prices), Section 2.1.1.k is hereby deleted in its entirety and replaced with the following:

k.
$[**] for each additional Protected 2.0 Gbps Fiber Channel.

3.
In Schedule 3A (Prices), Section 2.0 (Additional Services Charges), the following is hereby added as Section 2.1.7:

2.1.7
For the Additional Service added pursuant to Amendment No. 2 to the Attachment, including the four (4) Protected 2.0 Gbps Fiber Channels, the Monthly Recurring Charge specified in item 1 of Section 1.0 (Baseline Services Charges) of this Schedule 3A (Prices) shall be decreased by an amount equal to [**] dollars ($[**]) (the "Incremental MRC"). The aforementioned Incremental MRC shall apply only if this Additional Service is accepted or deemed accepted by Customer on or before September 1, 2004. Billing for this Incremental MRC shall commence on the date such Additional Service is accepted or deemed accepted by Customer pursuant to Section 6.2 (New Services) of Schedule 1A (UNS Service Description and Network Description). If the Additional Service is installed after September 1, 2004, the Additional Service will be considered a New Service and the Incremental MRC will be determined in accordance with Section 2.3.2 (Change Management) of Schedule 1A (UNS Service Description and Network Description).

4.
In Schedule 3A (Prices), Section 2.1.2 and Section 2.2.2 are hereby deleted in their entirety.

5.
In Schedule 3A (Prices), Section 3.3 and Section 3.4 are hereby deleted in their entirety and replaced with the following:

3.3
AT&T shall offer the Customer the right of first refusal on the 1,500 square feet of space adjacent to the Space in accordance with Section 5C of the Attachment. The charges for such space will be based on the total amount at the rate of $[**] per square foot.

3.4
AT&T shall offer a [**]% discount on the list charges for additional power in the Space ordered during the Service Period. The list charges to which the discount shall be applied will be based on the list rates effective at the time such additional power is ordered.

6.
In Schedule 3A (Prices), the following is hereby added as Section 3.6:

3.6
AT&T shall offer a [**]% discount on the list charges for a POTS line in the Space if such service is ordered during the Service Period. The charges to which this discount shall be applied will be the list rates effective at the time such service is ordered.

7.
The Term of the Attachment is hereby extended to end at 11:59 pm on the last day of the fifth calendar year from the date when the Amendment is signed by both Customer and AT&T, unless extended, earlier terminated, cancelled or discontinued as provided in the Attachment.

IN WITNESS HEREOF, the parties hereto, each acting with proper authority, have executed this Amendment to be effective as of the Amendment Effective Date.

Worldspan, L.P.		AT&T Corp.
By:	/s/ RAKESH GANGWAL	By:	/s/ FRANCES M. MIKULIC
Name:	Rakesh Gangwal	Name:	Frances M. Mikulic
Title:	Chairman, President and CEO	Title:	District Manager
Date:	March 18, 2004	Date:	March 18, 2004

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

2

AT&T MA Reference No.

AT&T Local Services
Service Order Attachment

CUSTOMER Legal Name ("Customer")	AT&T Corp. (or enter AT&T signing entity) ("AT&T")	AT&T Sales Contact Name ☒Primary Contact
WORLDSPAN, L.P.	AT&T Corp.	Name:
CUSTOMER Address	AT&T Corp. Address and Contact	AT&T Sales Contact Information
Street Address: 300 Galleria Parkway City: Atlanta State/Province: GA Country: USA Domestic/International Zip Code: 30339	55 Corporate Drive Bridgewater, New Jersey 08807 Attn: Master Agreement Support Team Email: mast@att.com	Street Address 300 North Point Pkwy City Alpharetta State / Province GA Country USA Domestic / International / Zip Code 30005 Fax Email mworch@att.com Sales/Branch Manager Albano SCVP Name Albano
CUSTOMER Contact	AT&T Address and Contact (if signing entity other than AT&T Corp.)	AT&T Authorized Agent Information (if applicable) ☐ Primary Contact
Name:David Lauderdale Title:Chief Techinical Officer and Senior Vice President—Worldwide Technical Operations Telephone:770-563-6796 Fax: Email:david.lauderdale@worldspan.com	Name Title Telephone Street Address City State / Province Country: Domestic / International / Zip Code:	Name Company Name Agent Address City State / Province Country Domestic / International / Zip Code Telephone Fax Email Agent Code
CUSTOMER Billing Address		Offer/Service
Street Address: 300 Galleria Parkway NW City: Atlanta State/Province: GA Country: USA Domestic/International Zip Code: 30339		Local Prime

This Service Order Attachment (and its Terms and Conditions and Schedules (if any)) is part of the Agreement between AT&T and Customer referenced above. The General Terms and Conditions of the Agreement are hereby incorporated into this Attachment.

The order of priority in the event of inconsistency among terms shall be the (i) Applicable Tariffs to the extent required by applicable law to take precedence over conflicting negotiated terms and conditions; (ii) this Service Order Attachment; (iii) the Agreement's General Terms and Conditions; (iv) the Applicable Tariffs to the extent not required by applicable law to take precedence over conflicting negotiated terms and conditions and (v) the AT&T Service Guide.

AGREED:		AGREED:
CUSTOMER: WORLDSPAN, L.P.		AT&T Corp.
By:	/s/ RAKESH GANGWAL (Authorized Signature)	By:	/s/ FRANCES M. MIKULIC (Authorized Signature)
Rakesh Gangwal		Frances M. Mikulic
(Typed or Printed Name)		(Typed or Printed Name)
Chairman, President and CEO (Title)		District Manager (Title)
March 18, 2004 (Date)		March 18, 2004 (Date)
Ver 12-2003 Page 1 of 2

This SOA includes rate schedule(s) for Local Prime Services provided in state(s) and at rate option(s) indicated:

WORLDSPAN, L.P.

ALABAMA	☐	Ver 9-2003	Not Applicable
ARIZONA	☐	Ver 1-2004	Not Applicable
CALIFORNIA	☐	Ver 9-2003	Not Applicable
COLORADO	☐	Ver 9-2003	Not Applicable
CONNECTICUT	☐	Ver 9-2003	Not Applicable
DISTRICT OF COLUMBIA	☐	Ver 1-2004	Not Applicable
DELAWARE	☐	Ver 1-2004	Not Applicable
FLORIDA	☐	Ver 1-2004	Not Applicable
GEORGIA	☒	Ver 9-2003	Level E
IOWA	☐	Ver 1-2004	Not Applicable
ILLINOIS	☐	Ver 9-2003	Not Applicable
INDIANA	☐	Ver 1-2004	Not Applicable
KANSAS	☐	Ver 1-2004	Not Applicable
KENTUCKY	☐	Ver 9-2003	Not Applicable
MASSACHUSETTS	☐	Ver 9-2003	Not Applicable
MARYLAND	☐	Ver 9-2003	Not Applicable
MICHIGAN	☐	Ver 9-2003	Not Applicable
MINNESOTA	☐	Ver 1-2004	Not Applicable
NEBRASKA	☐	Ver 9-2003	Not Applicable
NEW HAMPSHIRE	☐	Ver 9-2003	Not Applicable
NEW JERSEY	☐	Ver 9-2003	Not Applicable
NEW YORK	☐	Ver 9-2003	Not Applicable
NORTH CAROLINA	☐	Ver 1-2004	Not Applicable
OHIO	☐	Ver 9-2003	Not Applicable
OREGON	☐	Ver 9-2003	Not Applicable
PENNSYLVANIA	☐	Ver 9-2003	Not Applicable
RHODE ISLAND	☐	Ver 9-2003	Not Applicable
TENNESSEE	☐	Ver 1-2004	Not Applicable
TEXAS	☐	Ver 1-2004	Not Applicable
UTAH	☐	Ver 1-2004	Not Applicable
VIRGINIA	☐	Ver 9-2003	Not Applicable
WASHINGTON	☐	Ver 9-2003	Not Applicable
WISCONSIN	☐	Ver 1-2004	Not Applicable

Standard = rates as set forth in the State Tariffs or Service Guide, as applicable
N/A = services not contracted at this time

AT&T/Customer Initial

Date:

Ver 12-2003 Page 2 of 2

AT&T MA Reference No.

Local Switched Services—Terms and Conditions

1.
Services Provided.    AT&T will provide to Customer the AT&T local switched services ordered by Customer ("Local Services") that are specified in the attached Schedules (i) in accordance with the provisions of this Attachment and the applicable State Tariffs, as changed from time to time ("Applicable Tariffs"), and (ii) if there are no Applicable Tariffs, in accordance with this Attachment and the applicable provisions of the Service Guide as changed from time to time, except as specifically provided in this Attachment. The term "State Tariff" means any public filing made by AT&T or any of its Affiliates (including but not limited to Teleport Communications Group Inc. ("TCG") and its Affiliates) with a State public utility commission ("Commission") that contains rates and/or other terms and conditions governing AT&T's provision of Local Services. Customer will execute suitable ordering documents, in the form specified by AT&T.

2.
Term and Charges.    This Attachment will become effective with respect to the Local Services to be provided in a State when signed by both parties and any tariff, price list, or other documentation that is required to be filed to give effect to the rates, charges, terms and conditions is filed with the Commission of that State and such filing becomes effective in accordance with that Commission's rules and regulations ("Effective Date"). The term, discounts, and rates for Local Services in each State commence beginning the first day of Customer's first full billing cycle after the Effective Date of this Attachment for such State. The Term of this Attachment begins on the Effective Date and expires at the end of the full bill cycle that is co-terminous with OneNet BTB that is being signed contemporaneously with this SOA (the "Attachment Term"). Upon expiration of the Attachment Term and the Transition Period, all Local Services remaining in service will be provided by AT&T under the terms and rates specified in the Applicable Tariffs or Service Guide or, if applicable, the Schedules (which may be changed by AT&T after expiration of the Attachment Term upon thirty (30) days advance written notice to Customer), until Customer notifies AT&T to discontinue Service, upon thirty (30) days advance written notice to AT&T, or by either party as permitted for cause under the Agreement. No new Local Services may be ordered by Customer under this Attachment after the expiration of its Attachment Term. No renewal is available for this Attachment, unless otherwise agreed by the parties.

3.
Regulatory Changes.    Regardless of any stabilization that may appear in this Attachment, AT&T reserves the right to change charges for the Local Services provided to Customer under this Attachment to reasonably reflect: regulatory assessments and costs stemming from an order, rule or regulation of the Federal Communications Commission ("FCC") (to the extent the FCC has jurisdiction over the Local Services), another Commission or other Regulatory Authority or court having competent jurisdiction over AT&T's provision of Local Services concerning payphone charges, PICC and USF related expenses), (ii) other governmental charges or fees, (iii) charges or payment obligations imposed on AT&T related to termination of domestic or international calls to mobile numbers; or (iv) reductions in amounts other carriers are required to pay to AT&T or increases in the amount AT&T is required to pay to other carriers.

4.
Eligibility.    This Attachment is available only to customers who order Local Service within 90 days after the Effective Date and permit initial installation of Local Service within 30 days after the date such Local Service is ordered. As of the Effective Date, the Customer must have a contractual commitment in effect for AT&T Services in excess of $10 Million.

5.
Minimum Commitments.    There is no separate Minimum Annual Revenue Commitment ("MARC") for the Local Services provided under this Attachment.

AT&T MA Reference No.
6.
Public Utility Commission Jurisdiction.    Within ten (10) Business Days after the execution of this Attachment by both parties, AT&T shall, subject to applicable notice and filing requirements, file with the applicable Commission such documentation as may be required in order for AT&T to provide Local Services to Customer at the rates set forth in the Schedules and under the terms and conditions of this Attachment. This Attachment is subject to the jurisdiction of various Commissions and each Schedule will therefore be subject to such changes or modifications as the controlling Commission may direct from time to time in the exercise of its jurisdiction. Therefore, for this purpose, this Attachment and each Schedule will be deemed to be a separate agreement with respect to the Local Services offered in a particular State and the parties' obligations will be construed and interpreted under the laws of that State, excluding its choice of law rules. Either party may terminate an affected Schedule without incurring liability for Termination Charges (or any other early-cancellation related charges) if (a) the Commission of the corresponding State changes its rules or regulations or issues an order or a ruling (or a court of competent jurisdiction issues such an order or a ruling) which materially and adversely affects that Schedule or the ability of Customer to use and receive, or the ability of AT&T to provide, the Local Services in accordance with the prices, terms and conditions set forth herein. Customer may terminate an affected Schedule without incurring liability for Termination Charges (or any other early-cancellation related charges) if any change made to the Applicable Tariff or Service Guide during the Attachment Term materially and adversely affects Customer, and AT&T is unwilling or unable, to make further changes to eliminate such material and adverse effect upon Customer, following notice thereof from Customer, given within 90 days after Customer's first learning of the change.

7.
Discontinuance and Chronic Outages.

  A. Customer may terminate this Attachment under one of the following provisions, without incurring Termination Charges or any other early termination-related charges: (i) in the event of a breach of any material term or condition of this Attachment or the underlying applicable sections of the Applicable Tariffs or Service Guide by AT&T, where such failure continues unremedied for thirty (30) days after receipt of Customer's written notice by AT&T, or (ii) in the event that Customer: (1) is current in payment to AT&T for the Local Services (with the exception of amounts withheld by Customer pursuant to a good faith payment dispute as and to the extent permitted by the Agreement); and (2) replaces this Attachment with other Local Services having (a) a MARC which is equal to or greater than the portion of the MARC reflecting annual expected Local Services charges under this Attachment, and (b) a new term equal to or greater than the term remaining under this Attachment.

  B. In the event of a termination of any Local Service element (as separately identified and priced in the Schedules) either by Customer for its convenience (e.g., other than under Section 7(a)(ii)) or by AT&T as permitted for cause under the Agreement less than twelve (12) months after the commencement of billing for such individual Local Service element, Customer must pay a Termination Charge equal to the Waiver(s) of Non-recurring Charges received by Customer (as expressly set forth in the Schedules) in connection with the installation of such terminated Local Service element.

  C. Except for Termination Charges due pursuant to Section 7.B above, Customer may terminate any and all Local Services, without incurring Termination Charges or any other early cancellation-related charges, by providing AT&T thirty (30) days' prior written notice.

  D. Customer must pay all correct charges actually incurred for Local Services as of the effective date of termination and thereafter until actual disconnection as ordered by Customer.

8.
Discounts; Repayment upon Service Termination.    The rates for the Local Services provided under this Attachment are in lieu of, and not in addition to, any and all other promotions, discounts, credits and waivers (collectively, "Discounts") to which Customer is, or would otherwise be, entitled to receive for the Local Services, except that Customer will receive Discounts (i) offered under the Applicable Tariffs which waive installation charges only, (ii) for which the Customer is eligible under the conditions specified in the Applicable Tariffs.

AT&T MA Reference No.

WORLDSPAN, L.P.
Rate Schedule 1
State of Georgia

1.
Services Provided—AT&T will provide to the Customer and its affiliates the following Local Services in the State of Georgia, where facilities permit, in accordance with the provisions of the State Tariff(s) filed by the Affiliates of Teleport Communications Group Inc., as changed from time to time, except as specifically stated in this Contract Tariff.

2.
Rates—Subject to the Terms and Conditions of the Attachment, the following rates are stabilized for the term of this Attachment. These rates are in lieu of the rates for those elements specified in the Applicable Tariffs. Rates are based on Customer-selected term. In the event that Customer fails to designate a term in its order for a Local Service, the term corresponding to the rate billed to the Customer for the Local Service will be the Customer-selected term.

  (a)    Stand alone

Voice and Data		Monthly Recurring 3 Year
1.	Initial 23B+D	$	[**]
2.	Each add'l 23B+D/	$	[**]
24B w/o backup D
3.	23B+ backup D	$	[**]

  (b)    Provisioned on AT&T ACCU-Ring DS3 (HDQ) facility or the DWDM

Voice and Data		Monthly Recurring 3 Year
1.	Initial 23B+D	$	[**]
2.	Each add'l 23B+D/	$	[**]
24B w/o backup D
3.	23B+ backup D	$	[**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

AT&T MA Reference No. 23411

AT&T Voice/Data Service
Service Order Attachment

CUSTOMER Legal Name (“Customer”)	AT&T Corp. (or enter AT&T signing entity) (“AT&T”)	AT&T Sales Contact Name Primary Contact
Worldspan, L.P.	AT&T Corp.	Name Mary E. Worch

CUSTOMER Address	AT&T Address and Contact	AT&T Sales Contact Information
Street Address 300 Galleria Parkway NW City Atlanta, State / Province GA Country US Domestic / International / Zip Code 30339	55 Corporate Drive Bridgewater, New Jersey 08807 Attn: Master Agreement Support Team Email: mast@att.com	Street Address 1200 Peachtree Street City Atlanta, State / Province GA US Domestic / International / Zip Code 30309 Fax Email mworch@att.com Sales/Branch Manager Albano SCVP Name Albano

CUSTOMER Contact	AT&T Address and Contact (if signing entity other than AT&T Corp.)	AT&T Authorized Agent Information (if applicable) ☐ Primary Contact
Name Ed Wilson Title Supervisor Voice Communications Telephone: 770-563-7453 Fax 770-563-2858 Email: ed.wilson@worldspan.com	Name Title Telephone: Street Address City State / Province Country Domestic / International / Zip Code	Name: Company Name: Agent Adress City State / Province Country Domestic / International / Zip Code Telephone: Fax: Email: Agent Code:
CUSTOMER Billing Address
Street Address 300 Galleria Parkway NW City Atlanta, State / Province GA Country US Domestic / International / Zip Code: 30339

This Service Order Attachment (and its schedules) is part of the Agreement between AT&T and Customer referenced above.

In the event of a conflict among terms, the order of descending priority shall be this Service Order Attachment, the Agreement’s general terms and conditions, and the AT&T Service Guide.

Customer hereby places an order for:

☒ New Attachment

☐  Amendment to Attachment No.              , which amends and restates the Service Order Attachment and provides that any Addendum to the SOA that is not attached to this Amendment is not amended hereby and remains in effect.

AGREED:		AGREED:

CUSTOMER: Worldspan, L.P.		AT&T Corp. <Insert Name if Other AT&T Entity>

By:	/s/ RAKESH GANGWAL	By:	/s/ FRANCES M. MIKULIC
(Authorized Signature)		(Authorized Signature)
Rakesh Gangwal		Frances M. Mikulic
(Typed or Printed Name)		(Typed or Printed Name)
Chairman, President and CEO		District Manager
(Title)		(Title)
March 18, 2004		March 18, 2004
(Date)		(Date)

Worldspan WK-42974V3	For AT&T Administrative Use Only
If this Attachment is not executed by the Customer by May 1, 2004, AT&T reserves the right to withdraw this Attachment.	Master Agreement No.
Attachment No.
Original Effective Date:
Amended Effective Date:

AT&T Service Order Attachment—Voice/Data Services

1.     SERVICES PROVIDED

AT&T will provide the following Services to the Customer under this Attachment pursuant to the AT&T Business Service Guide located at http://www.att.com/serviceguide/business, (the "Service Guide") as amended from time to time. The Rates, Discounts and other provisions stated in this Attachment are in lieu of the comparable provisions stated in the Service Guide.

•
AT&T ACCU-Ring Network Access Service

Services Provided are subject to the availability of the underlying Access Provider services on terms acceptable to AT&T and upon signature of this Attachment by both parties before 5/01/2004. If this Attachment is not fully executed prior to this date, AT&T reserves the right to rescind this Attachment without liability.

1.1   INITIAL QUANTITIES

This Attachment applies to one ACCU-Ring Network Access Service Ring in the LATAs specified in Table Number 7 with a Ring Capacity of OC3 as specified in the Service Guide.

USO#: 3515-0645B.

2.     ATTACHMENT TERM, RENEWAL OPTIONS

The term of this Attachment is 3 years (Attachment Term). The Term Start Date (TSD) will be fifteen (15) calendar days following the Service Assurance Test Completion Date or when the Customer starts using service under this Attachment, whichever date comes first. Upon expiration of the Attachment Term, the Customer can continue to receive the Services Provided under this Attachment for an additional period, not to exceed ninety (90) days, at the monthly rates in effect at the end of the term; however, the Discounts specified in Section 5., following, will not apply. During that additional period, the Customer can discontinue this Attachment at any time, without liability, on thirty (30) days written notice to AT&T.

3.     MINIMUM COMMITMENTS/CHARGES

Not Applicable

4.     ATTACHMENT PRICE

Regardless of any stabilization of rates that may appear in this Attachment for the Services Provided, AT&T reserves the right to increase charges as a result of expenses incurred by AT&T relating to regulatory assessments stemming from an order, rule or regulation of the Federal Communications Commission or other regulatory authority or court having competent jurisdiction (including but not limited to USF related expenses).

The Attachment Price for the AT&T Services Provided under this Attachment is the same as the undiscounted Recurring and Nonrecurring Rates and Charges applicable to an ACCU-Ring Term Discount Plan (ATDP) Customer as specified in the Service Guide.

Worldspan WK-42974V3	For AT&T Administrative Use Only
If this Attachment is not executed by the Customer by May 1, 2004, AT&T reserves the right to withdraw this Attachment.	Master Agreement No.
Attachment No.
Original Effective Date:
Amended Effective Date:

AT&T Service Order Attachment—Voice/Data Services

5.     DISCOUNTS

The Customer will receive a [**]% discount on the ATDP Eligible Service Components:

The discount will be applied in the same manner as specified in the applicable section of the Service Guide and no other discounts will apply.

6.     CLASSIFICATIONS, PRACTICES AND REGULATIONS

6.1   PROMOTIONS

The Customer is ineligible for any promotions, credits or waivers in the Service Guide.

6.2   CREDITS

None.

6.3   DISCONTINUANCE

The Customer may discontinue this Attachment without incurring any Termination Charges in the event of a breach of any material term or condition of this Attachment or the underlying applicable sections of the Service Guide by AT&T where such failure continues unremedied for thirty (30) days after receipt of written notice by AT&T. However, the Customer shall remain liable for charges incurred prior to the effective date of discontinuance.

If the Customer discontinues this Attachment without cause other than as stated in the preceding paragraph, or if AT&T terminates as contractually permitted for cause (e.g., due to Customer's unremedied material breach), prior to the expiration of the Attachment Term, a Termination Charge will apply. The Termination Charge will be an amount equal to the sum of: (1) the Monthly Recurring Rates and Charges for Ring Access Channel components and Ethernet Ring Access Channel components in effect at the time of discontinuance times the number of months remaining in the Attachment Term; (2) the discounted Monthly Recurring Rates and Charges for ATDP Eligible Service Components in effect at the time of discontinuance times the number of months remaining in the Attachment Term, (3) any unpaid Installation Charges which have not been waived. In addition, the Customer shall remain liable for charges incurred prior to the effective date of discontinuance.

6.4   AVAILABILITY

This Attachment is available only to Customers who:

(1)
order this Attachment only once, either by the Customer or any Affiliate of the Customer, which is any entity that controls, is controlled by or is under common control with the Customer.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Worldspan WK-42974V3	For AT&T Administrative Use Only
If this Attachment is not executed by the Customer by May 1, 2004, AT&T reserves the right to withdraw this Attachment.	Master Agreement No.
Attachment No.
Original Effective Date:
Amended Effective Date:

AT&T Service Order Attachment—Voice/Data Services

7.     RATES

•
The following rates apply in lieu of the corresponding rates set forth in the Service Guide and are stabilized for the Attachment Term.

  Ring Node Monthly and Installation Charges

  Table No. 7

	Per Ring Node				Ring Mileage Monthly Charge
Ring Capacity	Monthly Charge		Installation Charge		Fixed		Per Mile
OC3	$	[**]	$	[**]	$	[**]	$	[**]

  Service Channel Monthly and Installation Charges

  Table No. 7

Ring Capacity	Service Channel	USO C	Monthly Charge		Installation Charge
OC3	1.544 Mbps	RN4 XS	$	[**]	$	[**]
	45 Mbps	RN44 S	$	[**]	$	[**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

QuickLinks

MASTER AGREEMENT AT&T MA Reference No. Cover Page
GENERAL TERMS AND CONDITIONS
GENERAL TERMS AND CONDITIONS
AMENDMENT NO. 2 TO AT&T's ULTRAVAILABLE ® BUSINESS CONTINUITY SOLUTION SERVICE ORDER ATTACHMENT BETWEEN WORLDSPAN, L.P. AND AT&T CORP.
Local Switched Services—Terms and Conditions